UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Huntington Bancshares Incorporated

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2020

# Notice of Annual Meeting and Proxy Statement

Huntington

Purpose Drives Performance

Huntington’s approach to shareholder value creation

The best way to achieve our long-term financial goals and generate sustainable, through-the-cycle returns is to fulfill our purpose to make people’s lives better, help businesses thrive, and strengthen the communities we serve.

Our success is deeply interconnected with the success of the people and communities we serve.

Letter to Shareholders

March 12, 2020

Dear Fellow Shareholders:

We are pleased to invite you to the 2020 Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020, at 2:00 pm (local time) at our Easton Business Service Center in Columbus, Ohio. We will consider the matters described in the following Notice of Annual Meeting and Proxy Statement and review highlights of the past year.

We continued to focus on our strategic priorities in 2019: driving organic revenue growth, managing our expense growth to fund further investment, and advancing our digital and mobile technology strategy, while adhering to our aggregate moderate-to-low risk appetite. 2019 was another year of strong performance for Huntington, with record net income for the fifth consecutive year and annual positive operating leverage on an adjusted basis for the seventh consecutive year. In support of our business strategy, we further strengthened our board of directors with the election of three new members who bring additional expertise in risk management, consumer technology, and brand strategy to our well-rounded and effective board.

Your vote is important to us. Whether or not you plan to attend the annual meeting, we encourage you to read the Proxy Statement carefully. Please vote via internet, telephone, or mail to ensure that your shares are represented.

Thank you for your support of Huntington.

Best wishes,

Stephen D. Steinour
Chairman, President and CEO

David L. Porteous
Lead Director

Notice of 2020 Annual Meeting of Shareholders

Date and Time Wednesday, April 22, 2020, at 2:00 p.m. local time	Location* Huntington’s Easton Business Service Center, 7 Easton Oval, Columbus, Ohio 43219

Matters to be Voted Upon:

Proposal 1	Election of Directors	✓	FOR each director nominee ► Page 1
Proposal 2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	✓	FOR ► Page 40
Proposal 3	Advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement	✓	FOR ► Page 44
Other business that properly comes before the meeting

Information for Shareholders Who Plan to Attend the 2020 Annual Meeting of Shareholders

Our Easton Business Service Center, 7 Easton Oval, is located on the east side of Columbus near I-270 and Easton Way. There will be ample parking available as well as assistance (shuttle service and wheel chairs) with transportation from the parking lot to the building entrance.

Record Date: Huntington shareholders as of the close of business on February 18, 2020, will be entitled to vote at our annual meeting and at any adjournments or postponements of the meeting.

Your vote is important. Please submit your proxy as soon as possible via the internet, mail, or telephone. If your shares are held by a broker, it is important that you provide instructions to your broker so that your vote is counted on all matters.

For your convenience, we will offer an audio webcast of the meeting. To listen to the webcast, go to the Investor Relations section of www.huntington.com shortly before the meeting time and follow the instructions provided. Please note that you will not be able to vote your shares via the webcast.

By Order of the Board of Directors,

Lyndsey M. Sloan
Deputy General Counsel & Secretary
March 12, 2020
How to Vote Your Shares

Online
Registered holders – www.envisionreports.com/HBAN
Beneficial owners – www.proxyvote.com
By Phone
Call the phone number at the top of your proxy card
By Mail
Complete, sign, date and return your proxy card in the envelope provided
In Person
Attend our annual meeting and vote by ballot
Please note that you will not be able to vote your shares via the webcast.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2020. The proxy statement and annual report to stockholders are available at www.edocumentview.com/HBAN

*	As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.edocumentview.com/HBAN.

Proxy Statement Summary

We are providing this proxy statement in connection with the solicitation by the board of directors of Huntington Bancshares Incorporated, a Maryland corporation (“we”, “us”, “our”, the “company” or “Huntington”), of proxies to be voted at our 2020 annual meeting of shareholders to be held on April 22, 2020, and at any adjournment.

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

Who We Are

About Huntington

Huntington is a multi-state diversified regional bank holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through our subsidiaries, we provide full-service commercial, small business, consumer and mortgage banking services, payments, automobile financing, recreational vehicle and marine financing, equipment leasing, treasury management, capital markets, investment management, private banking, trust services, brokerage services, insurance programs, and other financial products and services.

The Huntington National Bank, organized in 1866, is our only bank subsidiary. The Huntington National Bank has a network of 868 branches including 12 private client group offices and 1,442 ATMs across seven Midwestern states. Select financial services and other activities are also conducted in various other states. International banking services are available through the headquarters office in Columbus, Ohio.

At December 31, 2019, Huntington had total consolidated assets of approximately $109 billion, total consolidated deposits of approximately $82 billion, and total consolidated shareholders’ equity of approximately $12 billion.

Our success is deeply interconnected with the success of the people and communities we serve. Thus, our business model is anchored in the concept of shared value. The best way to achieve our long-term financial goals is to fulfill our purpose of making lives better, helping businesses thrive and strengthening communities in a way that generates sustainable returns.

As a full-service banking provider, we rely on key inputs to create shareholder value, including innovation, financial capital, the talent and diversity of our colleagues, the relationship with our customers, and our culture of looking out for people.

vi       Huntington Bancshares Incorporated

Proxy Statement Summary

Huntington Bancshares Overview

Huntington is a $109 billion asset regional bank holding company headquartered in Columbus, Ohio.

Ohio	Michigan
Branches: 424	Branches: 277
Deposits: $51.9 billion	Deposits: $17.1 billion
Loans(1): $40.7 billion	Loans(1): $17.1 billion
Pennsylvania	Indiana
Branches: 45	Branches: 40
Deposits: $4.2 billion	Deposits: $3.8 billion
Loans(1): $7.2 billion	Loans(1): $5.7 billion
Illinois	West Virginia
Branches: 35	Branches: 25
Deposits: $2.5 billion	Deposits: $2.2 billion
Loans(1): $6.2 billion	Loans(1): $2.0 billion
Kentucky
Branches: 10
Deposits: $0.6 billion
Loans(1): $2.8 billion

Huntington’s top 10
deposit MSAs(2) represent
~80% of total deposits

Ranked #1
in deposit market share
in 14% of total footprint
MSAs and top 3 in 47%

Ranked #4
in US for percentage
of top 3 deposit share
company MSAs

Footprint Products
Consumer	Wealth Management
Business Banking	Trust
Commercial	Insurance
Private Banking
Extended Footprint Products
Asset Finance	Healthcare
Auto	National Settlements
Corporate Banking	RV and Marine
Food and Agriculture	Sponsor Finance
Franchise	Technology Finance

(1)	Funded and unfunded loan commitments;
(2)	MSA means Metropolitan Statistical Area delineated by the U.S. Office of Management and Budget.

2020 Proxy Statement     vii

Proxy Statement Summary

Our Strategy

Our values and purpose work together to guide how we develop our business strategy and achieve our goals.

Our Values Our purpose is enabled by our values:

A “can-do” attitude in which we enthusiastically work and succeed together;	A “service heart” capitalizing on our inclusive spirit to put ourselves in other’s shoes and help; and	A “forward thinking” approach and attitude that promotes innovation.

Our Goal

Our goal is to build sustainable long-term shareholder value:

●Consistent organic growth;
●Maintaining an aggregate moderate-to-low risk appetite;
●Minimizing earnings volatility through the cycle; and
●Disciplined capital management.
Our Purpose Our purpose is stated simply: ●To make people’s lives better; ●Help businesses thrive; and ●Strengthen the communities we serve.

Huntington has a well-defined business strategy that builds upon our sustainable, competitive advantages. Core Tenets of Huntington’s Strategy:
●Purpose-driven culture ●Welcome brand ●Exceptional customer experiences ●Optimal Customer Relationships	●Aggregate moderate-to-low risk appetite ●Distinguished products and services ●Organically grow core businesses ●Community leadership and involvement

Driven by our purpose and guided into action through our core values, we are focused on ensuring top-tier performance and creating long-term value for our stakeholders. At its heart, our strategy is differentiated through our relentless focus on customer experience, supported by a robust risk management culture and by a distinguished customer- and community-centric mindset. We believe this shared value approach to responsible growth, delivered by our inclusive and highly engaged colleagues, has allowed us to retain and develop deeper relationships with our customers, increase our customers, and reinvest in communities we serve.

viii     Huntington Bancshares Incorporated

Proxy Statement Summary

Strategic Initiatives/Objectives	Performance
Drive organic revenue growth	Record net income for the fifth year in a row
Managing expense growth	Positive operating leverage on an adjusted basis(1) for the seventh year in a row while investing in technology and businesses
Advancing digital and mobile	Ranked highest by J. D. Power in Customer Satisfaction with Online Banking and Mobile Banking Apps(2)

We developed our long-term strategic initiatives with the active engagement and oversight of our board of directors. We also continued to establish a solid Environmental, Social, and Governance (ESG) foundation with ESG commitments closely integrated into our core strategies and performance objectives.

Our shareholders, colleagues, customers, and communities all benefit from our strategies which we believe facilitate sustainable, long-term value creation.

2019 Business Highlights

Investing in Our Colleagues
Nationally ranked employer of choice	Launched a program enabling colleagues to obtain college degrees with pre-imbursement of tuition and on-site classes, and beginning in 2020, on-line classes
One of: Global 2000 - World’s Best Employers 2019, Forbes Best Employers for Women 2019, Forbes Best Employers for Diversity 2019, Forbes	Launched a new wellness platform enabling colleagues to track personal health goals and performance directly on their desk top or personal mobile device

Investing in Our Communities

#1 SBA lender #1 nationally for SBA 7(a) loan originations by volume for 2019 fiscal year #1 SBA lender #1 SBA 7(a) originator by volume within footprint states for eleventh consecutive year	Recently completed third year of $16.1 Billion five-year community development plan for low-to-moderate income neighborhoods

(1)	Non-GAAP, see Appendix A to this proxy statement for more information.
(2)	Huntington received the highest score in the J.D. Power 2019 US Online Banking and Banking Mobile App Satisfaction Studies of customers’ satisfaction with their financial institution’s online experience and mobile applications for banking account management. Visit jdpower.com/awards

2020 Proxy Statement       ix

Proxy Statement Summary

2019 Performance Highlights

Revenue (FTE)(1)	EPS	Return on Tangible Common Equity ROTCE(2)
$4,693	$1.27	16.9%
million

3% year-over-year	6% year-over-year	100 basis points year-over-year

●Average loans increased $2.7 billion, or 4%(2), year-over-year.
●Average core deposits increased $2.8 billion, or 4%(2), year-over-year.
●Efficiency ratio of 56.6%(2) improved 30 basis points from the prior year
●Net interest margin of 3.26%(2), down 7 basis points from the prior year
●Repurchased $441 million of common stock and increased cash dividend on common stock

(1)	Non-GAAP, see page 43 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(2)	Non-GAAP, see pages 39 and 40 of the company’s Form 10-K for the year ended December 31, 2019 for more information.

Awards and Recognitions

One of America’s Most Responsible Companies 2020 by Newsweek.
Received a 100 percent score on the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ-inclusive workplace policies, benefits, and practices - 2020, 2019, 2018, 2017, 2016, 2015 and 2014.
One of the Best Places to Work for LGBTQ Equality 2020, 2019, 2018, 2017, 2016, 2015, and 2014 by the Human Rights Campaign Foundation.
Ranked highest in Customer Satisfaction with Mobile Banking Apps in the 2019 U.S. Banking Mobile Apps Satisfaction Study by J.D. Power.*
Ranked highest in Customer Satisfaction with Online Banking in the 2019 U.S. Online Banking Satisfaction Study by J.D. Power.*
Ranked highest in Customer Satisfaction with Small Business Banking in the Midwest in the 2019 U.S. Small Business Satisfaction Study by J.D. Power.*
One of the Best Employers for New Grads 2019 by Forbes.
One of the Global 2000 - World’s Best Employers 2019 (second consecutive year) by Forbes.
One of the Best Employers for Women 2019 (second consecutive year) by Forbes.
One the Best Employers for Diversity 2020 (third consecutive year) by Forbes.
Great Place to Work Certified 2019.
One of the Best Places to Work for Disability Inclusion with a 100 percent score on the Disability Equality Index (DEI) - 2019, 2018, and 2017.
Recognized as one of the Best Employers: Excellence in Health & Well-Being by The National Business Group on Health - 2019.
A FORTUNE® 2019 Best Workplaces for Diversity**

*	For J.D. Power 2019 award information, visit jdpower.com/awards
**	From FORTUNE. © 2020 FORTUNE Media IP Limited All rights reserved. Used under license. FORTUNE® is a registered trademark of FORTUNE Media IP Limited and is used under license. FORTUNE and FORTUNE Media IP Limited are not affiliated with, and do not endorse products or services of, The Huntington National Bank.

x         Huntington Bancshares Incorporated

Proxy Statement Summary

Governance Highlights

Our Board’s Commitment to:

Corporate Governance

We have a deeply engrained risk management culture, including our board-defined aggregate moderate-to-low risk appetite.

Board level oversight of key risks:

●Enterprise Risk Management
●Technology, Cybersecurity, and Data Security
●Environmental, Social, & Governance (ESG) program
●Discontinuation of LIBOR and transition

Diversity & Inclusion Our nominees for director represent a well-rounded diversity of skills, knowledge, experience, and perspectives.

92% independent	5 years average tenure

38% gender & ethnic diversity	61 years average age

Our Shareholders

Increased cash dividends for the ninth consecutive year.

High level of alignment with shareholders as directors and colleagues collectively represent one of the top 10 largest shareholders.

Biannual shareholder outreach to owners of approximately 54% of our outstanding common stock, resulting in active corporate governance engagement discussions with owners holding an aggregate of greater than 40% of our oustanding common stock.

2020 Proxy Statement       xi

Proxy Statement Summary

Board Nominees

We have an engaged board of directors, representing a diverse group of skills, experience, backgrounds and attributes. All of our non-employee directors are independent. A brief list of the nominees for the 2020 annual meeting is set forth below.

Directors and Nominees	Age	Director Since	Committees
Lizabeth Ardisana CEO and principal owner, ASG Renaissance, LLC	68	2016	●Community Development Committee ●Risk Oversight Committee
Alanna Y. Cotton Former Senior Vice President and General Manager, Product Marketing, Samsung Electronics America, Inc.	47	2019	●Community Development Committee ●Technology Committee
Ann B. (Tanny) Crane President and CEO, Crane Group Company	63	2010	●Audit Committee ●Community Development Committee ●Executive Committee ●Nominating and Corporate Governance Committee
Robert S. Cubbin Retired President and CEO, Meadowbrook Insurance Group	62	2016	●Compensation Committee (Chair)
Steven G. Elliott Retired Senior Vice Chairman, BNY Mellon	73	2011	●Executive Committee ●Risk Oversight Committee (Chair)
Gina D. France Chief Executive Officer and President, France Strategic Partners LLC	61	2016	●Audit Committee
J. Michael Hochschwender President and CEO, The Smithers Group	59	2016	●Community Development Committee ●Compensation Committee
John C. (Chris) Inglis Distinguished Visiting Professor of Cyber Studies at the U.S. Naval Academy	65	2016	●Nominating and Corporate Governance Committee ●Technology Committee
Katherine M. A. (Allie) Kline Former Chief Marketing and Communications Officer, Verizon Media	48	2019	●Technology Committee
Richard W. Neu Retired Chairman, MCG Capital Corporation	64	2010	●Audit Committee (Chair) ●Executive Committee
Kenneth J. Phelan Senior Advisor, Oliver Wyman, Inc.	60	2019	●Risk Oversight Committee
David L. Porteous Attorney, McCurdy, Wotila & Porteous, P.C. and Lead Director, Huntington	67	2003	●Executive Committee (Chair) ●Nominating and Corporate Governance Committee (Chair) ●Risk Oversight Committee
Stephen D. Steinour Chairman, President and CEO, Huntington Bancshares Incorporated and The Huntington National Bank	61	2009	●Executive Committee

xii     Huntington Bancshares Incorporated

Proxy Statement Summary

Additions to the Board

Three board members were added in 2019. Since the 2019 Annual Meeting of Shareholders, the board of directors has appointed two new independent directors. In June the board appointed retired U.S. Department of the Treasury Chief Risk Officer Kenneth J. Phelan. In his role at the U.S. Department of the Treasury, he established the department’s Office of Risk Management to provide senior Treasury and other Administration officials with analysis of key risks, including credit, market, liquidity, operational, governance, and reputational risks across the department. He also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury Department charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Mr. Phelan is a highly regarded risk leader with unique, broad-based experience across the risk and credit spectrum at a variety of institutions including as chief risk officer for RBS Americas, Fannie Mae after it was placed in conservatorship, and Wachovia. Mr. Phelan will further strengthen the board’s risk oversight governance. In December, the board appointed Alanna Y. Cotton who has a track record of success leading and growing some of the most well-known and respected global businesses. Ms. Cotton formerly served as Senior Vice President and General Manager, Product Marketing, with Samsung Electronics America, Inc. and has significant consumer product and technology experience and related marketing expertise. Ms. Cotton brings to the board an extensive background in brand development, product marketing and innovation which will help our board to position Huntington for further advancement of Huntington’s digital and mobile technology strategy, a key area of investment for the company. Finally, Katherine M. A. (“Allie”) Kline, who was elected at the 2019 Annual Meeting of Shareholders, brings significant marketing and communication expertise to the board.

Board Key Facts - Nominees for 2020 Annual Meeting

Gender 38% Female	Average Tenure 5 Years

Diversity 15% Ethnicity

Average Age 61 Years	Independence 92% Independent

Average number of public boards (current, including Huntington): 2

2020 Proxy Statement   xiii

Proxy Statement Summary

Board Skills & Experience - Nominees for 2020 Annual Meeting

	Ardisana	Cotton	Crane	Cubbin	Elliott	France	Hochschwender	Inglis	Kline	Neu	Phelan	Porteous	Steinour
Audit / Financial Reporting
Client / Consumer Marketing, Branding & Communication
Technology / Cybersecurity
Compensation & Human Capital Management
Financial Services
Government, Public Policy & Regulatory
Risk Management
Legal
Strategic Planning / M&A
Public Company Executive
ESG (Environmental, Social, and Governance)
Payments

xiv   Huntington Bancshares Incorporated

Proxy Statement Summary

Shareholder Outreach and Engagement

In 2019 invitations were sent to investors collectively holding	We reach out to our investors twice each year
Greater than 50% of outstanding common stock …and calls have been held with investors holding Aggregate >35% of outstanding common stock	Seeking perspectives on governance topics such as
	●	board diversity and refreshment
	●	ESG disclosures
	●	any anticipated changes in voting guidelines
	●	executive compensation
	●	any other governance issues of interest to the investor

Executive Compensation Highlights

2019 Compensation Program

Target Compensation Mix
CEO	Other NEOs	Description
Base Salaries		Fixed component representing 25% or less of targeted direct compensation for NEOs

Annual Incentive Plan (Management Incentive Plan)	Annual incentive plan with overall performance at 82.3% of target on:
●Earnings per share (EPS) - target of $1.288
●Operating leverage - target of 0.1%
●Pre-Tax Pre-Provision (PTPP) growth - target of 4.1%
Amounts earned over target paid in RSUs

Long-Term Incentive Plan		Awards of long-term incentive grants comprised of:

●PSUs (55% for CEO, 50% for other NEOs)
●ROTCE and Relative TSR for the cycle ending December 31, 2019
●Relative and Absolute ROTCE for the cycle 2019 – 2021
●RSUs (20% for CEO, 25% for other NEOs)
●Stock Options (25%)

2020 Proxy Statement       xv

Proxy Statement Summary

Executive Compensation Best Practices

✓	Significant stock ownership (10X salary for CEO) and hold until retirement policies
✓	Significant emphasis on performance-based compensation, with majority of compensation dependent upon long-term performance
✓	Balanced portfolio of metrics that drive annual and long-term goals in a risk appropriate manner, including both relative and absolute metrics
✓	Annual cash incentive awards capped at 100% of target; any award above target is delivered as RSUs with a 3-year ratable vesting period
✓	All incentive compensation subject to Recoupment and Clawback Policy
✓	Performance Share Units comprise 50% or more of LTI grant value
✓	Independent compensation consultant
✓	Annual assessment of compensation programs
✓	Commitment to culture - performance reviews are based 50% on “what” and 50% on “how”
✓	Double-trigger change-in-control provisions
✓	No repricing of stock options without shareholder approval
✓	No excise tax gross-ups upon change in control
✓	No single-trigger vesting of equity awards upon change in control
✓	No hedging or pledging of Huntington securities by executives or directors
✓	No dividend or dividend equivalents paid on equity grants prior to vesting
✓	No incentive plans encourage excessive risk

Pay for Performance Alignment

Total CEO Compensation ($MM) vs. Tangible Book Value per Common Share(1)	Total CEO Compensation ($MM) vs. Earnings per Diluted Common Share

(1)	Non-GAAP, see pages 85 and 87 of the company’s Form 10-K for the year ended December 31, 2019 for more information.

xvi     Huntington Bancshares Incorporated

Environmental, Social, and Governance Strategy

Our Approach to ESG

At Huntington, we focus on the environmental, social, and governance (ESG) issues that are most important to our business and our stakeholders.

Because we believe “purpose drives performance,” our enterprise ESG commitment is closely integrated with our core performance objectives. Led by executive management, we have adopted a performance management framework that incorporates governance, strategy, and operations grounded in the considerations most material to our stakeholders. This framework ensures we formalize and standardize our approach to integrating ESG considerations into our board and executive management, business strategy, and business platforms.

ESG Program Objectives

To ensure that we focus our ESG strategic commitment on opportunities that are most important to our key stakeholders, Huntington completed a materiality assessment. Working with a third-party consultant, we started our process by considering key sustainability / ESG reporting frameworks, ratings, and rankings (including the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB)),and developed a broad list of topics. We then narrowed our focus to issues that are most relevant in the regional banking sector and to Huntington. The prioritization process included leaders representing nearly every function within the company. We also convened small-group focus sessions organized around each of our key stakeholders. We deliberately took an integrated approach to conducting our assessment by directly considering our risk management priorities, overall corporate strategy, and purpose. Our efforts focused on evaluating topics based on both their importance

2020 Proxy Statement   xvii

Environmental, Social, and Governance Strategy

to key stakeholders and to Huntington, and our ability to impact those topics. We recognize that each issue in our assessment is important, but the final results focus us on a relative prioritization of the most important issues. The assessment clearly defines Huntington’s most important stakeholder and business priorities*:

Most important to stakeholders and business priorities:

●Financial performance
●Corporate governance and transparency
●Enterprise risk management
●Customer service, satisfaction, and advocacy
●Diversity and inclusion
●Ethical practices and purpose-driven culture
●Data security and customer privacy
●Fair and responsible banking

*

Based on the materiality assessment to determine issues of greatest importance to Huntington’s stakeholders and importance to the business. In a few cases, the exact wording from the original assessment of certain topics has been adjusted to reflect the latest terminology being used in the company and industry.

ESG Performance Management Framework

Our ESG Program recognizes that sustainable business practices are crucial to our long-term success and shareholder value creation.

Long-Term Value Creation

To drive sustained shareholder value through economic cycles, we continue to build on several key advantages that differentiate us in our markets:

●Our talented, diverse colleague base that embodies our purpose and values;
●Our purpose-driven culture that looks out for people;
●Our “Welcome” brand promise that promotes inclusiveness in all that we do;
●Strong relationships with our customers and our ability to provide them with exceptional experiences;
●Our distinguished products and services driven by our innovative mindset;
●Our commitment to community involvement and leadership; and
●Our strong financial position, which allows us to continue to invest in our future.

Our ESG foundation and commitments are thoroughly integrated into our performance objectives and core business strategies. By facilitating sustainable, long-term value creation, we are looking out for our shareholders, colleagues, customers, and communities.

The framework organizes the ESG priorities into 3 broad categories:

ESG Performance Management Framework — prioritizing the ESG considerations most material to our stakeholders:

Governance. Strong corporate governance is essential to the long-term success of the company. Effective risk management is critical to profitability, stability and long-term growth. The concept of “everyone owns risk” is deeply embedded in our culture.

Social. Our social responsibility starts with our colleagues. Our colleagues are our most important asset and the key to fulfilling our mission to make people’s lives better, help businesses thrive, and strengthen the communities we serve. The concept of shared value extends to driving economically inclusive communities with products, services and investments that meet local needs.

Environment. Climate change is a serious issue that deserves a proactive response. We embrace responsible practices for energy conservation and environmental sustainability.

xviii   Huntington Bancshares Incorporated

Environmental, Social, and Governance Strategy

Governance Highlights

Our board of directors has established strong governance to enhance its effectiveness. Our compensation philosophy and programs for executives are balanced and risk appropriate, demonstrate long-term alignment with sustained performance and shareholder interests, and provide a competitive and effective program to attract, motivate, and retain the best talent.

All of our directors and nominees are independent, other than the chairman / chief executive officer.	38% of director nominees are female.	We require that executives own a significant amount of company stock and hold a significant portion of the net shares earned until retirement.

Our board of directors represents a well-rounded variety of skills, knowledge, experience and perspectives.	We have a strong independent lead director.	During 2019, our directors continued to be completely engaged with average director attendance for board and committee meetings of greater than 99%.

For details and additional discussion, see the Corporate Governance and Compensation of Executive Officers sections below.

Social Highlights - Our Colleagues are Key to Our Brand and Success

At Huntington, we strive to have highly engaged colleagues committed to looking out for each other and our customers. Our colleagues are our most important asset and the key to fulfilling our purpose to make people’s lives better, help businesses thrive and strengthen the communities we serve. We are focused on making the colleague experience better than ever. Our transformation has been underway for several years — it is being shaped by colleague feedback and focuses on three key areas:

Investing in Physical, Financial, and Personal Well-Being

●	We continue to make important investments in our colleagues.
●	We launched a wellness platform, powered by Virgin Pulse, to help colleagues focus on their overall wellbeing. Colleagues and household members can track their daily activities, including calories burned, steps, exercise, and sleep, to improve their wellbeing and earn health savings account dollars.
●	To promote continuous learning, we created Pathways, an on-line library enabling colleagues to take ownership of their career development with content to support learning and growth, maximize performance, and protect the company, based on their roles and interests.

2020 Proxy Statement     xix

Environmental, Social, and Governance Strategy

Empowering Professional Growth and Development

●	We are focused on engaging, developing, retaining, and attracting talented colleagues.
●	Working with local universities in Central Ohio, we established an innovative program to enable colleagues to earn college degrees with pre-imbursement of tuition and on-site classes. Beginning in 2020, on-line classes will be available to colleagues across our footprint. Students can complete college in five years while working full time, funded by Huntington.

Driving Inclusion Through a Diverse Workforce and Supplier Base

●	We continue to create a workplace that is welcoming, inclusive and respectful to all. Our world of diversity and inclusion extends beyond gender, race, ethnicity, age, and sexual orientation to include different thoughts, skills, experiences, and backgrounds.

We have taken deliberate steps to ensure our health, welfare, and retirement programs are competitive, cost-effective, and meet the needs of our diverse colleague base.	We created a new digital learning platform, Pathways, that is personal, engaging, and promotes a growth mindset and a culture of continuous learning.	We developed a program to recognize colleagues for advancing diversity and inclusion efforts and demonstrating how inclusive practices drive performance.

We established an innovative program to enable colleagues to earn college degrees with pre-imbursement of tuition and on-site classes.	We launched a wellness platform to help colleagues and family members focus on their overall wellbeing.	We are a signatory on the CEO Action for Diversity and Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

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Environmental, Social, and Governance Strategy

Social Highlights - Our Commitment to Our Community

Our $16.1 billion five-year community development plan made material progress in its third year focused on low-to-moderate income neighborhoods with goals for the following:

●	$6.6 billion in small business lending
●	$5.7 billion in single family mortgage lending
●	$3.7 billion in community growth and affordable housing-based lending

We conducted enterprise outreach and listening sessions with community development and non-profit local partners to understand unmet financial needs, which resulted in enhancements to our consumer, mortgage and small business products and services.

We continued to grow our small business lending program to boost economic development and support job growth.

Our colleagues dedicate volunteer time focused on financial wellness, neighborhood development and nonprofit organizations.

We conducted enterprise outreach and listening sessions with community development and non-profit local partners to understand unmet financial needs.	For the 11th year in a row we have been the largest originator, by volume, of Small Business Administration (SBA) 7(a) loans within our footprint states.

Our $16.1 billion five-year community development plan made material progress in its third year focused on low-to-moderate income neighborhoods with goals.	For the 2nd year in a row, we are #1 nationally for SBA 7(a) loan originations by volume.	Our highly energized colleagues volunteered over 31,500 hours with more than 1,100 organizations across our footprint.

2020 Proxy Statement     xxi

Environmental, Social, and Governance Strategy

Environmental Highlights - Our Commitment to Our Environment

Energy conservation and environmental sustainability efforts are a priority for Huntington, so we incorporate these principles into our day-to-day business decisions and activities and will continue to champion these efforts in the years to come.

●	We are an active participant in the Carbon Disclosure Project (CDP), a global initiative that allows us to track and submit data toward managing our environmental impact. Our CDP score was a “B” in 2019, which places us among best in class for our peer group.
●	We increased our investment in environmental sustainability-focused projects to over $17 million and implemented 274 projects including:
●	Solar array project (installation of rooftop solar panels) that resulted in a 30% solar tax credit
●	LED lighting and high efficiency HVAC projects that produced $289,000 in utility incentives across the footprint in 2019
●	We managed 703 active sites in the U.S. Environmental Protection Agency ENERGY-STAR program and achieved ENERGY STAR certifications for 60 of our 426 owned facilities in 2019.
●	We have replaced all Styrofoam and plastic serviceware with bio-degradable and compostable products across the Huntington footprint.
●	A dedicated renewable energy finance team provides comprehensive and customized solutions to the renewable and efficiency energy market for green technologies including energy conservation measures, renewable energy generation, and storage.

By 2021, all Huntington owned facilities will have LED only interior / exterior lighting with smart lighting controls.	We are an active participant in the Carbon Disclosure Project (CDP), a global initiative that allows us to track and submit data toward managing our environmental impact.	We support our customers’ and our collective impacts on the environment through energy products and services.

By 2022, Huntington is committed to achieving a 10% reduction in greenhouse gas emissions, water use, landfill waste, and paper printing.	We have replaced all Styrofoam and plastic serviceware with bio-degradable and compostable products across the Huntington footprint.	We increased our investment in environmental sustainability-focused projects to over $17 million and implemented 274 projects.

Our 2019 Environmental, Social, and Governance Report will be issued in the second quarter of 2020. Prior year reports are, and the 2019 Report will be, available to view or download at www.huntington.com.

xxii     Huntington Bancshares Incorporated

Corporate Governance and the Board

Proposal 1
Election of Directors

The board of directors proposes the election of thirteen directors at this annual meeting. Directors elected at the meeting will each serve a one-year term expiring at our 2021 annual meeting when their successors are duly elected and qualify.

Upon consultation with the Nominating and Corporate Governance Committee, the board of directors has set the number of directors at thirteen, effective at this annual meeting, and has nominated the following directors currently serving: Lizabeth Ardisana, Alanna Y. Cotton, Ann B. (Tanny) Crane, Robert S. Cubbin, Steven G. Elliott, Gina D. France, J. Michael Hochschwender, John C. (Chris) Inglis, Katherine M. A. (Allie) Kline, Richard W. Neu, Kenneth J. Phelan, David L. Porteous, and Stephen D. Steinour.

For additional information about the selection of director nominees, see Director Nomination and Board Evaluation.

All of our nominees are seasoned leaders. Collectively, they bring to our board an effective variety of skills, knowledge, experience, and perspectives. We also have a mix of newer and longer-term directors among the nominees.

Unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of each nominee. We have no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, in the event that any of these nominees should become unavailable, the board of directors may decrease the number of directors pursuant to the bylaws, or the board of directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

The board of directors recommends a vote FOR the election of each of the nominees for director.

2020 Proxy Statement         1

Corporate Governance and the Board

Overview

Our board of directors believes that strong corporate governance is critical to Huntington’s long-term success. The board regularly evaluates the size and composition of the board to ensure there is a well-rounded variety of skills, knowledge, background and experience represented, in alignment with our corporate strategy.

Board of Directors
●Independent Directors are a substantial majority
●Independent Lead Director with clearly defined authority and duties - active and engaged
●Independent Directors comprise key committees – audit, compensation, nominating and corporate governance, and risk oversight
●Robust stock ownership guidelines – directors and executives
●No material related party transactions with directors
●High level of engagement – average meeting attendance greater than 99% in 2019
●Rigorous board self-assessment process, including one-on-one discussions between the Lead Director and each director; periodic third-party engagement
●Gender diversity – 38% of 2020 nominees are female
●Mix of skills, knowledge, experience, and perspectives
●Nominating & Corporate Governance Committee reviews the composition of the board at least annually to assure that the appropriate knowledge, skills, and experience are represented
●Nominating & Corporate Governance Committee actively seeks candidates who possess varied gender, race, ethnicity, age, backgrounds, and other attributes
●Mix and range of ages and tenures
●Demonstrated commitment to board refreshment aligned with strategy and risks
●Key risks are overseen by board committees – enterprise-wide risk management and technology, including cybersecurity and data security
●Board oversight of ESG approach that prioritizes considerations most material to our stakeholders – shareholders, customers, colleagues, and communities
●Well-defined business strategy that builds upon our sustainable, competitive advantages
●Established aggregate moderate-to-low risk appetite for the enterprise
●Annual or more frequent review of succession plans for CEO and other members of executive leadership
●Onboarding and ongoing education and training for directors
●Direct access to management
●Regular executive sessions
●Retirement age of 72 - subject to waiver in special circumstances
●Board members are required to advise the Board in advance of accepting an invitation to serve on another public company board. The Nominating & Corporate Governance Committee reviews a board member’s availability to fulfill his or her responsibilities as a director if he or she serves on more than three other public company boards.
●Two financial experts serving on the Audit Committee
●No nominees for director serve on more than two other public company boards

2         Huntington Bancshares Incorporated

Corporate Governance and the Board

Executive Compensation
●Significant stock ownership and hold until retirement policies applicable to executive officers and colleagues receiving equity awards several reporting levels below reinforce alignment between shareholders and senior management (10X salary for CEO)
●Significant emphasis on performance-based compensation, with majority of compensation dependent upon long-term performance
●Balanced portfolio of metrics that drive annual and long-term goals in a risk appropriate manner, including both relative and absolute metrics
●Annual cash incentive awards – cash is capped at 100% of target; any award above target is delivered as RSUs with a 3-year ratable vesting period
●All incentive compensation subject to Recoupment and Clawback Policy
●Performance Share Units comprise 55% of total annual LTI grant value for CEO and 50% for other NEOs
●Independent compensation consultant provides expert guidance and support to the Compensation Committee
●Annual assessment of compensation programs against peers and best practices
●Commitment to culture - performance reviews are based 50% on what and 50% on how executives deliver
●Change-in-control provisions are double-trigger
●No repricing of stock options without shareholder approval
●No excise tax gross-ups upon change in control
●No single-trigger vesting of equity awards upon change in control
●No hedging or pledging of company securities by executives or directors
●No dividend or dividend equivalents paid on equity grants prior to vesting
●No incentive plans encourage excessive risk

Shareowner Matters
●Directors are elected annually with a majority vote standard (plurality carveout for contested elections)
●Biannual shareholder engagement to exchange viewpoints with our investors
●Shareholders may submit nominations for directors and proposals for business at annual meetings
●No classes of common stock with unequal voting rights
●No poison pill
●There are no material restrictions on shareholders’ right to call a special meeting (50%)
●No fee shifting bylaw provision
●One share, one vote policy
●No cumulative voting
●No exclusive forum bylaw provision

2020 Proxy Statement         3

Corporate Governance and the Board

Board Composition

Director Nomination and Board Evaluation

Our board of directors is committed to maintaining a well-rounded and effective board aligned with the company’s business strategy.

The board believes that one of its most important responsibilities is identifying, evaluating, and selecting candidates for the board. Board refreshment is viewed as a significant factor in overall board effectiveness and to assure alignment with our long-term strategy. At least annually the Nominating and Corporate Governance Committee assesses the size of the board and reviews the composition of the board to assure that the appropriate knowledge, skills, and experience are represented, in the Committee’s judgment. The board also believes that candid and thorough self-assessment is necessary to ensure that the board and board committees are productively and efficiently fulfilling their duties.

The board of directors is committed to board refreshment. Seven new independent directors have joined our board since the 2016 annual meeting, ensuring fresh perspectives. The board also believes it is critical to maintain a range of board member tenures to ensure sufficient experience for board leadership positions and to ensure continuity and institutional knowledge through economic cycles and business climates. The tenures of our current board members range from less than one year to 17 years (as of the date of this annual meeting).

0 to 5 years 6 to 10 years 11 to 17 years Average Tenure: 6 years

Selection of Director Nominees

The Nominating and Corporate Governance Committee thoroughly reviews the qualifications of potential director candidates and makes recommendations to the full board. Each of the director nominees meets the standards listed below. Diversity is a priority and the board, and the Nominating and Corporate Governance Committee actively seek candidates who possess varied gender, race, ethnicity, age, backgrounds, and other attributes. The board believes that board membership should reflect the diversity of the markets in which we do business. From time-to-time the Nominating and Corporate Governance Committee will identify additional selection criteria for board membership, taking into consideration the company’s business strategy, the business environment, and current board composition.

4         Huntington Bancshares Incorporated

Corporate Governance and the Board

Director Qualifications

Factors considered by the Committee and the board in their review of potential candidates include whether the candidate:

●has exhibited behavior that indicates he or she is committed to the highest ethical standards;
●has special skills, expertise, and background that would complement the attributes of the existing directors, taking into consideration the diverse businesses, communities, and geographies in which the company operates;
●has achieved prominence in his or her business, governmental, or professional activities, and has built the capacity that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make;
●will challenge management while working constructively as part of a team in an environment of trust; and
●will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Skills, Knowledge, Experience and Perspectives

Skills		Definitions
	Audit / Financial Reporting	Prior experience working in finance, accounting, and / or audit, internally or externally.
	Client / Consumer Marketing, Branding & Communication	Experience leveraging technology to improve the customer experience online and in-store and drive omni-channel experiential initiatives. Customer marketing and branding experience with digital mindset.
	Technology, Cybersecurity & Information Security	Expertise in cybersecurity and information technology systems and developments, either through academia or industry experience. Experience leading technology strategy for a large organization or experience managing security risks at a large organization.
	Compensation & Human Capital Management	Experience aligning compensation with strategy and performance, tying compensation to behaviors, and ensuring compensation plans do not encourage excessive risk taking. Experience developing a strong corporate culture and focusing on employee engagement. Experience in human capital management.
	Financial Services	Experience with financial market products and services.
	Government, Public Policy & Regulatory	Experience working closely with government officials at a local, state or federal level, developing or leading public policy, or working in the government. Experience with regulators and regulatory issues.
	Risk Management	Deep experience with enterprise risk management principles and concepts as well as experience managing risk at a large, complex organization.
	Legal	Significant experience as a lawyer at a firm, with the government, or as in-house counsel with a track record of assessing risk, implementing appropriate mitigation measures, and advising business clients.
	Strategic Planning / M&A	Experience leading complex mergers, acquisitions, or divestitures and direct involvement in the integration of people, systems, data, and operations.
	Public Company Executive	CEO or other senior executive (direct report to CEO) of a publicly traded company.
	ESG	Experience with Environmental, Social and Governance (ESG) practices, from a sustainability and / or reporting perspective, with a focus on leadership in modern board practices and corporate governance.
	Payments	Strong understanding of payment platforms, models, systems, and technology.

2020 Proxy Statement         5

Corporate Governance and the Board

Director Retirement Policy

Our bylaws provide that no person shall be nominated or elected a director of the company after having attained the age of 72 years, unless the board of directors, or the Nominating and Corporate Governance Committee, first determines that this age restriction shall not apply to a particular individual. We added this exception to the age limit in 2017 to enhance our ability to maintain a well-rounded board of directors with the appropriate skills, and to not unduly limit the service of highly qualified individuals. In accordance with the Corporate Governance Guidelines, any determination that the age restriction shall not be applicable to any person shall be made only after consideration of whether such person brings a specific expertise to the board; has valuable industry specific knowledge and experience; holds unique relationships with third parties, such as regulators; has capacity to devote time to special projects; has developed significant institutional knowledge; or possesses some other attributes or qualifications deemed essential by the board of directors, or the Nominating and Corporate Governance Committee. Any determination that the age restriction shall not apply shall be made not more than three times with respect to any one person.

Regular Self-Assessment

Each year, the Nominating and Corporate Governance Committee oversees the self-assessment process for the board and its committees. This self-assessment is a necessary process in ensuring that the board and its committees are best equipped to create value for the company’s shareholders. Although the specific method or methods of evaluation may vary, the process is designed to ensure that board members have the opportunity to speak openly and candidly. Periodically, the board will engage an experienced third party to facilitate the board’s self-assessment and assessments of individual directors.

In addition to participating in the annual self-assessment process, directors are encouraged to raise any topics related to board performance and effectiveness at any time with the lead director, the chair of the Nominating and Corporate Governance Committee, the chair of an applicable committee, the chairman of the board, or with the board, as appropriate. The lead director makes a point to engage one-on-one with each board member throughout the year.

The following sets forth the process for the board’s 2019 self-assessment:

Prior to the board’s and committees’ full evaluation, the lead director, who also serves as the chair of the Nominating and Corporate Governance Committee, held individual discussions with each director to obtain their candid feedback on board operations, functioning, and performance, among other topics.
Each committee conducted a self-assessment of its own operations and performance and on topics applicable to the committee. Committee self-assessments were facilitated by each committee’s chair.
Following the one-on-one discussions, the lead director provided a summary of those discussions to the independent directors during an executive session of the board.
The self-assessment process solicited the board’s and committees’ feedback in areas such as:
●board composition, dynamics, structure, and operations
●critical oversight responsibilities, including business strategy, risk management and governance, and succession planning
●relations with regulators

6         Huntington Bancshares Incorporated

Corporate Governance and the Board

●	executive performance and the working relationship with management
●	information presented to the board
●	director engagement
●	board training
●	expectations of the chairman, lead director, and committee chairs
●	building board strength and individual board member’s strengths
The board continued to place additional emphasis on outcomes. Following the completion of the self-assessment process, the board determined follow-up actions.
Any follow-up action items were implemented into action plans.
As a direct result of the 2019 self-assessment process the board:
●	refined agenda planning to assure more time for open discussion
●	streamlined board and committee materials to better facilitate oversight
●	further enhanced education and training opportunities
●	reinforced its commitment to keep the board refreshed, diverse, and aligned with strategy

Continual Director Education

Huntington provides robust onboarding for new directors and ongoing comprehensive education and training for all board members on key matters to foster board effectiveness. In addition, all board members are encouraged to participate in relevant external director education opportunities, including forums facilitating engagement with other public company directors. The board recognizes (i) the importance of fostering an atmosphere of continuous enhancement, long-term value creation, and strengthening shareholder confidence and (ii) that institutional investors and regulators expect directors at public companies to continually enhance their skills and remain abreast of company and industry matters.

Director onboarding involves a combination of written materials, oral presentations and meetings with members of the board and management. Among the topics covered during onboarding are company history, strategy, revenue streams, risks, safety and soundness, and corporate governance. In order to assist new directors in learning more about Huntington’s business, the onboarding process includes meetings with business segments, control, and support groups. This allows directors to better step into their oversight roles and begin making meaningful contributions to the board more quickly.

In-house educational sessions facilitated by management are provided to all directors throughout the year with a focus on topics specific to the company and the financial services industry. Continuing director education may be provided before, during or after board and committee meetings, and as standalone information sessions outside of meetings. Subjects covered include, among others:

●	Bank Secrecy Act (BSA) / Anti-Money Laundering (AML) issues;
●	Fair lending responsibilities;
●	Avoidance of UDAAP (Unfair, Deceptive, or Abusive Acts or Practices);
●	Information security and cyber risks, including tabletop exercises; and
●	Legal, regulatory and supervisory requirements and trends applicable to Huntington.

2020 Proxy Statement         7

Corporate Governance and the Board

Additional topics may be included as appropriate, related to complex products, services or lines of business that have the potential to significantly impact the company and other topics as identified by the board of directors or executive management from time-to-time. External experts and facilitators are also invited to attend board or committee meetings to discuss leading practices, or issues germane to Huntington, the financial services industry or public companies in general. Outside experts bring an array of experience and perspectives and foster dialogue among board members on relevant topics. The outside experts may also be invited to attend a board dinner the evening before the board meeting where they may engage informally with the directors.

Huntington periodically provides board members with external director education opportunities covering a range of issues facing the board to assist directors in staying abreast of the latest developments. These external education opportunities are offered at various times of the year by professional organizations, educational institutions, and regulators at various facilities and locations and cover a range of important issues facing directors of public companies. Insights gained from external continuing education programs are shared with the full board of directors. During 2019, eleven of the non-employee directors attended director education conferences or seminars, totaling approximately 295 hours of instruction.

Shareholder Nominations

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written notice to the Corporate Secretary at Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the Marketplace Rules of the Nasdaq Stock Market, and the class and number of shares of Huntington securities owned by the person. The Nominating and Corporate Governance Committee may require additional information to determine the qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of our securities owned by, the person or persons making the recommendation. There have been no material changes to the shareholder recommendation process since we last disclosed this item.

Nominees for Election

After consideration of the current composition of the board, the results of the annual self-assessment and the company’s strategic objectives and goals, the board proposes the election of 13 directors at the 2020 annual meeting. The nominees are 13 of the 15 directors currently serving. Kenneth J. Phelan and Alanna Y. Cotton joined the board since the 2019 annual meeting and have been nominated by the board for election by shareholders for the first time. Mr. Phelan was recommended to the board for consideration by an executive officer. Ms. Cotton was recommended to the board for consideration by a third-party consulting firm engaged to assist in selecting qualified candidates.

The Nominating and Corporate Governance Committee recommended, and the board approved a waiver of the age limit for Steven G. Elliott and proposes the reelection of Mr. Elliott at the 2020 Annual Meeting. The decision to waive the age limit for Mr. Elliott a second time was based on Mr. Elliott’s substantial financial services industry and risk management expertise as well as the institutional knowledge he has accumulated through oversight of the company’s risk management program as chair of the Risk Oversight Committee since 2011. As noted above under Director Retirement Policy, any waiver of the age limit shall be based on special circumstances and may not be made with respect to any one person more than three times.

8         Huntington Bancshares Incorporated

Corporate Governance and the Board

All of our nominees are seasoned leaders. We also have a mix of newer and longer-term directors among the nominees. The average tenure of our director nominees is 5 years (as of the 2020 annual meeting). The director nominees range in age from 47 to 73 years.

Gender & Ethnic Diversity	Average Tenure

Average Age	Independence

Collectively, our nominees for director embody a well-rounded variety of skills, knowledge, background, experience and perspectives. A graphic summary of the qualifications of our director nominees is presented below.

Audit / Financial Reporting	Client / Consumer Marketing, Branding and Communication	Technology, Cybersecurity & Information Security

Compensation & Human Capital Management	Financial Services	Government, Public Policy & Regulatory

Risk Management	Legal	Strategic Planning / M&A

Public Company Executive	ESG	Payments

2020 Proxy Statement         9

Corporate Governance and the Board

The following provides biographical information regarding each of the nominees, including the specific business experience, qualifications, attributes and skills that the directors considered, in addition to prior service on the board, when the board determined to nominate them.

Lizabeth Ardisana Director since: 2016 Age: 68 Committees: Community Development Committee Risk Oversight Committee Other Current Public Company Directorships: Clean Energy Fuels Corp.

●	Chief Executive Officer and the principal owner of the firm ASG Renaissance, LLC which she founded in 1987. ASG Renaissance is a technical and communication services firm. ASG Renaissance has more than 23 years of experience providing services to a wide range of clients in the automotive, environmental, defense, construction, healthcare, banking, and education sectors.
●	Chief executive officer of Performance Driven Workforce, LLC, a scheduling and staffing firm which was founded in 2015 and has since expanded into five states.
●	Hispanic and female business owner; an active business and civic leader in Michigan.
●	Held numerous leadership positions in a variety of non-profit organizations, Skillman Foundation, CS Mott Foundation, Kettering University, Metropolitan Affairs Coalition and Focus: Hope
●	Appointed by the governor of Michigan to the executive board of the Michigan Economic Development Corporation and chairs its finance committee.
●	Vice chair of the Wayne State University Physicians Group where she serves on the audit committee.
●	Holds a bachelor’s degree in Mathematics and Computer Science from the University of Texas, a master’s degree in Mechanical Engineering from the University of Michigan and a master’s degree in Business Administration from the University of Detroit.
●	Serves on the board of directors of Clean Energy Fuels Corp. Member of the board of directors of Citizens Republic Bancorp, Inc. from 2004 to 2013, and a member of the board of directors of FirstMerit Corporation from 2013 to 2016.
●	Brings significant leadership experience to the board.

Key Experience and Skills:
Audit / Financial Reporting
Client / Consumer Marketing, Branding & Communication
Compensation & Human Capital Management
Government, Public Policy & Regulatory
Risk Management
ESG

Alanna Y. Cotton Director since: 2019 Age: 47 Committees: Community Development Committee Technology Committee

●	Former Senior Vice President and general manager, product marketing, with Samsung Electronics America, Inc. Since 2018 she has overseen product commercialization and digital platform engagement for Samsung Electronics America, Inc. Served as Samsung’s vice president and general manager, mobile computing and wearables from 2017 – 2018 and as vice president, marketing (demand generation), tablets, wearables and PCs.
●	Served in various roles with Pepsico, Inc. from 2004 – 2014, including vice president, brands from 2013 – 2014. Began her career with Proctor & Gamble Company in 1996.
●	Holds a Master’s degree in business administration from Stanford University.
●	Has significant consumer product and technology experience and related marketing expertise with a consumer-centric focus.
●	Brings an extensive understanding of consumers (particularly millennials), their preferences, behaviors and usage patterns, in support of advancing Huntington’s digital and mobile technology strategy.

Key Experience and Skills:
Client / Consumer Marketing, Branding & Communication
Technology, Cybersecurity & Information Security
Compensation & Human Capital Management
Government, Public Policy & Regulatory
Strategic Planning / M&A

10       Huntington Bancshares Incorporated

Corporate Governance and the Board

Ann B. (Tanny) Crane Director since: 2010 Age: 63 Committees: Audit Committee Community Development Committee Executive Committee Nominating and Corporate Governance Committee

●	President and Chief Executive Officer, Crane Group Company. Since 2003, she has led Crane Group Company, a privately-held, diversified portfolio company comprised of businesses primarily serving the manufacturing and services markets, as well as managing investments in private equity firms, and real estate and bond portfolios. She joined the manufacturer, Crane Plastics Company, in 1987 as director of human resources, and became vice president of sales and marketing in 1993. She was named president in 1996.
●	Appointed as a director for the Federal Reserve Bank of Cleveland in 2003. After serving as a director for five years, she was named chair of the board and served in that capacity for two years.
●	Served on the board of directors for Wendy’s International from 2003 to 2007.
●	Widely recognized for her and her company’s philanthropy throughout Central Ohio.
●	An accomplished executive who is knowledgeable of the financial services industry and is deeply involved in community support and investment.
●	Because of her knowledge and experience, she has been selected to serve on the Audit Committee, the Community Development Committee, the Executive Committee and the Nominating and Corporate Governance Committee.

Key Experience and Skills:
Client / Consumer Marketing, Branding & Communication
Financial Services
Government, Public Policy & Regulatory
Strategic Planning / M&A

Robert S. Cubbin Director since: 2016 Age: 62 Committees: Compensation Committee (Chair) Other Current Public Company Directorships: Kelly Services, Inc.

●	Retired President and Chief Executive Officer of Meadowbrook Insurance Group. He retired in 2016 following a 30-year career with Meadowbrook Insurance Group during which he held various management positions. He joined the company as vice president and general counsel, primarily responsible for all legal and regulatory affairs. He was promoted to executive vice president in 1996 and then to president and chief operating officer in 1999, primarily responsible for all operational functions within the company. He became chief executive officer in 2001. While with Meadowbrook, he led the formation of the firm’s insurance company subsidiaries, their initial capital raising efforts and ultimately led the company’s initial public offering and registration of its stock on the NYSE. He managed all negotiations, due diligence, integration and regulatory matters relative to dozens of acquisitions over his career. He served as a director of Meadowbrook Insurance Group, Inc., including during the time-period during which Meadowbrook was a public company.
●	Served on the board of directors of Citizens Republic Bancorp, Inc. from 2008 to 2013 and on the board of directors of FirstMerit Corporation from 2013 to 2016.
●	Served as the chair of the audit committee at Citizens Republic Bancorp, Inc.
●	Served on the board of Kelly Services, Inc. since 2014, where he serves on the audit committee and as vice chair of the compensation committee.
●	Served as a board member, executive committee member, and chair of the finance and investment committee of Business Leaders for Michigan, a non-profit organization, comprised of the state’s senior executives of the state’s largest job providers, which is focused on driving business development and economic change in the State of Michigan.
●	A licensed attorney and member of the State Bar of Michigan.
●	A broadly experienced executive who brings many years of expertise and leadership to our board and the committees on which he serves.

Key Experience and Skills:
Audit / Financial Reporting
Compensation & Human Capital Management
Financial Services
Government, Public Policy & Regulatory
Risk Management
Legal
Strategic Planning / M&A
Public Company Executive

2020 Proxy Statement       11

Corporate Governance and the Board

Steven G. Elliott Director since: 2011 Age: 73 Committees: Executive Committee Risk Oversight Committee (Chair) Other Current Public Company Directorships: PPL Corporation

●	Retired Senior Vice Chairman, BNY Mellon. He began a 23-year career with BNY Mellon in 1987 as head of finance for Mellon Financial Corporation. He was named chief financial officer in 1990, vice chairman in 1992, and senior vice chairman in 1998. He also served as a director of Mellon Financial Corporation from 2001 until the merger with The Bank of New York in July 2007. He was then a director of BNY Mellon through July 2008. While at Mellon, he led a number of the company’s servicing businesses and was co-leader of the integration of The Bank of New York and Mellon Financial Corporation when they merged in 2007. He led strategic acquisitions, divestitures and restructurings, and he also held various business leadership roles in asset servicing, securities lending, foreign exchange, capital markets, global cash management, technology and institutional banking.
●	Served as chief financial officer of First Commerce Corporation, corporate controller of Crocker National Bank, senior vice president of Continental Illinois National Bank, and corporate controller of United California Bank.
●	A certified public accountant (inactive).
●	Has substantial public company director experience with Fortune 500 companies, currently serving on the board of PPL Corporation where he chairs the audit committee and serves on the executive and finance committees.
●	Served on the board of Alliance Bernstein, from 2011 to 2017, where he was lead director and chair of the audit committee and served on its executive and compensation committees.
●	As an experienced financial services executive with many years of experience as chief financial officer for large financial services organizations, he brings valuable insight and advice to our board and to his role as chairman of the board’s Risk Oversight Committee, where his experience contributes to building strong and effective risk management.

Key Experience and Skills:
Audit / Financial Reporting
Technology, Cybersecurity & Information Security
Compensation & Human Capital Management
Financial Services
Government, Public Policy & Regulatory
Risk Management
Strategic Planning / M&A
Public Company Executive
ESG
Payments

Gina D. France Director since: 2016 Age: 61 Committees: Audit Committee Other Current Public Company Directorships: Cedar Fair LP; CBIZ, Inc.

●	Chief Executive Officer and President of France Strategic Partners LLC, a strategy and transaction advisory firm serving corporate clients across the country.
●	Before founding France Strategic Partners LLC in 2003, served as a managing director of Ernst & Young LLP, where she led a national client-facing strategy group that worked exclusively with CEOs and their senior executive teams on corporate strategy, mergers and acquisitions, financial transactions and value-creation strategies.
●	Served as a strategic advisor to over 250 companies throughout the course of her career.
●	Has more than 35 years of strategy, investment banking and corporate finance experience.
●	Served as an investment banker with Lehman Brothers in New York and San Francisco.
●	Served as the international cash manager of Marathon Oil Company.
●	Served on several corporate boards including: Cedar Fair LP (audit committee chair and nominating and corporate governance committee); CBIZ, Inc. (nominating and governance committee); FirstMerit Corporation (nominating and governance committee chair and audit committee); Dawn Food Products, Inc. (audit committee chair) and Mack Industries. Was appointed a director of the BNY Mellon Family of Funds in 2019.
●	A trustee of Baldwin Wallace University and the Cleveland Modern Dance Association and was a founding board member and treasurer of In Counsel with Women.
●	Holds a bachelor of science in finance magna cum laude from Indiana University and a master of management in finance with the highest distinction from the J.L. Kellogg Graduate School of Management at Northwestern University.
●	Brings many years of finance, investment banking, financial reporting, risk oversight and corporate strategy experience to our board and the committees on which she serves.

Key Experience and Skills:
Audit / Financial Reporting
Financial Services
Government, Public Policy & Regulatory
Risk Management
Strategic Planning / M&A
ESG

12       Huntington Bancshares Incorporated

Corporate Governance and the Board

J. Michael Hochschwender Director since: 2016 Age: 59 Committees: Compensation Committee Community Development Committee

●	President and CEO of The Smithers Group, Inc., Akron, Ohio, a private group of companies that provides technology-based services to global clientele in a broad range of industries. Under his leadership since 1996, Smithers has experienced rapid growth, technological diversification and geographic expansion through an aggressive series of acquisitions as well as organic growth.
●	Served as a director of FirstMerit Corporation for ten years and as a member of the audit committee and compensation committee.
●	Has more than 20 years of corporate management and consulting experience.
●	Holds a master’s degree from the Wharton School of Business at the University of Pennsylvania and a bachelor’s degree from Tulane University.
●	Served five years in the U.S. Navy SEAL Teams, deploying to Southeast Asia and the Middle East.
●	Active in local health, civic and educational organizations, currently serving on the boards of Burton D. Morgan Foundation and The University of Akron Foundation.
●	Served on the boards of the Akron General Medical Center, the Greater Akron Chamber of Commerce, Ohio Foundation of Independent Colleges, Old Trail School, and The American Council of Independent Laboratories.
●	Elected a Trustee of Burton D. Morgan Foundation in 2012.
●	Brings substantial leadership and executive experience to the board of directors as well as business experience in the northeast Ohio market.

Key Experience and Skills:
Audit / Financial Reporting
Compensation & Human Capital Management
Strategic Planning / M&A

John C. (Chris) Inglis Director since: 2016 Age: 65 Committees: Nominating and Corporate Governance Committee Technology Committee Other Current Public Company Directorships: FedEx Inc.

●	Currently a Distinguished Visiting Professor of Cyber Studies at the U.S. Naval Academy.
●	Served for 28 years at the National Security Agency (NSA) as a computer scientist and operational manager, retiring in 2014 as the Agency’s deputy director and senior civilian leader. In this role, he acted as the NSA’s chief operating officer responsible for guiding and directing strategies, operations and policy.
●	Served for 30 years in the U.S. Air Force (9 years active, followed by 21 years in the reserve component), from which he retired as Brigadier General in 2006.
●	His military service included command at the squadron, group and joint force headquarters and he holds a Command Pilot rating.
●	Currently serving on the U.S. Cyber Solarium Commission, charged by the U.S. Congress with making recommendations for U.S. national cyber strategy.
●	Member of the U.S. Strategic Command’s Strategic Advisory Group and leads its Intelligence Panel.
●	Member of the U. S. Department of Defense Science Board, the U.S. Director of National Intelligence’s Strategic Advisory Group, the National Intelligence University’s Board of Visitors.
●	Managing director at Paladin Capital.
●	Serves as a director of FedEx Inc. and previously served as a director of KEYW Corp.
●	Served on, or co-chaired, three U.S. Department of Defense Science Board studies on cyber threat and strategy.
●	His leadership and his expertise in cybersecurity strengthen the governance of the board and the Technology Committee.

Key Experience and Skills:
Technology, Cybersecurity & Information Security
Compensation & Human Capital Management
Government, Public Policy & Regulatory
Risk Management
Strategic Planning / M&A

2020 Proxy Statement       13

Corporate Governance and the Board

Katherine M. A. (Allie) Kline Director since: 2019 Age: 48 Committees: Technology Committee Other Current Public Company Directorships: Pier 1 Imports, Inc. Waddell & Reed Financial, Inc.

●	Private Investor.
●	Founding principal of LEO DIX, a boutique services firm that helps CEOs, boards and c-suite executives drive growth during times of disruption, transition, transformation and turnarounds.
●	Served as Chief Marketing and Communications Officer for Oath, Inc., (now Verizon Media) the Verizon Communications, Inc. subsidiary consisting of 20+ distinctive digital brands reaching 1 billion consumers including AOL, HuffPost, MAKERS, TechCrunch, Tumblr, and Yahoo. She served in this role following Verizon’s acquisition of Yahoo from 2017 to July 2018, where she was responsible for all consumer and B2B marketing, external and internal communications, brand strategy and creative, and corporate citizenship and cause marketing. She also served as CEO of MAKERS, Oath’s prominent women’s media brand.
●	Held the position of chief marketing and communications officer for AOL from 2013 to 2017 prior to and following Verizon’s acquisition of AOL in 2015. From January 2013 until June 2015, she was the chief marketing officer of AOL Platforms (a division of AOL).
●	Held the position of chief marketing officer for 33across, a leading data and analytics company in the digital advertising space from 2011 to 2012. Held the position of vice president, marketing for Brand Affinity Technologies, a digital sports and celebrity endorsement marketing platform from 2008 to 2011.
●	Serves on the board of directors of Pier 1 Imports, Inc. where she is a member of the compensation committee and on the board of directors of Waddell & Reed Financial Inc. where she is a member of the nominating & governance committee.
●	A board member of the National Forest Foundation, serving on the development and marketing committee and grants committee since September 2018.
●	Founded and chaired the board of trustees of Oath’s Charitable Foundation, which is focused on improving the lives of women, girls, and underserved youth. Previously chaired the AOL Foundation, was a member of the executive committee for the Internet Advertising Board of Directors and served on the board of The Female Quotient.
●	Held digital media and marketing leadership positions with Launch Ideas, Unicast (acquired by Sizmek), InterVU (acquired by Akamai Technologies), and the Washington Wizards.
●	Renowned for her business, marketing, and communications expertise, including crisis readiness and management, she is a valuable member of our board of directors and the Technology Committee.

Key Experience and Skills:
Client / Consumer Marketing, Branding & Communication
Technology, Cybersecurity & Information Security
Compensation & Human Capital Management
Government, Public Policy & Regulatory
Strategic Planning / M&A
Public Company Executive
ESG

Richard W. Neu Director since: 2010 Age: 64 Committees: Audit Committee (Chair) Executive Committee Other Current Public Company Directorships: Tempur Sealy International, Inc. Oxford Square Capital Corp.

●	Retired Chairman of MCG Capital Corporation. He served as chairman of the board from 2009 to 2015, until its sale to PennantPark Floating Rate Capital Ltd. He also served as chief executive officer from October 2011 to November 2012. MCG was a Washington, D.C.-based publicly traded business development corporation providing financing to middle market companies throughout the United States. He first joined the MCG board in 2007, and served as a member of the audit, nominating and corporate governance, and the valuation and investment committees.
●	Served as executive vice president, chief financial officer, treasurer, and director for both Charter One Financial, Inc. and Charter One Bank from 1995 to 2004. He assumed this role following the merger of First Federal of Michigan and Charter One Financial, Inc. He joined First Federal of Michigan in 1985 as chief financial officer and was elected to the board of directors in 1992.
●	Serves on the board of Tempur Sealy International, Inc. since 2015 and is currently its lead director. He also serves on the Tempur Sealy compensation and audit committees.
●	Serves on the board of Oxford Square Capital Corp. since December 2016 and is currently chair of the Oxford Square Capital audit and nominating and corporate governance committees. He also serves on the Oxford Square Capital Corp. valuation and compensation committees.
●	Served on the board of the Dollar Thrifty Automotive Group from 2006 to 2012 until its sale to Hertz Corporation. He served as the lead director from December 2011 to November 2012 and served as chairman of the board from November 2010 to December 2011. He previously served as chairman of the audit committee and as a member of the corporate governance committee.
●	His professional experience includes seven years at a Big 4 public accounting firm, 20 years as a chief financial officer of a major regional bank holding company, and 14 years in a variety of public company board roles.
●	Possesses a comprehensive knowledge of our bank markets, as well as extensive knowledge of the banking industry. He has led numerous bank acquisitions and integrations.
●	His knowledge and diverse business experience, as well as financial acumen, make him a valued member of the board and chair of the board’s audit committee.

Key Experience and Skills:
Audit / Financial Reporting
Compensation & Human Capital Management
Financial Services
Government, Public Policy & Regulatory
Risk Management
Strategic Planning / M&A
Public Company Executive
ESG

14       Huntington Bancshares Incorporated

Corporate Governance and the Board

Kenneth J. Phelan Director since: 2019 Age: 60 Committees: Risk Oversight Committee

●	Senior Advisor, Oliver Wyman, Inc., global management consulting firm, since 2019.
●	Served as chief risk office for the U.S. Department of the Treasury from 2014 to 2019. In this role he established the department’s office of risk management to provide senior Treasury and other Administration officials with analysis of key risks, including credit, market, liquidity, operational, governance, and reputational risks across the department. He also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury Department charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk.
●	Served as chief risk officer for RBS Americas from 2011 to 2014.
●	Has a master’s degree in economics from Trinity College in Dublin, Ireland and a law degree from Villanova University.
●	Possesses broad risk oversight expertise as well as extensive knowledge of the banking industry.
●	His knowledge and experience strengthen the board’s governance and risk oversight and make him a key member of the board’s risk oversight committee.

Key Experience and Skills:
Technology, Cybersecurity & Information Security
Financial Services
Government, Public Policy & Regulatory
Risk Management
Legal
Strategic Planning / M&A
Public Company Executive

David L. Porteous Director since: 2003 Age: 67 Lead Director Committees: Executive Committee (Chair) Nominating and Corporate Governance Committee (Chair) Risk Oversight Committee

●	Attorney at McCurdy, Wotila & Porteous, P.C.
●	Practiced law for more than 40 years with a focus on business, corporate, and municipal law, and government relations.
●	Prior to joining McCurdy, Wotila & Porteous, P.C., in 2008 he managed his own law practice for more than 20 years.
●	A recognized authority on economic development and has served on the boards of directors of the Michigan Economic Development Corporation (MEDC), the Michigan Economic Growth Authority (MEGA), where he was chairman of the executive committee, the Michigan Strategic Fund, where he was chairman, and the Michigan Chamber of Commerce.
●	Former director of the Federal Home Loan Bank of Indianapolis where he also chaired the audit committee.
●	A member of the board of trustees of Michigan State University for more than eight years and was chairman of the board from 2003 to 2006 and was a member of its finance and audit committees. He is also on the board of the Michigan State University College of Law and serves on its executive committee.
●	Served as a director of Jackson National Life Insurance of New York from 2002 to 2016, where he has served as a member of the audit, risk and compensation committees.
●	Regularly lectures on corporate governance and was one of three finalists for the New York Stock Exchange 2015 Independent Lead Director of the Year award.
●	Has an extensive legal background and possesses valuable experience in corporate and finance related matters, as well as an extensive knowledge of Huntington’s markets. These attributes make him an effective lead director, member of the Risk Oversight Committee and chair of the Executive Committee and the Nominating and Corporate Governance Committee.

Key Experience and Skills:
Audit / Financial Reporting
Compensation & Human Capital Management
Financial Services
Government, Public Policy & Regulatory
Risk Management
Legal
Strategic Planning / M&A
ESG

2020 Proxy Statement       15

Corporate Governance and the Board

Stephen D. Steinour Director since: 2009 Age: 61 Committees: Executive Committee Other Current Public Company Directorships: Exelon Corporation (until 2020 annual meeting); L Brands, Inc.

●	Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated and The Huntington National Bank since January 2009. He joined Huntington from CrossHarbor Capital Partners in Boston, where he served as a managing partner.
●	Served in various executive roles for Citizens Financial Group in Providence, Rhode Island, from 1992 to 2008, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named president in 2005 and chief executive officer in 2007.
●	Serves on the Board of Directors of L Brands, Inc. and Exelon Corporation. His term on the Exelon Corporation board will end at the Exelon Corporation 2020 annual meeting of shareholders.
●	A Trustee of The Ohio State University Wexner Medical Center.
●	Member of The Columbus Partnership and serves on its Executive Committee, is vice chair of the Columbus Downtown Development Corporation, and is vice chair of the Ohio Business Roundtable, and member of the Bank Policy Institute.
●	Served on the Board of Trustees of Liberty Property Trust, is a former Trustee of the Eisenhower Fellowships and the National Constitution Center and past Chairman of the Greater Philadelphia Chamber of Commerce.
●	With more than 35 years of experience in all aspects of banking, he brings extensive leadership experience, as well as broad knowledge of the banking industry to the board and his role as chief executive officer.

Key Experience and Skills:
Audit / Financial Reporting
Client / Consumer Marketing, Branding & Communication
Technology, Cybersecurity & Information Security
Compensation & Human Capital Management
Financial Services
Government, Public Policy & Regulatory
Risk Management
Strategic Planning / M&A
Public Company Executive
ESG
Payments

16       Huntington Bancshares Incorporated

Corporate Governance and the Board

Directors Stepping Down

Two of our directors will be leaving the board at the annual meeting: Kathleen H. Ransier and Peter J. Kight. Each of these directors has brought substantial expertise and leadership to the board of directors and the committees on which each has served as a member or as chair.

Kathleen H. Ransier Director since: 2003 Age: 72 Committees: Community Development Committee (Chair) Compensation Committee

Kathleen H. Ransier has been a valued member of the board for 17 years and a passionate chair of the Community Development Committee. Under Ms. Ransier’s leadership, Huntington implemented a community development engagement strategy, actively partnering with national and local community groups and resulting in our transformative $16.1 billion five-year community development plan focusing on low-to-moderate income persons, neighborhoods and small businesses. During Ms. Ransier’s tenure, Huntington deepened its commitment to inclusion as a core value that applies to every aspect of our business. Ms. Ransier has brought analytical skills and a broad range of expertise in law and regulation to the board, the Community Development Committee and the Compensation Committee, as well as a firm devotion to community.

Ms. Ransier is a retired partner in the Columbus office of Vorys, Sater, Seymour and Pease LLP where she practiced with the corporate group through December 2012. She practiced law through her own private practice, Ransier & Ransier, for 26 years prior to joining Vorys, Sater, Seymour and Pease LLP in 2001. An attorney for almost 40 years, her practice included transactional, commercial real estate, business organization, non-profit, and business development. Ms. Ransier is very active in numerous professional, academic, cultural, social, community, economic development, and civic organizations. She has served on numerous boards for civic organizations, educational institutions and non-profits, including: The Ohio State University Alumni Association, the Greater Columbus Arts Council, and the Supreme Court of Ohio Commission on Professionalism.

Peter J. Kight Director since: 2012 Age: 63 Committees: Technology Committee (Chair) Compensation Committee Other Current Public Company Directorships: Blackbaud, Inc., Repay Holdings Corp., Bill.com

With 34 years of experience in electronic banking and payment systems, Peter J. Kight has provided keen insight and leadership as a member of the board since 2012 and as the chair of the Technology Committee. Mr. Kight was instrumental in the establishment of the dedicated Technology Committee in 2013, to assist the board in fulfilling its oversight responsibilities with respect to the vital role of technology and innovation strategies.

As founder, chairman and chief executive officer of CheckFree, he was an innovator in providing electronic funds transfer services to businesses and consumers, and in developing infrastructures to support new services that enable and simplify the electronic movement and management of personal and business finances. Under his leadership, CheckFree expanded its scope to multiple types of payments and processing infrastructures, leveraging business intelligence to detect and prevent fraud, electronic billing, reconciliation, and operational risk management capabilities — through internal development and nearly 30 acquisitions. Mr. Kight served as director and vice chairman of Fiserv, a leading provider of electronic commerce services and products, from 2007 to 2012, following Fiserv’s acquisition of CheckFree. More recently he has served as co-chairman and managing partner (January 2010 to April 2013) and as senior advisor (April 2013 to April 2015) with Comvest Partners, a private investment firm providing equity and debt capital to middle market companies across the United States, including financial services and technology companies, with over $1.2 billion in capital under management. He served on the boards of director for Akamai Technologies, Inc. from 2004 to 2012 and for Manhattan Associates, Inc. from 2007 to 2011. He currently serves on the boards of Blackbaud, Inc., Repay Holdings Corp. and Bill.com.

2020 Proxy Statement       17

Corporate Governance and the Board

Independence of Directors

Our board of directors and the Nominating and Corporate Governance Committee have reviewed and evaluated transactions and relationships with board members to determine the independence of each. The board of directors does not believe that any of its non-employee members has relationships with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as director. Further, the board and the Nominating and Corporate Governance Committee have determined that all of the board’s members and nominees, with the exclusion of the CEO, are “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. The directors determined to be independent under this definition are: Lizabeth Ardisana, Alanna Y. Cotton, Ann B. (Tanny) Crane, Robert S. Cubbin, Steven G. Elliott, Gina D. France, J. Michael Hochschwender, John C. (Chris) Inglis, Peter J. Kight, Katherine M. A. (Allie) Kline, Richard W. Neu, Kenneth J. Phelan, David L. Porteous, and Kathleen H. Ransier. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members.

In making the independence determinations for each of the directors, the board took into consideration the transactions disclosed in this proxy statement under “Review, Approval, or Ratification of Transactions with Related Persons” below. In addition, the board of directors considered that the directors and their family members are customers of our affiliated financial and lending institutions. Many of the directors have one or more transactions, relationships or arrangements where Huntington’s affiliated financial and lending institutions, in the ordinary course of business, act as depository of funds, lender or trustee, or provide similar services. Directors may also be affiliated with entities which are customers of our affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. The board also considered charitable donations to organizations in which directors have an interest and determined them to be immaterial.

Review, Approval, or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee of the board of directors oversees our Related Party Transactions Review Policy, referred to as the Policy. This written Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or existing since the beginning of the last fiscal year in which we were or will be a participant, involving an amount exceeding $120,000 and in which a director, nominee for director, executive officer or his or her immediate family member has or will have a direct or indirect material interest. The Policy requires our senior management and directors to notify the general counsel of any existing or potential “related party transactions.” Our general counsel reviews each reported transaction, arrangement or relationship that constitutes a “related party transaction” with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determines whether or not “related party transactions” are fair and reasonable for us. The Nominating and Corporate Governance Committee also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by our management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed to be approved under this Policy. Any of these loans that become subject to specific disclosure in our annual proxy statement are reviewed by the Nominating and Corporate Governance Committee at that time. The Nominating and Corporate Governance Committee would also consider and review any material transactions with a shareholder having beneficial ownership of more than 5% of Huntington’s voting securities in accordance with the Policy.

18       Huntington Bancshares Incorporated

Corporate Governance and the Board

Indebtedness of Management. Many of our directors and executive officers and their immediate family members are customers of our affiliated financial and lending institutions in the ordinary course of business. In addition, our directors and executive officers also may be affiliated with entities which are customers of our affiliated financial and lending institutions in the ordinary course of business. Loan transactions with directors, executive officers, and their immediate family members and affiliates have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers otherwise not affiliated with us. Such loans also have not involved more than the normal risk of collectability or presented other unfavorable features.

Certain Other Transactions. Paul McMahon, who is the son-in-law of director David L. Porteous, has been employed by The Huntington National Bank since 2006 and currently serves as a Commercial Portfolio Manager - Team Leader in the Commercial Banking Department. Mr. McMahon serves in a non-executive capacity four reporting levels below the Commercial Banking Director. He is one of approximately 16,000 employees and is compensated in accordance with the employment compensation practices and policies applicable to all employees with equivalent qualifications and responsibilities in similar positions. For 2019, Mr. McMahon received base salary and incentive compensation totaling approximately $183,000, as well as benefits generally available to all employees.

Board Structure and Responsibilities

The Board’s Leadership Structure

Our chief executive officer, Stephen D. Steinour, serves as chairman of the board. Director David L. Porteous has served as independent lead director since the board established the role in 2007. To ensure independent leadership, the board has determined that there will be a lead director appointed whenever the positions of chairman and chief executive officer are combined. Each year the board evaluates its leadership and its leadership structure in light of current and anticipated future circumstances and believes that having a combined chief executive officer and chairman along with a strong independent lead director provides an efficient and effective arrangement for Huntington. The board has also considered our leadership structure in light of the company’s size, the nature of its business, the regulatory framework in which it operates, and its peers and determined that the board’s leadership structure is appropriate for our company at this time.

Role of the Lead Director

The specific responsibilities of the lead director are clearly defined in our Corporate Governance Guidelines, and include:

●serving as liaison between the chairman of the board and the outside directors;
●consulting with the chairman of the board on information sent to the board;
●approving board meeting agendas;
●approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●presiding at all meetings of the board at which the chairman is not present, including executive sessions of the outside directors;
●having the authority to call meetings of the outside directors; and
●ensuring that he or she is available for consultation and direct communication with key stakeholders, where appropriate.

2020 Proxy Statement       19

Corporate Governance and the Board

Mr. Porteous performs these duties and provides leadership in numerous additional ways. He is available to the chief executive officer and frequently acts as a sounding board for a variety of matters. He meets regularly with Huntington’s regulators. Mr. Porteous promotes good governance and is a frequent speaker on governance matters with director forums, proxy advisory firms, and investors. He communicates regularly with each board member and engages each director in candid one-on-one discussion throughout the year and during the annual self-assessment process. He also fosters dialogue among the directors and between the board and management. Mr. Porteous takes an active role in outreach efforts with various constituents, including investors. He regularly engages with Huntington employees and acts as a liaison between employees and the board. The board believes that having an active and engaged independent lead director effectively complements and counterbalances the role of the combined chairman / chief executive officer.

Why Our Leadership Structure Works

The board of directors has determined that the current leadership structure of a combined CEO / chair and an independent lead director is in the best interest of the company and its shareholders.

●The CEO reports to Huntington’s full board of directors, which is independent and engaged, and holds regular executive sessions excluding the CEO.
●The strong lead director role established by the board in 2007 provides independent leadership that counterbalances the combined CEO / Chair role. The board has established well-developed authority and duties for the lead director position at Huntington which both offset and harmonize with those of the CEO. (The interaction of the two roles is reflected in the table below.)
●The board believes that Huntington has been well served by Mr. Steinour’s combined role as chair and CEO, which has allowed him to set the overall tone and direction for the company and have primary responsibility for managing Huntington’s operations. This also maintains consistency in the internal and external communication of our strategic and business priorities.
●The board evaluates its leadership structure every year.
●Additional factors contribute to the board’s comfort with Mr. Steinour serving in the combined roles of chairman and chief executive officer including our strong corporate governance practices, our board’s independence, the accountability of the chief executive officer to the board, regular executive sessions excluding the chairman and chief executive officer, and regular reporting by senior management to the board of directors as further described under “The Board’s Role in Risk Oversight” below.

The interaction of the roles of our chairman / chief executive officer and our independent lead director is reflected in the table below.

Areas of Responsibility	Chair / CEO Role	Lead Director Role
Full Board Meetings	●Has the authority to call meetings of the board of directors ●Chairs meetings of the board of directors and the annual meeting of shareholders
●Actively participates in board meetings
●Acts as intermediary — at times, the chair may refer to the lead director for guidance or to have an issue or matter taken up in executive session
●Provides leadership to the board of directors if circumstances arise in which the role of the chair may be, or may be perceived to be, in conflict with the board of directors
●Suggests calling full board meetings to the chair when appropriate

Executive Sessions	●Receives feedback from the executive sessions	●Has the authority to call meetings of the outside directors ●Sets the agenda for and leads executive sessions of the outside directors ●Briefs the CEO on issues arising out of the executive sessions

20       Huntington Bancshares Incorporated

Corporate Governance and the Board

Areas of Responsibility	Chair / CEO Role	Lead Director Role
Board Agendas and Information
●Takes primary responsibility for shaping board agendas, consulting with the lead director to ensure that board agendas and information provide the board with what is needed to fulfill its primary responsibilities

●Collaborates with the chair to shape the board agenda and board information so that adequate time is provided for discussion of issues and so that appropriate information is made available to directors
●Solicits agenda items from members of the board

Board Communications	●Communicates with the directors on key issues and concerns outside of board meetings ●Takes responsibility for new director orientation and continuing education for the board of directors
●Facilitates discussion among the outside directors on issues and concerns outside of board meetings
●Serves as a non-exclusive conduit for the views, concerns, and issues of the outside directors to the chair
●Coordinates with the chair on director orientation and continuing education

Committee Meetings	●Member of the Executive Committee and attends such other committee meetings (excluding executive sessions) as the chair shall so choose
●Participates on such committees (including executive sessions) to which he or she is elected and is ex-officio member of all other committees
●Chairs the Nominating and Corporate Governance Committee which recommends the membership of various board committees as well as selection of committee chairs, focusing on board refreshment and committee chair successors

External and Other Stakeholders	●Represents the organization to, and interacts with, external stakeholders, including investors, customers, employees, and others
●Available to participate in meetings with key institutional investors as appropriate
●Makes periodic independent visits to business regions, meeting with employees and customers
●Regularly meets independently with regulators
●Has authority to engage advisors and consultants who report directly to the board of directors on board issues

Board Meetings and Committee Information

The board of directors held a total of 12 regular and special meetings in 2019. We believe that regular attendance at meetings and active and engaged participation is of utmost importance, and we expect our directors to attend the annual shareholders’ meetings and all regularly scheduled board and committee meetings. During 2019 each director attended at least 96% of the meetings of the full board of directors and the committees on which he or she served. All directors then serving attended the 2019 annual meeting of shareholders.

During 2019 each director attended at least 96% of the 67 board and committee meetings, including special meetings.	All directors attended the 2019 annual meeting of shareholders.

2020 Proxy Statement       21

Corporate Governance and the Board

Our board currently has seven standing committees: Audit, Community Development, Compensation, Executive, Nominating and Corporate Governance, Risk Oversight and Technology. As needed or determined appropriate, the board of directors may establish an ad hoc committee.

As further discussed under “Independence of Directors”, above, the board of directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees, as well as the Community Development, Risk Oversight and Technology Committees, is independent as the term is defined in the Nasdaq Stock Market Marketplace Rules.

All board members have access to all committee reports and materials. In addition, all board members are welcome to attend any meetings of the standing committees. Each standing committee has a separate written charter. Current copies of the committee charters are posted on the Investor Relations pages of our website at www.huntington.com. Information about the board’s standing committees, including the committee members and a brief review of each committee’s responsibilities, is set forth below.

2019 Committee Assignments

Committee Members	Audit Committee	Community Development Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee	Risk Oversight Committee	Technology Committee
Lizabeth Ardisana
Alanna Y. Cotton
Ann B. (Tanny) Crane
Robert S. Cubbin
Steven G. Elliott
Gina D. France
J. Michael Hochschwender
John C. (Chris) Inglis
Peter J. Kight
Katherine M.A. (Allie) Kline
Richard W. Neu
Kenneth J. Phelan
David L. Porteous
Kathleen H. Ransier
Stephen D. Steinour
Number of Meetings Held During 2019	17	4	5	1	7	16	4

Member	Chair

22     Huntington Bancshares Incorporated

Corporate Governance and the Board

Audit Committee Members: Richard W. Neu (Chair) Ann B. (Tanny) Crane Gina D. France Meetings Held in 2019: 17 (includes 4 held jointly with the Risk Oversight Committee)

The Audit Committee’s duties and responsibilities are to:

●oversee the integrity of the consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and internal control over financial reporting;
●oversee the internal audit division; the independent registered public accounting firm’s qualifications, performance and independence; and
●oversee compliance with our Financial Code of Ethics for the chief executive officer and senior financial officers; compliance with corporate securities trading policies; compliance with legal and regulatory requirements applicable to the company’s financial statements; and financial risk exposures.

While the Audit Committee has the duties and responsibilities described above and as set forth in its charter, our management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon.

The Audit Committee periodically meets in joint session with the Risk Oversight Committee to cover matters relevant to both, such as the capital plan and the construct and appropriateness of the allowance for credit losses, which is reviewed quarterly.

All of the committee members are financially literate, and the board of directors has determined that each of Richard W. Neu, chair of the Audit Committee, and Gina D. France qualifies as an “audit committee financial expert” as the term is defined in the rules of the Securities and Exchange Commission (SEC). This designation does not impose any duties, obligations or liabilities on them that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. Each member of the Audit Committee qualifies as an “independent director” as the term is defined in the Nasdaq Stock Market Marketplace Rules.

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Corporate Governance and the Board

Report of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the integrity of Huntington’s consolidated financial statements. In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019 with Huntington management and with Huntington’s independent registered public accounting firm, PricewaterhouseCoopers LLP. This discussion included the selection, application and disclosure of critical accounting policies, as well as the firm’s views on fraud risks and how it demonstrates its independence and skepticism. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP its judgment as to the quality, not just the acceptability, of Huntington’s accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the PCAOB in Rule 3526 regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from Huntington. Based on this review and discussion, and a review of the services provided by PricewaterhouseCoopers LLP during 2019, the Audit Committee believes that the services provided by PricewaterhouseCoopers LLP in 2019 are compatible with, and do not impair, PricewaterhouseCoopers LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2019 which was filed with the SEC on February 14, 2020.

Submitted by the Audit Committee
Richard W. Neu, Chair
Ann B. (Tanny) Crane
Gina D. France

24       Huntington Bancshares Incorporated

Corporate Governance and the Board

Community Development Committee Members: Kathleen H. Ransier (Chair) Lizabeth Ardisana Ann B. (Tanny) Crane J. Michael Hochschwender Meetings Held in 2019: 4

The purpose of the Community Development Committee is to promote Huntington’s mission of local involvement and leadership in the communities where Huntington is located and where its employees work. The Committee considers matters relating to community development and involvement, philanthropy, government affairs, fair and responsible lending, and inclusion.

The Committee’s duties and responsibilities are to:

●provide primary oversight of the company’s commitments to the Community Reinvestment Act (CRA), including review of the CRA program, internal and external examination reports, and related internal reports provided by management;
●provide primary oversight of the company’s performance against the Community Plan, provide board member representation on the National Community Advisory Council, and review of other relationships with external constituencies concerning community activities, including investors, regulators, elected officials, non-profits and community leaders;
●provide primary oversight of the company’s commitment to diversity and inclusion, including review of the company’s employee-related programs such as the affinity networks and other broad-based employee development programs that may impact the company’s reputation for social responsibility, as well as review of programs to drive economic inclusion in our supply chains; and
●review the company’s compliance with fair lending and Unfair, Deceptive, or Abusive Acts and Practices (UDAAP) standards, including monitoring procedures and programs.

Compensation Committee Members: Robert S. Cubbin (Chair) J. Michael Hochschwender Peter J. Kight Kathleen H. Ransier Meetings Held in 2019: 5

The Compensation Committee fulfills the duties and responsibilities of the board as it relates to executive and director compensation matters.

The Committee’s duties and responsibilities are to:

●oversee the compensation of executive officers and directors;
●review and approve the company’s executive compensation philosophy to “Pay for Performance” that creates long-term shareholder value, and compensation plans and programs in light of the company’s strategic goals and objectives, competitive practices, and best practices;
●review and evaluate the company’s compensation policies and practices and the relationship among risk, risk management, and compensation; and
●assist the board in overseeing the development, implementation, and effectiveness of the company’s strategies and policies regarding its human capital management function, including management succession, and talent management.

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Corporate Governance and the Board

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities. This includes authority to select, retain, oversee, terminate, and approve fees and other retention terms of advisors, including legal counsel and other advisors. The Compensation Committee also works with other board committees and with senior management in fulfilling its responsibilities.

Independent Compensation Consultant

The Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent consulting firm, to provide advisory services related to executive and director compensation. The individual consultant managing the relationship with Huntington (the compensation consultant) reports directly to the Compensation Committee and is evaluated by the Compensation Committee on an annual basis.

The compensation consultant is available as needed for expert guidance and support, provides updates on emerging trends and best practices, and regularly attends meetings of the Compensation Committee. Services provided by the compensation consultant during 2019 included reviewing our selected peer group, benchmarking compensation and performance, and establishing total compensation guidelines, including targets for short and long-term incentive plans, and modeling payouts under various performance scenarios. During 2019 the compensation consultant did not provide any services other than advice and recommendations related to executive and director compensation.

The Compensation Committee has received representations from the compensation consultant with respect to independence, including with respect to: the fees received by the consulting firm from Huntington as a percentage of total revenue of the consulting firm; the policies or procedures maintained by the consulting firm designed to prevent a conflict of interest; any business or personal relationship between the compensation consultant and any Compensation Committee member; any business or personal relationship between the compensation consultant and executive officers of Huntington; and any Huntington stock owned by the compensation consultant. Based on review of these representations and the services provided by the compensation consultant, the Compensation Committee has determined that the compensation consultant is independent and that the consultant’s work has not created any conflicts of interest.

Procedures for Determining Executive Compensation

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the chief executive officer, Human Resources, Finance, and Risk Management colleagues and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. In particular, the Compensation Committee will seek input from the chief executive officer on matters relating to strategic objectives, company performance goals, and input on his assessment of the other executive officers. The chief human resources officer and representatives of Human Resources work with the chair of the Compensation Committee to ensure he or she has the background, information, and data needed to facilitate meetings. The Committee also receives updates from the chief financial officer and other members of executive management throughout the year as appropriate.

The Compensation Committee meets with representatives of the Audit Committee and Risk Oversight Committee as appropriate in making determinations. The Audit Committee chair is consulted when the Compensation Committee certifies company performance against the established incentive plan performance goals.

26       Huntington Bancshares Incorporated

Corporate Governance and the Board

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, or in accordance with the terms of a particular compensation plan, to a management committee. The Compensation Committee delegates some responsibilities to management to assist in development of design considerations, with permission to work with the Committee’s compensation consultant to develop proposals for the Committee’s consideration. The Compensation Committee may not, however, delegate the determination of compensation for executive officers to management. From time to time, the Compensation Committee may obtain the approval of the board of directors with respect to certain executive and director compensation matters.

The Compensation Committee takes risk into account when determining compensation and supports an executive compensation philosophy that balances risk and reward with a mix of base pay, short-term incentives, and long-term incentives, with greater emphasis on long-term incentives. The Compensation Committee’s role in the oversight of incentive compensation risk is discussed under “The Board’s Role in Risk Oversight” below.

Compensation Committee Interlocks and Insider Participation. We have no compensation committee interlocks. In addition, no member of the Compensation Committee has served as one of our officers or employees.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Huntington’s proxy statement for its 2020 annual meeting of shareholders.

Submitted by the Compensation Committee
Robert S. Cubbin, Chair
Peter J. Kight
J. Michael Hochschwender
Kathleen H. Ransier

Executive Committee Members: David L. Porteous (Chair) Ann B. (Tanny) Crane Steven G. Elliott Richard W. Neu Stephen D. Steinour Meetings Held in 2019: 1

The Executive Committee’s purpose is to provide an efficient means of considering matters that arise between regularly scheduled meetings of the full board of directors. Matters that might be considered by the Executive Committee are such that either require prompt attention or are deemed appropriate by the Executive Committee to consider on behalf of the full board of directors. Meetings of this Committee may be called by the chief executive officer (who is a member of the Committee) or the Committee chairperson. The Executive Committee shall have and may exercise all of the powers and authority of the board of directors as may be permitted by law, and the charter and bylaws of the company. All actions of and powers conferred by the Executive Committee are deemed to be done and conferred under the authority of the board of directors.

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Corporate Governance and the Board

Nominating and Corporate Governance Committee Members: David L. Porteous (Chair) Ann B. (Tanny) Crane John C. (Chris) Inglis Meetings Held in 2019: 7

The Nominating and Corporate Governance Committee’s primary responsibilities are to:

●oversee the composition of the board of directors to assure that the appropriate knowledge, skills, and experience are represented;
●oversee corporate governance to ensure effective functioning of the board, including the maintenance of Corporate Governance Guidelines and governance practices;
●oversee the company’s commitment to environmental, social and governance (ESG) issues and oversee the company’s ESG practices and activities;
●discuss with the board of directors standards to be applied in making determinations as to the independence of directors;
●review the effectiveness of the board of directors, including but not limited to, considering the size and desired skills of the board of directors and the performance of individual directors as well as collective performance of the board of directors;
●review and approve related party transactions; and
●oversee the company’s efforts to effectively communicate with shareholders, including shareholder outreach, matters relating to the company’s proxy filing and other governance issues and efforts throughout the year.

Risk Oversight Committee Members: Steven G. Elliott (Chair) Lizabeth Ardisana Kenneth J. Phelan David L. Porteous Meetings Held in 2019: 16 (includes 4 held jointly with the Audit Committee)

The Risk Oversight Committee’s duties and responsibilities are to:

●assist the board of directors in overseeing Huntington’s enterprise-wide risk management function consistent with its strategy and risk appetite, including oversight of its policies, and risk control infrastructure for compliance risk, credit risk, operational risk, interest rate risk, liquidity risk, market risk, reputation risk and strategic risk;
●oversee our capital management and planning process; and
●ensure that the amount and quality of capital are adequate in relation to expected and unexpected risks and that our capital levels exceed “well-capitalized” requirements.

The Risk Oversight Committee periodically meets in joint session with the Audit Committee to cover matters relevant to both, such as the capital plan and the construct and appropriateness of the allowance for credit losses, which is reviewed quarterly.

Additional detail about the role and responsibilities of this Committee is set forth under “The Board’s Role in Risk Oversight” below.

28       Huntington Bancshares Incorporated

Corporate Governance and the Board

Technology Committee Members: Peter J. Kight (Chair) John C. (Chris) Inglis Katherine M. A. (Allie) Kline Meetings Held in 2019: 4

The purpose of the Technology Committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to all technology, information and cyber security, and third-party risk management strategies and plans.

The Technology Committee’s duties and responsibilities are to:

●oversee management’s performance of technology plans, functions, and significant investments;
●provide oversight of management’s plans and activities relevant to technology innovation;
●oversee the company’s information and cyber security program and plans;
●oversee the company’s third-party risk management program; and
●review and provide oversight of the company’s technology resiliency planning and preparedness.

The Board’s Role in Risk Oversight

The board of directors has established an aggregate moderate-to-low risk appetite and requires risks to be managed through a comprehensive, coordinated, and effective governance and management structure.

We rely on comprehensive risk management processes to identify, measure, monitor, control and report risks, and to aggregate risks across the enterprise. This system enables the board to establish a mutual understanding with management of the effectiveness of the company’s risk management practices and capabilities, to review the company’s risk exposure, and to elevate certain key risks for discussion at the board level.

Our Risk Governance and Risk Appetite Framework (the Framework) serves as the foundation for consistent and effective risk management. It outlines the seven types of risk that the company faces: compliance risk; credit risk; operational risk; liquidity risk; market risk; reputation risk; and strategic risk. It describes components of our risk management approach, including our risk appetite and risk management processes, with a focus on the role of all colleagues in managing risk. The Framework also defines the aggregate risk levels and types of risk our board and management believe appropriate to achieve the company’s strategic objectives and business plans.

While the board has three board committees that primarily oversee implementation of this desired risk appetite and the monitoring of our risk profile -- the Risk Oversight Committee, Audit Committee and the Technology Committee -- the full board is engaged in discussing all risks. All standing board committees report their deliberations and actions at each full board meeting. Noteworthy issues from each committee agenda are called to the attention of the full board in advance. In addition, all directors have access to information provided to each committee, and all scheduled committee meetings are open to all directors. The directors regularly communicate directly with members of senior management, and the board and committees regularly meet in executive session without management present.

All members of the board of directors are also members of The Huntington National Bank’s board of directors, and each committee of the board also functions as the committee of The Huntington National Bank’s board.

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Corporate Governance and the Board

The role of each of the board committees is further described under “Board Meetings and Committee Information.”

Board of Directors

●Direct oversight on risks related to company strategy and leadership. Our aggregate moderate-to-low risk appetite is an integral part of our strategy and strategic planning process.
●Meets frequently with senior management and is devoted to review of strategic priorities.
●The CEO reserves time at the beginning of every board meeting to discuss priorities and initiatives.
●Periodically, special board sessions are held to discuss and analyze specific possible risk scenarios, such as cybersecurity incidents.
●Oversees succession planning for the positions of the CEO and other members of the executive leadership team. As selecting and appointing qualified executive leadership for the company is a priority for the board of directors, succession planning is discussed frequently. At least annually, the CEO and the chief human resources officer review with the board the succession plans in place for executive leadership. Management also maintains succession plans for the positions reporting to the executive leadership team.

Risk Oversight Committee

●Assists the board of directors in overseeing the company’s enterprise-wide risk management function consistent with its strategy and risk appetite, including:
●oversight of its policies, and risk control infrastructure for compliance risk, credit risk, operational risk, interest rate risk, liquidity risk, market risk, reputation risk, and strategic risk;
●management’s establishment and operation of the Framework, including review and approval of the Framework and of the company’s risk appetite metrics;
●the risk management organization including the chief risk officer and risk management budget;
●approval and monitoring of the company’s capital position and plan supporting our overall aggregate moderate-to-low risk profile;
●the risk governance structure;
●compliance with applicable laws and regulations; and
●determining adherence to the board’s stated risk appetite.
●Oversees our capital management and planning process, and ensures that the amount and quality of capital are adequate in relation to expected and unexpected risks and that our capital levels exceed “well-capitalized” requirements.
●Regularly receives reports directly from the chief risk officer.
Audit Committee

●Assists the board in overseeing the integrity of the consolidated financial statements, including:
●policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and internal control over financial reporting; the internal audit department and the independent registered public accounting firm’s qualifications and independence;
●compliance with our Financial Code of Ethics for the chief executive officer and senior financial officers;
●compliance with corporate securities trading policies;
●compliance with legal and regulatory requirements applicable to the company’s financial statements; and
●financial risk exposures.
●The chief internal auditor reports directly to the Audit Committee.

A number of overlapping topics are overseen by more than one committee. On a regular basis, the Risk Oversight and Audit Committees meet in joint session to cover matters relevant to both. Matters overseen by both committees include reviews of annual and quarterly reports, capital planning and conduct risk. The Risk Oversight Committee and the Audit Committee routinely hold executive sessions with our key officers engaged in both accounting and risk management. In addition, while the Technology Committee has primary oversight over cyber risk, this topic is also discussed periodically in joint session with the Risk Oversight Committee.

30       Huntington Bancshares Incorporated

Corporate Governance and the Board

Compensation Committee

●Through the Compensation Committee, the board of directors seeks to ensure that compensation plans are designed and administered to drive sustainable, long-term results in an effective and ethical manner, with a commitment to “Do the Right Thing” for customers, colleagues, shareholders, and communities, while not exposing the organization to material risks.
●Reviews and evaluates the company’s compensation policies and practices and the relationship among risk, risk management and compensation to ensure that incentive compensation practices appropriately balance risk and financial results, incentives do not encourage unnecessary and excessive risk taking or expose the company to imprudent risks, the incentive programs are compatible with effective controls and risk management, incentive programs are supported by strong corporate governance and the compensation policies are not likely to have a material adverse effect on the company.
●Meets regularly with members of senior management, including the chief financial officer.
●Supports the board of directors with succession planning for key management positions.

Technology Committee	Community Development Committee	Nominating and Corporate Governance Committee

●Assists the board of directors in fulfilling its oversight responsibilities with respect to all technology and innovation strategies and plans developed by management, information and cyber security risk management program, and the third-party risk management program.

●Promotes the company’s mission of local involvement and leadership in the communities where the company is located and where its colleagues work.
●Considers matters relating to community development and involvement, philanthropy, government affairs, fair and responsible lending, and inclusion.

●Oversees the company’s commitment to its environmental, social and governance (ESG) issues and the company’s ESG practices and activities strategy.
●Receives periodic updates from management with respect to ESG issues.

Intentional Focus on Emerging Risk

The board has a track record of focusing on emerging industry risks. Huntington was among the first to establish a dedicated Technology Committee of the board, in 2013, to assist the board in fulfilling its oversight responsibilities with respect to the vital role of technology and innovation strategies. In 2016, Huntington appointed John C. (Chris) Inglis, a Distinguished Visiting Professor of Cyber Studies at the U.S. Naval Academy, to the board and Technology Committee. Mr. Inglis is a renowned expert and a frequent speaker on cyber space and security. Most recently, Huntington has refreshed its board with a goal to further strengthen its oversight of cybersecurity, technology and risk with the addition of three new board members in 2019 who bring significant expertise in the areas of risk and technology.

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Corporate Governance and the Board

Risk Assessment of Incentive Compensation

The Compensation Committee oversees the company’s compensation policies and practices and the relationship among risk, risk management and compensation. The Compensation Committee’s oversight is supported by the Incentive Compensation Oversight Committee (the “Oversight Committee”), an executive level management committee. The Oversight Committee consists of senior management from Human Resources, Finance, Legal, Credit Administration, and Risk Management and is co-chaired by the chief human resources officer and the chief risk officer. The Oversight Committee reports directly to the Compensation Committee.

Under the direction of the Oversight Committee, Huntington performs an annual risk assessment of each incentive plan. The review includes economic analysis as well as evaluation of plan design features, risk balancing mechanisms and governance policies and practices, and adherence to incentive compensation guiding principles developed by the Oversight Committee. A key tool for managing incentive compensation risk is an annual enterprise-level significant risk events review process overseen by the chief risk officer. This year-end significant risk events review may result in incentive payment adjustments where warranted.

Huntington uses a variety of plan design features to balance risk and rewards. Governance policies and practices also play an important role in managing incentive plan risk. We regularly monitor our incentive compensation arrangements for employees at all levels and strive to enhance our risk review in light of developing best practices and regulatory guidance. The Compensation Committee receives in-depth reviews of select business unit incentive plans chosen by the committee or recommended by management.

Key broad-based incentive plan design features & controls include:	Other features and controls used in various plans include:
●Recoupment / clawback provisions ●Management discretion to reduce or eliminate awards ●Annual risk-based review of plans and awards	●Multiple performance criteria ●Risk-related performance criteria ●Payment caps ●Hold-until-retirement or other termination provisions for equity grants

For executive officers, our compensation philosophy balances risk and reward with a mix of base pay, short-term incentives and long-term incentives, with greater emphasis on long-term incentives. We maintain stock ownership guidelines for executives and impose a “hold until retirement” requirement of up to 50% of the net shares. See “Compensation of Executive Officers” below for detail about our executive compensation philosophy and programs.

Board Accountability and Processes

Shareholder Outreach and Engagement

We value the views of our investors and welcome feedback from them. Our standard outreach and engagement practice is to have conversations about corporate governance and executive compensation matters with our largest investors biannually. During 2019, members of management, and on occasion the Lead Director, held conversations with investors collectively holding greater than 35% of our outstanding common stock. The board and management have gained valuable insight from these interactions and will continue to seek shareholder input.

32       Huntington Bancshares Incorporated

Corporate Governance and the Board

Communication with the Board of Directors

Shareholders who wish to send communications to the board of directors may find information on the Board of Directors page in the About Us section of Huntington’s website at www.huntington.com.

Corporate Governance Guidelines, Policies, and Procedures

Our board of directors believes that strong corporate governance is critical to Huntington’s long-term success. The board has adopted Corporate Governance Guidelines that detail board responsibilities, director qualifications, structures and practices intended to enhance the board’s effectiveness. Huntington’s Code of Business Conduct and Ethics applies to all of our employees and, where applicable, to our directors and to employees and directors of our affiliates. Our employees serving as chief executive officer, chief financial officer, corporate controller, and principal accounting officer are also bound by a Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.

Stock Ownership Guidelines

The Compensation Committee has established a minimum ownership level guideline for directors based on five times the annual retainer fee (excluding committee chairmanship retainers). Based on the retainer fee and the fair market value of our common stock on the date the guidelines were established, the guideline for directors was set at 40,603 shares. Directors have five years to meet the minimum guidelines. Each director who has served at least five years has met the guidelines.

Compensation of Directors

Our compensation philosophy for the board of directors is to provide a compensation arrangement to outside directors that reflects the significant time commitment and substantial contributions the directors are expected to make to the value creation and governance of Huntington.

The compensation levels and structure for directors are designed, with the input of the independent compensation consultant, to enable us to attract and retain high caliber talent at a national level, and also to align the directors’ interests with those of the shareholders. A meaningful portion of director compensation is paid in equity that is subject to holding requirements. Equity grants for directors are in the form of deferred stock units. The CEO does not receive compensation for his service as director.

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Corporate Governance and the Board

The Compensation Committee performs a review of the compensation program for directors each year facilitated by the independent compensation consultant. In 2019, with the assistance of the independent compensation consultant, the Compensation Committee recommended changes to the compensation program to better align with market practices.

Changes in Director Compensation

Pearl Meyer reviewed Huntington’s director pay program versus peer data.

Supporting Rationale & Analysis

●	8 of 10 peers increased their director pay since the last analysis, leading to cash and equity retainer increases in the market
●	Two peers moved away from a per meeting fees structure, increasing the prevalence of retainer-based pay models
●	Pearl Meyer assessed the impact of moving away from per meeting fees and recommended adjustments to compensation

Changes Adopted as Recommended

●	Eliminate the use of per meeting fees unless meeting numbers exceed a high threshold
●	To offset the elimination of per meeting fees
●	Increase board and committee chair cash retainers
●	Implement committee member retainers
●	Increase equity retainer
●	Maintain special event fee

Comparison of Prior and Current Director Pay Program

Compensation Element	2018 Compensation Program	2019 Compensation Program
Annual Cash Retainer	$45,000	$75,000
Lead Director Additional Cash Retainer	$65,000	$75,000
Board Meeting Fee	$2,000*	$0**
Special Event Fee	$2,000	$2,000
Annual Equity Award	$105,000	$125,000
Committee Chair Retainers
Audit, Risk Oversight, Compensation
- Cash	$20,000	$40,000
- Equity	20,000	20,000
All other Committees - Cash	$20,000	$30,000
Committee Member Cash Retainers
Audit, Risk Oversight	$0	$15,000
All other Committees	$0	$7,500
Committee Meeting Fee	$2,000*	$0**
*	$1,000 per meeting for telephonic meetings.
**	$2,000 per meeting is paid only when meetings exceed 20 meetings in a calendar year for Audit Committee and Risk Oversight Committee, exceed eight meetings in a calendar year for other committees or exceed 15 meetings in a calendar year for the board.

34       Huntington Bancshares Incorporated

Corporate Governance and the Board

All fees payable in cash are payable quarterly. Retainer fees are payable in four equal quarterly installments. A director may defer all or a portion of the cash compensation payable to the director if he or she elects to participate in the Director Deferred Compensation Plan.

The equity grants for directors are vested upon grant but not released to the director until six months following separation of service.

Director Compensation 2019

					Change in
					Pension Value
	Fees				and Non-
	Earned			Non-Equity	qualified Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Cash(2)	Awards(3)(4)	Awards	Compensation	Earnings	Compensation	Total
Lizabeth Ardisana	$103,375	$124,990	—	—	—	—	$228,365
Alanna Y. Cotton	0	0	—	—	—	—	0
Ann B. (Tanny) Crane	115,625	124,990	—	—	—	—	240,614
Robert S. Cubbin	111,500	144,998	—	—	—	—	256,498
Steven G. Elliott	156,125	144,998	—	—	—	—	301,123
Gina D. France	93,750	124,990	—	—	—	—	218,740
J. Michael Hochschwender	88,750	124,990	—	—	—	—	213,740
John C. (Chris) Inglis	93,750	124,990	—	—	—	—	218,740
Peter J. Kight	111,625	124,990	—	—	—	—	236,615
Katherine M. A. (Allie) Kline	61,875	124,990	—	—	—	—	186,865
Richard W. Neu	129,125	144,998	—	—	—	—	274,123
Kenneth J. Phelan	52,500	114,573	—	—	—	—	167,073
David L. Porteous	264,250	124,990	—	—	—	—	389,240
Kathleen H. Ransier	117,625	124,990	—	—	—	—	242,615
(1)	Ms. Cotton joined the board in December 2019. Ms. Kline joined the board in April 2019 and Mr. Phelan joined the board in June 2019.
(2)	Amounts earned include fees deferred by participating directors under the Director Deferred Compensation Plan.
(3)	On May 1, 2019, grants of 10,530 deferred stock units were made to the chairpersons of the Audit, Compensation and Risk Oversight Committees and grants of 9,077 deferred stock units were made to each other director under the 2018 Long-Term Incentive Plan. A prorated grant of 8,363 deferred stock units was granted to Mr. Phelan on July 16, 2019. These awards were vested upon grant and are payable six months following separation from service. This column reflects the grant date fair value in accordance with FASB Topic 718 and is equal to the number of units times the fair market value (the closing price) on the date of grant ($13.77 on May 1, 2019 and $13.70 on July 16, 2019). These deferred stock unit awards will be credited with an additional number of deferred stock units to reflect reinvested dividend equivalents with respect to the period of time between the date of grant and the delivery of shares.

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Corporate Governance and the Board

(4)	The Compensation Committee has granted deferred stock awards to non-employee directors each year since 2006. The directors’ deferred stock unit awards outstanding as of December 31, 2019 are set forth in the table below.

Deferred Stock Awards
Name	Outstanding
Lizabeth Ardisana	25,534
Alanna Y. Cotton	0
Ann B. (Tanny) Crane	88,944
Robert S. Cubbin	30,116
Steven G. Elliott	100,064
Gina D. France	25,534
J. Michael Hochschwender	25,534
John C. (Chris) Inglis	25,534
Peter J. Kight	70,116
Katherine M. A. (Allie) Kline	9,268
Richard W. Neu	107,195
Kenneth J. Phelan	8,453
David L. Porteous	105,575
Kathleen H. Ransier	105,575

Director Deferred Compensation Plan

We offer a deferred compensation program which allows the members of the board to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. Cash amounts deferred will accrue interest, earnings and losses at the market rate of the investment option selected by the participant. The investment options consist of Huntington common stock and a variety of mutual funds that are generally available under and / or consistent with the types of investment options available under our tax-qualified 401(k) Plan for employees.

A director’s account will be distributed either in a lump sum or in annual installments, as elected by each director, following the age or date specified by the director at the time the deferral election was made, or the director’s termination as a director. All of the assets of the current and predecessor plans are subject to the claims of our creditors. The rights of a director or his or her beneficiaries to any of the assets of the plans are no greater than the rights of our unsecured general creditors. Only non-employee directors are eligible to participate in this plan.

As of December 31, 2019, the participating directors’ accounts under the current and predecessor plans were substantially comprised of Huntington common stock and had the values set forth in the table below.

Account Balance at
Participating Directors	December 31, 2019
Ann B. Crane	$1,338,178
Robert S. Cubbin	122,573
Steven G. Elliott	245,277
Peter J. Kight	188,673
Katherine M. A. (Allie) Kline	10,698
Richard W. Neu	1,935,506
David L. Porteous	1,712,550
Kathleen H. Ransier	386,907

In addition, Ms. France and Mr. Hochschwender hold shares of Huntington common stock in accounts under a FirstMerit Corporation deferred compensation plan valued at $428,304 and $909,735 respectively, as of December 31, 2019.

36       Huntington Bancshares Incorporated

Ownership of Voting Stock

The table below sets forth the beneficial ownership of Huntington common stock by each of our directors, nominees for director, executive officers named in the Summary Compensation Table, and the directors and all executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, the rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and / or investment power with respect to those securities, including shares which could be acquired within 60 days. Ownership reported is as of January 31, 2020, except for certain benefit plan shares which are as of December 31, 2019 where noted. The table also sets forth additional share interests not reportable as beneficially owned.

	Beneficial Ownership
	Shares of Common		Additional
	Stock Beneficially	Percent of	Share	Total Share
Name of Beneficial Owner	Owned(1)(2)(3)(4)	Class	Interests(5)(6)	Interests
Lizabeth Ardisana	31,802	*	25,534	57,336
Alanna Y. Cotton	0	*	3,564	3,564
Ann B. (Tanny) Crane	104,015	*	88,944	192,959
Robert S. Cubbin	63,389	*	30,116	93,506
Steven G. Elliott	16,265	*	100,064	116,329
Gina D. France	73,144	*	25,534	98,678
Andrew J. Harmening	75,021	*	0	75,021
Paul G. Heller	570,732	*	0	570,732
J. Michael Hochschwender	129,369	*	25,534	154,903
Helga S. Houston	509,639	*	84,592	594,230
John C. (Chris) Inglis	7,142	*	25,534	32,676
Peter J. Kight	226,796	*	70,116	296,913
Katherine M. A. (Allie) Kline	709	*	9,268	9,977
Howell D. McCullough III	478,525	*	115,900	594,425
Richard W. Neu	243,349	*	107,195	350,544
Kenneth J. Phelan	0	*	8,453	8,453
David L. Porteous	692,285	*	105,575	797,861
Kathleen H. Ransier	68,209	*	105,575	173,784
Stephen D. Steinour(7)	5,770,093	*	1,620,297	7,390,390
Zachary J. Wasserman	500	*	0	500
Directors and All Executive Officers as a
Group (27 in the group)	10,638,179	0.7%	3,028,931	13,667,110
*	Indicates less than 1% of outstanding shares.
(1)	This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

2020 Proxy Statement       37

Ownership of Voting Stock

(2)	Figures for the executive officers include the number of shares of common stock which could have been acquired within 60 days of January 31, 2020, by the exercise of stock options and the vesting of time-based RSUs awarded under our employee and director equity plans as set forth below.

	RSUs	Options
Andrew J. Harmening	5,273	49,086
Paul G. Heller	18,407	208,706
Helga S. Houston	16,866	190,898
Howell D. McCullough III	17,858	238,217
Stephen D. Steinour	45,118	1,652,900
Zachary J. Wasserman	0	0
Directors and Executive Officers as a Group (27 in the group)	167,361	2,807,012
(3)	Figures include 10,136 shares, 1,500 shares, and 2,000,232 shares, owned by the immediate family members or family trusts of Mr. Porteous, Ms. Ransier and Mr. Steinour, respectively; 15,276 shares held jointly by Ms. Crane and her spouse; 392,031 shares owned jointly by Mr. Porteous and his spouse; and 17,100 shares held jointly by Mr. Steinour and his spouse.
(4)	Figures include the following shares of common stock held as of December 31, 2019, in Huntington’s deferred compensation plans for directors, including a legacy FirstMerit Corporation plan: 88,739 shares for Ms. Crane, 8,128 shares for Mr. Cubbin, 16,265 shares for Mr. Elliott, 28,402 shares for Ms. France, 60,327 shares for Mr. Hochschwender, 12,511 shares for Mr. Kight, 709 shares for Ms. Kline, 128,349 shares for Mr. Neu, 113,564 shares for Mr. Porteous, and 25,657 shares for Ms. Ransier. Figures also include the following shares of common stock held as of December 31, 2019, in Huntington’s deferred compensation plans for employees, which include the 401(k) Plan, Supplemental 401(k) Plan and Executive Deferred Compensation Plan: 3,199 shares for Mr. Harmening, 5,104 shares for Mr. Heller, 13,616 shares for Ms. Houston, 19,654 shares for Mr. McCullough, 154,263 shares for Mr. Steinour and 296,620 shares for all executive officers as a group.
(5)	Figures in this column for Ms. Houston, Mr. McCullough, Mr. Steinour and all executive officers as a group are shares held in the Executive Deferred Compensation Plan, for which the executive officers have vested ownership interests but do not have the power to vote or dispose of the shares, or the right to acquire such shares within 60 days. Prior to the distribution of shares from this plan to the participants, voting for the shares allocated to the accounts of participants is directed by the company.
(6)	Figures in this column for the directors consist of the December 31, 2019 balances of vested deferred stock units granted to the directors. These deferred stock units will be settled in shares of common stock six months following separation from service. These amounts are also set forth in footnote 4 to the Director Compensation 2019 Table above.
(7)	Mr. Steinour also owns 20,000 depositary shares each representing a 1/40th ownership interest in a share of Huntington’s Series D Non-Cumulative Perpetual Preferred Stock. Mr. Steinour is the only director or officer to hold preferred stock.

38       Huntington Bancshares Incorporated

Ownership of Voting Stock

As of December 31, 2019, we knew of no person who was the beneficial owner of more than 5% of our outstanding shares of common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, PA 19355	119,647,879	11.580%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	87,078,755	8.500%
FMR LLC(3) 245 Summer Street Boston, MA 02210	52,435,312	5.077%
State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	51,672,152	5.000%
(1)	This information is based on an amendment to Schedule 13-G filed by The Vanguard Group, Inc. on February 12, 2020. The Vanguard Group, Inc. has sole voting power for 1,520,364 of the shares, shared voting power for 278,504 of the shares, sole dispositive power for 117,918,160 of the shares, and shared dispositive power for 1,729,719 of the shares. These shares were acquired and are held by The Vanguard Group, Inc. in the ordinary course of business.
(2)	This information is based on an amendment to Schedule 13-G filed by BlackRock, Inc. on February 5, 2020. BlackRock Inc. has sole voting power for 78,278,071 of the shares and sole dispositive power for all of the shares. These shares were acquired and are held by BlackRock, Inc. in the ordinary course of business.
(3)	This information is based on an amendment to Schedule 13-G filed by FMR LLC on February 7, 2020. FMR LLC has sole voting power for 3,192,773 of the shares and sole dispositive power for all of the shares. These shares were acquired and are held by FMR LLC in the ordinary course of business.
(4)	This information is based on a Schedule 13-G filed by State Street Corporation on February 13, 2020. State Street Corporation has shared voting power for 47,042,968 of the shares and shared dispositive power for 51,665,218 of the shares. These shares were acquired and are held by State Street Corporation in the ordinary course of business.

2020 Proxy Statement       39

Audit Matters

Proposal 2
Ratification of the Appointment of Independent Registered Public Accounting Firm

Following assessment of the qualifications, performance and independence of PricewaterhouseCoopers LLP, our current auditors, the Audit Committee has again selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2020. We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP because we value our shareholders’ views on the company’s independent registered public accounting firm selection and as a matter of good corporate governance.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee regularly evaluates the qualifications, performance, and independence of the independent registered public accounting firm, and whether the independent registered public accounting firm should be rotated. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2015. The Audit Committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of the company and its investors. The Audit Committee will reconsider the appointment of PricewaterhouseCoopers LLP if its selection is not ratified by the shareholders.

Unless otherwise directed, the shares represented by a property submitted proxy will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

The board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP regularly attend meetings of the Audit Committee and will be present at the annual meeting. These representatives will have an opportunity at the annual meeting to make a statement if they desire to do so and also will be available to respond to appropriate questions.

40       Huntington Bancshares Incorporated

Audit Matters

Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees

The table below reflects the aggregate fees and out of pocket expenses billed by PricewaterhouseCoopers LLP for services rendered for us for 2018 and 2019.

	Year ended
Fees Billed by PricewaterhouseCoopers LLP	December 31, 2019	December 31, 2018
Audit Fees(1)	$6,298,448	$5,706,909
Audit-Related Fees(2)	1,458,555	657,770
Tax Fees(3)	1,145,750	1,500,875
All Other Fees(4)	173,330	181,621
Total	$9,076,083	$8,047,175
(1)	Audit fees are fees for professional services rendered for the integrated audits of our annual consolidated financial statements, including the audit of the effectiveness of our internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in Form 10-Q filings, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory/subsidiary financial statement audits, attestation reports required by statute or regulation and comfort letters and consents related to SEC filings.
(2)	Audit-related fees generally include fees for assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting, and control matters that are not required by statute or regulation, pension plan audits, and service organization control examinations and pre-implementation procedures over accounting standards yet to be adopted. These services are normally provided in connection with the recurring audit engagement.
(3)	The tax-related services were all in the nature of tax compliance, tax consulting, and tax planning.
(4)	All other fees were generally for advisory services rendered primarily in connection with compliance and governance assessments.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent registered public accounting firm. The Audit Committee has a policy that it will pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and will not engage the independent registered public accounting firm to perform any specific non-audit services prohibited by law or regulation. The Audit Committee has given general pre-approval for specified audit, audit-related, and tax services. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee will annually review the services for which general pre-approval is given. The Audit Committee may revise the list of general pre-approved services from time to time, based upon subsequent determinations. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to a member of its committee, and has currently delegated pre-approval authority to its chair. The decisions of the chair or other member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services covered by the fees disclosed above were pre-approved by the Audit Committee or its chair. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee has considered and determined that the services described above are compatible with maintaining the independent registered public accounting firm’s independence.

2020 Proxy Statement       41

Our Executive Officers

Each of our executive officers, including the former CFO, are listed below, along with a statement of his or her business experience during at least the last five years. Executive officers are elected annually by the board of directors.

STEPHEN D. STEINOUR, age 61, has served as our chairman, president, and chief executive officer and as chairman, president, and chief executive officer of The Huntington National Bank since January 14, 2009. Additional detail about Mr. Steinour’s business experience is set forth under Election of Directors above.

ANDREW J. HARMENING, age 50, joined Huntington in May 2017 as senior executive vice president and consumer and business banking director. Prior to joining Huntington, Mr. Harmening served as vice chairman of the consumer banking division for Bank of the West, from July 2015 to May 2017. He was previously senior executive vice president in the retail division of Bank of the West from August 2007 to July 2015.

PAUL G. HELLER, age 56, joined the company as chief technology and operations officer and senior executive vice president in October 2012. Mr. Heller also has responsibility for digital, phone bank, data organization, program office and integration teams. Mr. Heller also oversaw home lending (including mortgage lending, consumer lending, and mortgage and consumer servicing) from January 2014 to May 2017. Previously Mr. Heller was a managing director and corporate internet group executive for JPMorgan Chase, from December 1999 to October 2012.

HELGA S. HOUSTON, age 58, has served as our chief risk officer since January 2012 and as senior executive vice president in corporate risk from September 2011 through December 2011. Ms. Houston was with Bank of America from 1986 through 2008 serving in a variety of business and risk capacities, most recently as risk executive for global consumer and small business banking. More recently, Ms. Houston was a partner in an independent consulting firm.

JANA J. LITSEY, age 58, has served as senior executive vice president and general counsel of Huntington, and as senior executive vice president, general counsel, and cashier of The Huntington National Bank since joining Huntington in October 2017. Ms. Litsey’s responsibilities have expanded with assumption of leadership responsibility for Public Affairs, Corporate Sourcing, Corporate Insurance, and ESG. She also served as secretary of Huntington and The Huntington National Bank from October 2017 to April 2018. Prior to joining Huntington, Ms. Litsey served in multiple leadership roles at Bank of America for over 20 years. Most recently, she served as the legal executive responsible for the defense of Bank of America’s domestic and international litigation, regulatory inquiries, enforcement actions, and internal investigations.

HOWELL D. McCULLOUGH III, age 63, served as Huntington’s chief financial officer and senior executive vice president from April 2014 to November 2019. Mr. McCullough previously served as executive vice president and chief strategy officer of U.S. Bancorp and head of U.S. Bancorp’s enterprise revenue office from September 2007 to April 2014.

42       Huntington Bancshares Incorporated

Our Executive Officers

SANDRA E. PIERCE, age 61, has served as senior executive vice president, private client group and regional banking director, and chair of Michigan, since August 2016. Previously Ms. Pierce served as Vice Chairman of FirstMerit and Chairman of FirstMerit, Michigan from February 2013 to August 2016.

RICHARD POHLE, age 57, has served as executive vice president and chief credit officer since June 2019. He has held various credit leadership roles since joining Huntington in 2011 including senior commercial approval officer. Prior to joining Huntington, he spent 26 years at KeyBank serving in various leadership roles.

RICHARD REMIKER, age 61, has served as senior executive vice president and director of commercial banking for The Huntington National Bank since January 2014. From May 2012 to December 2013, Mr. Remiker served as executive vice president and manager of specialty banking. Mr. Remiker joined Huntington in May 2010 as president of Huntington Equipment Finance. Prior to joining Huntington, Mr. Remiker was the chief administrative officer for RBS Citizens Asset Finance where he oversaw legal, finance, syndication, asset management, technology, operations, and portfolio management.

RAJEEV SYAL, age 54, has served as senior executive vice president and chief human resources officer since September 2015. Prior to joining Huntington, Mr. Syal served as managing director and global head of human resources for the Markit Group Ltd., a global financial information services firm, from 2008 to 2015. Previously, Mr. Syal was senior vice president for human resources at Bank of America Securities, from 2006 to 2008.

MARK E. THOMPSON, age 61, has served as senior executive vice president since joining our company in April 2009. Mr. Thompson’s current role is director of corporate operations and corporate services, which includes corporate real estate and facilities, enterprise fraud, consumer and commercial loan servicing, and trust, commercial, and consumer operations. From April 2009 to November 2010, he served as director of strategy and business segment performance. Previously Mr. Thompson served as executive vice president and deputy chief financial officer of RBS-ABN AMRO North America, from October 2007 to October 2008 and then returned to his role as executive vice president and chief financial officer of the retail and small business segment for RBS Citizens from November 2008 to March 2009.

JULIE C. TUTKOVICS, age 49, has served as executive vice president and chief marketing and communications officer since April 2017. Ms. Tutkovics joined Huntington in August 2016 upon Huntington’s acquisition of FirstMerit Corporation, where she served as executive vice president and chief marketing officer, from November 2010 to August 2016.

ZACHARY J. WASSERMAN, age 45, joined Huntington as chief financial officer and senior executive vice president effective on November 4, 2019. Previously, Mr. Wasserman, served as senior vice president and chief financial officer for Visa, Inc. North America and Global Visa Consulting and Analytics since March 2016. From March 2012 to March 2016, he was senior vice president and chief financial officer for U.S. Consumer Services & Global Consumer Travel with American Express Company.

2020 Proxy Statement       43

Compensation of Executive Officers

Proposal 3
Advisory Approval of Executive Compensation

As discussed in the Compensation Discussion and Analysis section of this proxy statement, our compensation philosophy is to pay for performance. Our program places heavy emphasis on performance-based compensation, particularly in the form of long-term incentives. We continually strengthen our compensation practices based on our philosophy, market best practices, and feedback received from shareholders. Our compensation policies, practices, and decisions for executive officers are described in detail under “Compensation of Executive Officers” below.

We believe that our compensation policies and procedures strongly align the interests of executives and shareholders. We encourage our executives to focus on long-term performance with long-term incentives and also stock ownership and retention requirements. We further believe that our culture focuses executives on sound risk management and appropriately rewards executives for performance. The resolution set forth below gives the shareholders the opportunity to vote on the compensation of our executives. Consideration of this resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934.

Upon the recommendation of the board of directors, we ask shareholders to consider adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Huntington Bancshares Incorporated as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Summary Compensation Table, the Compensation Discussion and Analysis, the additional compensation tables, and the accompanying narrative disclosure, is hereby approved on an advisory, non-binding basis.”

Because this is an advisory vote, it will not bind the board of directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors recommends a vote FOR the adoption of the resolution regarding executive compensation, as set forth above.

44       Huntington Bancshares Incorporated

Compensation of Executive Officers

Compensation Discussion and Analysis

Our compensation philosophy is to pay for performance that creates long-term shareholder value. The Compensation Committee’s 2019 compensation program for executive officers emphasized performance-based compensation designed to drive profitable growth and returns within our aggregate moderate-to-low risk profile while doing the right thing for our customers, colleagues, shareholders, and communities.

This Compensation Discussion and Analysis describes Huntington’s executive compensation program for 2019 for our CEO and the additional executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”) which include:

Stephen D. Steinour	Howell D. McCullough III	Paul G. Heller	Andrew J. Harmening	Helga S. Houston
Chairman, President, and CEO	Former Chief Financial Officer	Chief Technology & Operations Officer	Consumer & Business Banking Director	Chief Risk Officer

Zachary J. Wasserman Chief Financial Officer	Zachary J. Wasserman joined Huntington as chief financial officer and senior executive vice president effective on November 4, 2019. Mr. Wasserman’s compensation is discussed below under “Compensation for New CFO”.

2020 Proxy Statement       45

Compensation of Executive Officers

Overview

Our Purpose and Our Strategy

We are focused on driving sustained, long-term financial performance for our shareholders. We manage the company to create shareholder value over the long term through consistent, disciplined performance. We believe the best way to achieve our long-term financial goals and generate sustainable, through-the-cycle returns is to fulfill our purpose - to make people’s lives better, help businesses thrive, and strengthen the communities we serve.

2019 was a successful year for Huntington. We met our customers’ needs with our distinguished product set and consistently good customer service. We managed through a year of significant economic uncertainty, market volatility, and falling interest rates, delivering sound financial performance in the face of these headwinds while maintaining disciplined risk management.

See the Proxy Statement Summary for additional information about our strategy.

2019 — Another Year of Strong Performance

In 2019 we reported record net income for the fifth consecutive year. Our strong financial performance also enabled us to increase our capital return to our shareholders in 2019. Last year marked the ninth consecutive year of an increased cash dividend. Coupling the increased dividend payout with $441 million of share repurchases during the year, we returned nearly $1.0 billion to our shareholders, which represented a total payout ratio of 79% of our 2019 earnings.

2019 Highlights

●Record net income for fifth consecutive year, up 1% over the prior year
●Fully taxable equivalent revenue growth was 3%(1) over 2018, driven by fee income growth of 10% and organic balance sheet growth
●Return on average tangible common equity was 16.9%(2)
●Return on average assets was 1.31%(2)
●Achieved positive operating leverage on an adjusted basis(3) for the seventh consecutive year
●Efficiency ratio of 56.6%(2)
●Increased cash dividends for ninth consecutive year; end-of-year dividend yield of 4.0%
(1) Non-GAAP, see page 43 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(2) Non-GAAP, see pages 39 and 40 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(3) Non-GAAP, see Appendix A to this proxy statement for more information.

46       Huntington Bancshares Incorporated

Compensation of Executive Officers

Strong Financial and Operational Performance

Strategic Business Objective	Compensation Component or Metric	2019 Actual Results

Aligning pay with performance	Earnings per share (EPS) Performance measure for annual incentive	$1.27
Managing expense growth	Operating leverage Performance measure for annual incentive	Positive operating leverage on an adjusted basis(3)
Focusing on quality revenue	Pre-tax pre-provision earnings growth (PTPP Growth)(1) Performance measure for annual incentive	2.5%
Achieving long-term profitable growth and returns	ROTCE(2) Performance measure for performance share units	16.9%
(1)	PTPP Growth is the percentage growth on a year over year basis of pre-tax pre-provision earnings. Pre-tax pre-provision earnings in a particular year is calculated by taking the sum of GAAP revenue and the fully taxable equivalent interest adjustment, excluding securities gains, and subtracting GAAP noninterest expense, excluding amortization of intangibles.
(2)	Non-GAAP, see pages 39 and 40 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(3)	Non-GAAP, see Appendix A to this proxy statement for more information.

Total Shareholder Return Since 2017
(1/1/17 - 12/31/19)

2020 Proxy Statement       47

Compensation of Executive Officers

Key Compensation & Governance Practices

What We Do	What We Don’t Do
●Significant stock ownership and hold until retirement policies applicable to executive officers and colleagues receiving equity awards several reporting levels below reinforce alignment between shareholders and senior management
●Significant emphasis on performance-based compensation, with majority of compensation dependent upon long-term performance
●Balanced portfolio of metrics that drive annual and long-term goals in a risk appropriate manner
●Annual cash incentive awards - cash is capped at 100% of target; any award above target is delivered as RSUs with a 3-year ratable vesting period
●All incentive compensation subject to Recoupment and Clawback Policy
●Performance Share Units comprise 55% of total annual LTI grant value for CEO and 50% for other NEOs
●Independent compensation consultant provides expert guidance and support to the Compensation Committee
●Biannual shareholder engagement to exchange viewpoints with our investors
●Annual assessment of compensation programs against peers and best practices

●No repricing of stock options without shareholder approval
●No excise tax gross-ups upon change in control
●No single-trigger vesting of equity awards upon change in control
●No hedging or pledging of Huntington securities by executives
●No dividend or dividend equivalents paid on equity grants prior to vesting
●No incentive plans encourage excessive risk

Long-Term Focus

With long-term incentives comprising the most significant portion of compensation and consisting primarily of performance-based awards, combined with our robust stock ownership and holding requirements, Huntington’s compensation program for executives is exceptionally long-term focused and aligned with interests of our shareholders.

The Committee also oversees the company’s broader compensation policies and practices to assure that these are consistent with our values and reinforce our culture and thus support our goal of producing top-tier performance and long-term value.

Risk Management Culture

The Committee’s oversight responsibility includes the relationship among risk takers, risk management and compensation. We regularly monitor our incentive arrangements for colleagues at all levels and strive to enhance incentive risk management in light of developing best practices and regulatory guidance. Risk assessment of incentive compensation is discussed in greater detail above under “The Board’s Role in Risk Oversight”.

We have a legacy of strong customer service and we require that all of our colleagues follow both the letter and intent of our Code of Business Conduct and Ethics. Moreover, Huntington maintains a robust Recoupment and Clawback Policy which is a tool for recovery of incentive compensation in applicable situations. Colleagues at all levels in the organization are subject to this policy. Incentive compensation subject to possible clawback or recoupment includes any cash incentive or equity compensation, vested or unvested. In general, situations that trigger a review under this policy involve behaviors or actions outside the bounds of the company’s overall risk appetite and governance structure. The Committee would make any compensation recoupment or clawback determination with respect to executive officers. Additional detail about the Recoupment and Clawback Policy can be found later in this discussion.

48       Huntington Bancshares Incorporated

Compensation of Executive Officers

The Importance of Stock Ownership

Huntington is committed to a culture of stock ownership which aligns management’s interests with those of shareholders. The requirement to own Huntington common stock is a critical foundation of our executive compensation philosophy. Mr. Steinour’s commitment to this principle, and to the company, is evidenced by his significant personal investment in Huntington. Since joining Huntington in January 2009, Mr. Steinour has purchased over 1.63 million shares of Huntington common stock in open market transactions. As of January 31, 2020, Mr. Steinour directly and indirectly owned shares of Huntington common stock equal to approximately 75X his salary, significantly exceeding our industry-leading practice 10X salary ownership guideline for the CEO. Each other executive officer has an ownership guideline ranging from 2X to 3X salary. In addition, executive officers are subject to a holding requirement equal to 50% of net shares received upon the exercise of a stock option or upon the release of full value awards. This amount of shares must be held until retirement or other departure from the company. Our directors and colleagues collectively represent a top 10 shareholder. See additional detail under “Stock Ownership & Holding Requirements.”

Consideration of “Say-on-Pay” / Shareholder Outreach

We are pleased 95% of the votes cast for our “say-on-pay” advisory vote at our 2019 annual meeting and 95% or more of votes cast at each annual meeting since 2013 were in favor of our executive compensation programs. Nevertheless, we strive to continually strengthen our compensation practices based on our philosophy, market best practices and feedback received from shareholders. During 2019, we continued our biannual shareholder outreach, extending invitations to investors collectively owning greater than 50% of our outstanding common stock. We held conversations with shareholders owning in the aggregate approximately 35% of our outstanding common stock. Based on the “say-on-pay” votes and other feedback, the Compensation Committee maintained the essential design of our compensation program for 2019. We did adjust certain measures and weightings to ensure alignment between our pay and performance. We will continue to monitor emerging trends and best practices and seek ways to improve our compensation programs.

Historical Say-on-Pay Vote

2020 Proxy Statement       49

Compensation of Executive Officers

2019 Performance Awards Results

The table below provides the schedule of metrics and goals that the Compensation Committee approved for 2019, along with the company’s performance under the Management Incentive Plan. The performance presented herein includes adjustments for “extraordinary events” as further described on page 56.

Metric	Weight	2019 Performance			Calculated Performance Factor
		Threshold	Target	Maximum
EPS					111.3%
PTPP Earnings Growth					76.7%
Operating Leverage					108.2%
% of Target	100.0%				98.7%
Final Approved Funding For NEOs					82.3%

2019 Key Compensation Elements

A significant portion of compensation is stock-based and long-term in focus. A critical foundation of our executive compensation philosophy is the requirement to own Huntington common stock, which aligns management’s interests with those of shareholders.

The targeted direct compensation mix, below, illustrates the emphasis on variable, at-risk incentive-based compensation. Fixed compensation consists of base salaries. Variable, performance-based compensation includes our annual incentive payouts in cash and RSUs, the target value of PSUs and the grant date fair value of stock options and RSUs.

CEO Targeted Direct Compensation	Other NEO Targeted Direct Compensation

Huntington’s 2019 performance against the Management Incentive Plan (MIP) metrics was 82.3 % of target. The named executive officers earned annual incentive awards ranging from 74% to 90.4% of target. Executive officers also received long-term incentive awards in 2019 comprised of performance stock units (“PSUs”), restricted stock units (“RSUs”) and stock options.

50       Huntington Bancshares Incorporated

Compensation of Executive Officers

Importance of 50 / 50 Rule in Compensation Decisions

Our colleagues are our most important asset and the key to fulfilling our purpose to make people’s lives better, help businesses thrive, and strengthen the communities we serve. Performance reviews focus equally (50-50) on WHAT a colleague does (goals) and HOW a colleague does it (behaviors supporting our Values). This balanced focus is intended to encourage expected behaviors consistent with our values in support of our purpose.

Determination of Compensation

Philosophy and Decision-Making Process

We provide a balanced and straightforward total compensation package, which includes both fixed and variable, performance-based elements. The use of both short-term and long-term incentives ensures that the ultimate compensation delivered is dependent upon achievement of our annual business goals, as well as delivering long-term shareholder value. Our performance and evaluation process considers company, business segment, and individual performance, as well as performance relative to industry peers. Our target pay levels are designed to be competitive with market practice. Since a majority of our pay is variable and based on performance, our actual pay positioning will vary appropriately to reflect our performance.

While overall compensation policies generally apply to all executives, we recognize the need to differentiate compensation by individual, reflecting on his or her role, performance, experience, and expected contributions. Base salaries and incentive targets are the primary means for differentiating compensation opportunities to reflect executive role and scope of responsibility. For example, Mr. Steinour has a higher base salary and higher potential incentive award opportunities due to his responsibilities as CEO. He is also held to a higher stock ownership guideline, reflecting his increased stake in our performance.

Guiding Principles
Focus on long-term shareholder alignment	A significant portion of compensation is stock-based and long-term in focus
Balanced and holistic approach	Our program includes fixed and performance-based elements, short-term and long-term performance incentives, and considers corporate, business segment, individual, and relative performance
Align pay and performance	Total compensation is expected to vary each year and may evolve over the long-term to reflect our performance and key objectives
Maintain an aggregate moderate-to-low risk profile	We monitor our programs, controls, and governance practices for consistency with our aggregate moderate-to-low risk profile See “Risk Assessment of Incentive Plans”
Assure appropriate positioning in the market	Our target pay levels are designed to be competitive with market practice
Reflect internal equity	We differentiate compensation by individual, reflecting his or her role, experience, performance, and expected contributions

2020 Proxy Statement       51

Compensation of Executive Officers

Who is Involved in Compensation Design and Decisions

Role of Compensation Committee	Role of Management	Role of Compensation Consultant
●The Compensation Committee provides independent oversight of our executive compensation.
●The Compensation Committee develops and approves our executive compensation with input from our management and the independent compensation consultant.
●From time to time, the Compensation Committee consults with other committees of the board and may obtain the approval of the full board of directors with respect to certain executive and director compensation matters.

●Our management provides information and may make recommendations to the Compensation Committee with respect to the amount and form of executive compensation.
●Our CEO and CFO make recommendations to the Compensation Committee when it sets specific financial measures and goals for determining incentive compensation.
●Our CEO provides input and makes recommendations to the Compensation Committee regarding the performance and compensation of his direct reports, which include the NEOs.
●The CEO consults in advance with the chairs of the respective board committees regarding recommendations for key control positions.
●The CEO does not make recommendations to the Compensation Committee regarding his own compensation, other than requests in certain years that the Compensation Committee defer consideration of a base salary or target incentive increase for him.

●The Compensation Committee has engaged an independent compensation consultant, Pearl Meyer & Partners LLC, to provide advice with respect to the amount and form of executive and director compensation.
●Services provided by the compensation consultant during 2019 included:
●review of our selected peer group,
●benchmarking compensation and performance,
●establishing total compensation guidelines, including targets for short and long-term incentive plans, and modeling payouts under various performance scenarios,
●reviewed and recommended changes to the director compensation program, and
●researched and presented market trends and practices related to incentive plan design and other executive compensation-related programs.

For additional detail, see “Procedures for Determining Executive Compensation” in the Corporate Governance section.

52       Huntington Bancshares Incorporated

Compensation of Executive Officers

Compensation Components

The three primary components of executive compensation are base salary, annual incentive awards and equity-based long-term incentive awards. Benefits comprise a smaller component of overall pay. The purpose and features of each component are summarized below.

CEO Targeted Direct Compensation	Other NEO Targeted Direct Compensation	Purpose and Key Features
Base Salary		Set within a competitive range of market practice to attract and retain top talent
Varies depending upon the executive’s role, performance, experience, and contribution
Foundation from which incentives and other benefits are determined
Annual Incentive (Management Incentive Plan)		Motivates and rewards for achieving or exceeding annual financial strategic and operational goals that ultimately support sustained long-term profitable growth and value creation
Reflects company performance on key measures, adjusted for business unit and individual performance, including risk management
Each NEO has a target opportunity expressed as a percentage of base salary reflective of the NEO’s role
Tied directly to performance in year for which reported
Awards up to target are paid in cash; any amount of annual incentive earned in excess of target is paid in the form of RSUs which vest incrementally over three years
Long-Term Incentive (Equity Grants)		Motivates and rewards for delivering long-term sustained performance aligned with shareholder interests
Grants are comprised of performance share units (PSUs), time-based restricted stock units (RSUs), and stock options
Awards are based on multiple factors, including competitive market data, business segment performance, individual performance, and historical equity grants
Benefits		Same broad-based benefit programs generally available to all employees
A limited number of additional benefits within typical market practice are offered and as needed to attract and retain executive talent

2020 Proxy Statement       53

Compensation of Executive Officers

Market Referencing

The Compensation Committee regularly reviews peer and industry information concerning levels of compensation and performance as a competitive frame of reference. The Compensation Committee uses this information and analysis as a benchmarking reference for setting pay opportunities and making pay decisions, such as changes to base salaries, annual incentive awards, and long-term incentive grants. A key source of information is a peer group of regional banks similar to Huntington in terms of size and business model.

Peer Banks for 2019

BB&T Corporation (TFC)
CIT Group Inc. (CIT)
Citizens Financial Group, Inc. (CFG)
Comerica Incorporated (CMA)
Fifth Third Bancorp (FITB)
KeyCorp (KEY)
M&T Bank Corporation (MTB)
Regions Financial Corporation (RF)
SunTrust Banks, Inc. (TFC)
Zions Bancorporation (ZION)

The peer banks are chosen each year using an objective process recommended by the independent compensation consultant and approved by the Compensation Committee. The process began with the selection of U.S. based publicly traded commercial banks considering asset size as of December 31, 2018. A number of banks with relevant asset size were eliminated due to a business model which included one or more of: international process or focus, a focus on different services, or off-shore headquarters. The resulting group was the same as in 2017 and 2018 and consisted of ten bank holding companies; seven larger and three smaller, positioning Huntington between the 25th and the 50th percentile for asset size. The Compensation Committee chose the ten peers to represent the most appropriate market comparators for Huntington in terms of industry and size. The independent compensation consultant also provided the Compensation Committee with industry surveys as appropriate to supplement the peer group data. When using survey data, the information was reflective of Huntington’s size and industry. This included utilizing size adjusted comparisons representing data from companies that fell closest to our asset size.

The Compensation Committee also relied on the independent compensation consultant to provide a broader industry perspective of emerging trends and best practices. Among the peer and industry data considered in 2019 were three-year total shareholder return relative to peers, three-year relative performance in incentive measures and realizable pay over the prior three years relative to peers. With the assistance of the independent compensation consultant, the Compensation Committee performs a pay and performance analysis on an annual basis to review the appropriateness of the company’s executive compensation program. The Compensation Committee determined that the pay and performance analyses for the year 2018 and for the period 2016 - 2018 reflected appropriate alignment between actual pay and relative performance.

2019 Total Shareholder Return

The Compensation Committee selected a modified peer group for the PSU awards granted in 2019. See Long-Term Incentive Compensation below.

54       Huntington Bancshares Incorporated

Compensation of Executive Officers

2019 Compensation Decisions

Timing of Compensation Decisions

Shortly after each year-end, the Compensation Committee approves annual incentive awards tied directly to the prior year’s performance. These awards are based on metrics chosen by the Compensation Committee early in the preceding year. During the second quarter of the year, the Compensation Committee will make decisions with respect to base salary adjustments and annual equity-based long-term incentives based on performance and on other factors discussed below.

With respect to the incentive compensation amounts reported for 2019 in the Summary Compensation Table:

●	Annual incentives based on 2019 performance are reported under the “Non-Equity Incentive Plan” column.
●	Annual long-term incentives granted on May 1, 2019 are reported under the columns “Stock Awards” and “Option Awards”. These awards were determined based on a multi-faceted approach that includes company and individual performance and contributions, retention value of current equity ownership, historical long-term incentive compensation awards and the market-based framework the independent consultant developed.

Decisions with respect to base salary adjustments, annual incentive awards under the Management Incentive Plan (MIP) and annual equity grants are discussed below.

Base Salary

Following the Compensation Committee’s annual review of current salaries, previous salary increases, and competitive market data, one NEO received a base salary increase in 2019. The Compensation Committee approved a base salary increase of 4.2% for Ms. Houston, equal to $25,000, in recognition of expanded responsibility for the credit administration function in 2019.

Annual Incentive Award

Huntington’s annual incentive awards under MIP reflect company performance on key short-term measures, adjusted at the discretion of the CEO and the Compensation Committee, for business segment and individual performance. Each executive has an annual target incentive opportunity expressed as a percentage of his or her base salary. The specific threshold, target, and maximum opportunity for each executive is reflective of the executive’s role and competitive market practice. For 2019, the CEO’s target incentive was equal to 175% of his base salary. For the other participating NEOs, the 2019 MIP target was equal to 100% - 115% of base salary. These targets were determined to be market competitive based on Huntington’s asset size.

2019 MIP Target
CEO	175% of base salary
Other NEOs	100%-115% of base salary

2020 Proxy Statement       55

Compensation of Executive Officers

How Discretion Is Exercised in Annual Incentive Award Decisions

Metrics and Performance. The Compensation Committee considers the appropriate corporate performance metrics for each year. To measure 2019 performance, the Compensation Committee selected the metrics of earnings per share, operating leverage, and pre-tax pre-provision earnings growth (PTPP Growth). These same metrics were used for the 2018 plan year. These three performance metrics were chosen from among the list of available criteria under MIP and represented key short-term strategic areas of focus intended to support profitable growth and returns. The choice of metrics also reflected a balanced approach to measuring success.

Annual Incentive Metric	Why We Chose This Metric
Earnings per share (EPS)	Strong alignment with shareholder value creation
Pre-tax pre-provision earnings growth (PTPP Growth)(1)	A core operating performance indicator and adds a growth component
Operating leverage	Ensures that our incentives are aligned with our commitment to shareholders to grow revenue faster than expenses

(1)	PTPP Growth is the percentage growth on a year over year basis of pre-tax pre-provision earnings. Pre-tax pre-provision earnings in a particular year is calculated by taking the sum of GAAP revenue and the fully taxable equivalent interest adjustment, excluding securities gains, and subtracting GAAP noninterest expense, excluding amortization of intangibles.

For each metric the Compensation Committee determined a threshold, target and maximum level of achievement based on the company’s operating plan for 2019. MIP allows for awards to be earned under each plan criterion, independent of the other criteria, provided that no awards will be paid unless threshold performance is achieved. We interpolate between the threshold, target, and maximum goals to ensure sound incentive compensation arrangements and appropriate pay for performance alignment. In determining whether a performance goal has been met, the Committee will include or exclude “extraordinary events” or any other objective events or occurrences, in either establishing the performance goal based on the qualifying performance criteria or in determining whether the performance goal has been achieved; provided, however, that the Committee retains the discretion to reduce or eliminate an award that would otherwise be paid to any participant based on the Committee’s evaluation of such events or other factors. Awards may be paid only after the Compensation Committee has certified in writing that the performance goals have been met.

The company’s 2019 performance was reviewed in accordance with the MIP and certified by the Compensation Committee in January 2020. For 2019, performance was adjusted for the following “extraordinary events”: the impact of MSR hedging, a donation to the Columbus Foundation, franchise repositioning including gain on the sale of our Wisconsin branches, and unplanned rate decreases. While the company reported record levels of revenue and net income, the Committee then applied discretion to reduce awards to account for the fact that the company’s performance fell short of its expectations in 2019. After adjustment for extraordinary events and reduction by the Committee, performance against each of the EPS, PTPP Earnings Growth and Operating Leverage goals was 82.3% of target.

56       Huntington Bancshares Incorporated

Compensation of Executive Officers

The table below provides the schedule of metrics and goals that the Compensation Committee approved for 2019, along with the company’s performance under the Management Incentive Plan. The performance presented herein includes adjustments for “extraordinary events” as described on p.56.

		2019 Performance			Calculated Performance Factor
Metric	Weight	Threshold	Target	Maximum
EPS					111.3%
PTPP Earnings Growth					76.7%
Operating Leverage					108.2%
% of Target	100.0%				98.7%
Final Approved Funding For NEOs					82.3%

Each year our board of directors goes through a rigorous planning and budgeting exercise for the coming fiscal year. One of the outcomes of that exercise is planned financial targets, which are then used for compensation target setting. The Compensation Committee approves the compensation targets at the beginning of the plan year, when the results are substantially uncertain. For the 2019 plan year our EPS target was set at a level higher than the previous year’s plan target and actual performance for 2018. The PTPP Earnings Growth target for 2019 was set below the prior year’s, however it represented growth over the previous year’s results. While the Operating Leverage target was also set below the previous year’s, it reflected positive incremental performance in growing revenues faster than expenses.

Adjustments for Individual Performance. The final award for the CEO may be adjusted downward for his individual performance at the discretion of the Compensation Committee. Final awards for the other NEOs may be adjusted downward, at the discretion of the CEO and the Compensation Committee, for business segment and individual performance. The portion of each award that exceeded target was converted and paid in RSUs based on the closing price of a share of common stock on the grant date. Final awards for the NEOs are discussed below under “Compensation of the Named Executive Officers”.

Long-Term Incentive Compensation

Determining LTI Grant Value. The Compensation Committee engaged the independent compensation consultant to develop long-term incentive award ranges based on competitive market practice to serve as guidelines for annual grants. In addition to these guidelines, when determining award ranges for individual executive officers, the Compensation Committee considers the impact on potential total compensation. Award opportunities are within a range defined by a low to high percentage of base salary to allow for awards to vary in order to reflect individual performance.

Value Range for Potential Equity Grants

Position	Threshold	Target	Maximum
CEO	212.5%	425.0%	850.0%
Former CFO; Chief Technology & Operations Officer	107.5%	215.0%	430.0%
Other NEOs	100.0%	200.0%	400.0%

2020 Proxy Statement       57

Compensation of Executive Officers

Determination of individual LTI Grants. The Compensation Committee independently evaluated the CEO’s performance for the purpose of determining a 2019 long-term incentive award and assessed the competitive pay positioning that would result from the awards to be consistent with our pay-for-performance philosophy.

In determining award values for the other NEOs, the Compensation Committee considered the CEO’s performance assessments for each NEO, as well as additional input from the CEO, and the market guidelines provided by the consultant. Consistent with the company’s philosophy, the CEO’s evaluation was based on a holistic approach that included individual performance and contributions, retention value of current equity ownership, historical long-term incentive compensation awards, and the market-based framework the independent consultant developed. The key factors included in the evaluation of each NEO are discussed under “Compensation Decisions for each Named Executive Officer.” The Compensation Committee approved awards in 2019 for the NEOs (other than the CEO) as recommended by the CEO.

LTI Grant Vehicles. For the 2019 annual LTI grants, management proposed, and the Compensation Committee approved, the strategy set forth below. All equity vehicles are subject to our Share Ownership and Share Holding Policy provisions for the executive leadership team: 50% of net shares released upon vesting or exercise are required to be held to retirement or other departure from the company.

2019 Long-Term Incentive Program Highlights

Vehicle	% of Total LTI Value		Key Design Features
	CEO	Other NEOs
Performance Share Units (PSUs)			●Performance Measurement Period: 3 years ●Performance Measures: ●Relative Return on Tangible Common Equity (ROTCE) ●Absolute ROTCE Performance Threshold ●Share Payout Range: 0 — 150% of target
Restricted Stock Units (RSUs)			●Vesting: 50% after year 3 and 50% after year 4
Stock Options			●Vesting: 4-year annual pro-rata ●Option Term: 10 years

PSUs — Performance Metrics. With assistance from the independent consultant, the Compensation Committee selected ROTCE as the metric for the 2019 grant, measured on both a relative and an absolute basis, consistent with the 2018 grant.

Why We Chose ROTCE as PSU Metric

●The company believes ROTCE is a key factor to long-term profitable growth and returns.
●There is a strong correlation of higher ROTCEs to higher market price-to-tangible book value (P/TBV) valuations for the common stock of publicly traded bank holding companies.
●The PSU awards are denominated in stock which provides an inherent tie to share price performance and overall shareholder returns.

58       Huntington Bancshares Incorporated

Compensation of Executive Officers

The relative ROTCE target is set at the 55th percentile to ensure that target payout is not made unless Huntington outperforms the peer group. For the PSUs granted in 2019, the peer group for relative performance comparisons consists of the benchmarking peers plus First Horizon National Corporation, People’s United Financial, Inc., and the PNC Financial Services Group, Inc. The Compensation Committee increased the size of the peer group for this PSU cycle, with the assistance of the independent compensation consultant, in consideration of the then pending merger of two of the benchmarking peers: SunTrust Banks, Inc. and BB&T Corporation. In addition, a minimum three-year average absolute ROTCE of 6% must be achieved to receive a payout.

As reflected in the table below, the Compensation Committee determined a threshold, target and maximum level of relative achievement for the three-year performance cycle, along with an absolute performance threshold. In calculating performance to determine whether a performance goal has been achieved, the Compensation Committee will adjust for Extraordinary Events as defined in the 2018 Long-Term Incentive Plan.

PSU Metric	Threshold	Target	Maximum
Relative ROTCE	30th Percentile	55th Percentile	70th Percentile
Absolute ROTCE — Performance Threshold	6.00%	—	—

ROTCE results are measured annually, adjusted for extraordinary items, and averaged using year-end reported amounts. The range of potential payouts, 0% to 150% of the target number of share units, was consistent with the design of PSUs awarded in the prior year, and determined to be within competitive market practice, and reasonable from an annual share run rate and dilution perspective.

Compensation Decisions for each Named Executive Officer

In addition to rewarding executives for achievement of financial goals, the Compensation Committee applies its discretion to reinforce behaviors and values that contribute to the company’s long-term success. When evaluating base salary increases, adjusting MIP awards for business segment and individual performance, and determining the grant-date value of long-term incentive compensation awards, the CEO and Compensation Committee considered the performance of each executive under the following common factors:

Common Performance Factors:

●Financial and operating results
●Organization culture and colleagues
●Risk management and key metrics
●Strategic planning and execution
●Continuous improvement
●Customers, community and stakeholder relations

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Compensation of Executive Officers

Further, the Compensation Committee differentiated compensation for the NEOs other than the CEO by taking into consideration the CEO’s evaluation of each executive’s performance, role and relative contribution to overall company performance. Although there were no predetermined quantifiable goals against which business unit and individual performance were evaluated independently for purposes of determining compensation, highlights of the specific 2019 individual and business unit performance considered by the Compensation Committee for each NEO are set forth below.

Stephen D. Steinour Chairman, President and Chief Executive Officer

2019 Compensation Decisions
Base Salary Increase	N/A
MIP
Target Opportunity	$1,925,000
MIP Award	$1,425,000
LTI
Target Value	$4,675,000
LTI Award	$4,500,000

In determining appropriate compensation for the CEO, the Compensation Committee considered Mr. Steinour’s outstanding leadership in 2019, including the following significant accomplishments:
Strong financial performance

●	Delivered record net income for the fifth consecutive year, up 1% over the prior year.
●	Fully taxable equivalent revenue growth was 3%(1) over 2018.
●	Increased fee income by 10% year-over-year.
●	Increased average core deposits 4%(2) year-over-year.
●	Increased average total loans and leases 4%(2) year-over-year.
●	Delivered positive operating leverage on an adjusted basis(3) for the seventh consecutive year.
●	Reduced Efficiency Ratio to 56.6%(2).
●	Delivered 6% year-over-year increase in diluted earnings per common share.

Increased capital return to shareholders

●	Increased cash dividend for ninth consecutive year.
●	Cash dividend declared per common share of $0.58, representing a 16% year-over-year increase.
●	Declared $611 million of cash dividends on common shares.
●	Repurchased $441 million of common stock (31.4 million shares) under the 2019 capital plan.

Strong Leadership

●	Huntington is committed to being a recognized leader in creating a workplace that is welcoming, inclusive and respectful to all. Huntington has received numerous awards in recognition of its commitment to advancing diversity and inclusion in the workplace and the community. See 2019 Business Highlights in the Proxy Statement Summary above.
●	Active participant in CEO Action (150 signature organizations) — nationwide effort to advance diversity and inclusion in the workplace by cultivating a trusting environment where all ideas are welcome and employees feel comfortable and empowered to discuss diversity and inclusion initiatives.
●	Signatory to the CEO Action for Diversity & Inclusion™, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. This commitment involved expanding unconscious bias training to reach more colleagues.

(1)	Non-GAAP, see page 43 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(2)	Non-GAAP, see pages 39 and 40 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(3)	Non-GAAP, see Appendix A to this proxy statement for more information.

60       Huntington Bancshares Incorporated

Compensation of Executive Officers

Howell D. McCullough III Former Chief Financial Officer

2019 Compensation Decisions
Base Salary Increase	N/A
MIP
Target Opportunity	$747,500
MIP Award	$615,193
LTI
Target Value	$1,398,000
LTI Award	$1,260,000

The Compensation Committee, in determining appropriate compensation for Mr. McCullough, considered the following significant 2019 accomplishments:
Strong financial performance

●	Delivered record net income for the fifth consecutive year, up 1% over the prior year.
●	Fully taxable equivalent revenue growth was 3%(1) over 2018.
●	Increased fee income by 10% year-over-year.
●	Increased average core deposits 4%(2) year-over-year.
●	Increased average total loans and leases 4%(2) year-over-year.
●	Delivered positive operating leverage on an adjusted basis(3) for the seventh consecutive year.
●	Reduced Efficiency Ratio to 56.6%(2).
●	Delivered 6% year-over-year increase in diluted earnings per common share.

Increased capital return to shareholders

●	Increased cash dividend for ninth consecutive year.
●	Cash dividend declared per common share of $0.58, representing a 16% year-over-year increase.
●	Declared $611 million of cash dividends on common shares.
●	Repurchased $441 million of common stock (31.4 million shares) under the 2019 capital plan.

Strong leadership

●	Led continued significant investor engagement during 2019, including meetings with institutional investors and participation in conferences and in institutional investor events.
●	Served as executive sponsor and was a dedicated advocate for the internal Women’s Network Business Resource Group.

(1)	Non-GAAP, see page 43 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(2)	Non-GAAP, see pages 39 and 40 of the company’s Form 10-K for the year ended December 31, 2019 for more information.
(3)	Non-GAAP, see Appendix A to this proxy statement for more information.

2020 Proxy Statement       61

Compensation of Executive Officers

Paul G. Heller Chief Technology and Operations Officer

2019 Compensation Decisions
Base Salary Increase	N/A
MIP
Target Opportunity	$718,750
MIP Award	$650,000
LTI
Target Value	$1,344,000
LTI Award	$1,350,000

The Compensation Committee in determining appropriate compensation for Mr. Heller considered the following significant 2019 accomplishments:

●	Launched numerous significant enhancements to our mobile and online access, including “Paperless Joint Owner” and “Smart Enroll Link”.
●	Provided significant leadership in the development of the comprehensive omni-channel plan and roadmap.
●	The company was ranked highest in Customer Satisfaction with Online Banking in the 2019 U.S. Online Banking Satisfaction Study by J.D. Power and ranked highest in Customer Satisfaction with Mobile Banking Apps in the 2019 U.S. Banking Mobile Apps Satisfaction Study by J.D. Power.*
●	Developed a Cybersecurity Outreach Program to raise awareness of cybersecurity risks among colleagues, customers and the community.
●	Implemented an agile design and development process.
●	Implemented increased efforts around cyber-security.
●	Successful integration of Hutchinson, Shockey, Erley & Co. with existing institutional broker business.
●	Active leadership in the Columbus Collaboratory, a rapid innovation and insights partnership that focuses on delivering business value through advanced analytics and cyber security solutions.

Andrew J. Harmening Consumer and Business Banking Director

2019 Compensation Decisions
Base Salary Increase	N/A
MIP
Target Opportunity	$718,750
MIP Award	$625,000
LTI
Target Value	$1,250,000
LTI Award	$1,260,000

The Compensation Committee in determining appropriate compensation for Mr. Harmening considered the following significant 2019 accomplishments:

●	Provided significant leadership in the development of the comprehensive omni-channel plan and roadmap.
●	Continued growth in small business lending program — the company was recognized as the nation’s largest originator, by volume of Small Business Administration (SBA) 7(a) loans during SBA fiscal year 2019 for the second consecutive year, and for the 11th year in a row, the largest originator, by volume of SBA 7(a) loans within our footprint states.
●	Commitment to customers — The company was ranked highest in Customer Satisfaction with Online Banking in the 2019 U.S. Online Banking Satisfaction Study by J.D. Power and ranked highest in Customer Satisfaction with Mobile Banking Apps in the 2019 U.S. Banking Mobile Apps Satisfaction Study by J.D. Power.*
●	Ranked highest in Customer Satisfaction with Small Business Banking in the Midwest in the 2019 U.S. Small Business Banking Satisfaction Study by J.D. Power.*
●	Redesigned huntington.com to provide a more engaging user experience, make it easier for users to find products and services, and provide relevant information to help customers make more informed financial decisions.
●	Developed numerous consumer enhancements including free credit score and identity monitoring for online and mobile app customers.
●	Increased average core deposits by 4% year-over-year.
●	Strong performance with diversity initiatives.

*	For J.D. Power 2019 award information, visit jdpower.com/awards

62       Huntington Bancshares Incorporated

Compensation of Executive Officers

Helga S. Houston Chief Risk Officer

2019 Compensation Decisions
Base Salary Increase	4.2%
MIP
Target Opportunity	$615,385
MIP Award	$510,000
LTI
Target Value	$1,234,000
LTI Award	$1,350,000

The Compensation Committee, in determining appropriate compensation for Ms. Houston, considered the following significant 2019 accomplishments:

●	Provided strong leadership and direction to ensure that the company’s strong financial performance was also consistent with its risk appetite.
●	Assumed oversight responsibility for the credit administration function within the overall risk management organization.
●	Significant engagement and oversight over information security, technology, and third party risk management.
●	Continued strong asset quality metrics with appropriate allowance coverage.
●	Regularly engaged with colleagues in our regions to reinforce our risk culture.
●	Provided strong leadership in our community development and CRA efforts.
●	Named one of the top 25 Most Powerful Women in Banking by American Banker.
●	Executive sponsor of the African American Business Resource Group.

Compensation for New CFO

Zachary J. Wasserman Chief Financial Officer

Zachary J. Wasserman joined Huntington as Chief Financial Officer and Senior Executive Vice President, effective November 4, 2019. Prior to commencing his role with Huntington, Mr. Wasserman served as senior vice president and chief financial officer for Visa, Inc. North America and Global Visa Consulting and Analytics.

The Compensation Committee approved a compensation package for Mr. Wasserman as follows:

●	Base salary equal to $625,000 subject to adjustment in accordance with the policies as in effect from time to time.
●	Eligible to participate in the 2020 Management Incentive Plan with a target award opportunity of 100% of base salary, and eligible to participate in the 2020 Long-Term Incentive Plan with a target award opportunity equal to 200% of base salary, consisting of a mix of stock options, restricted stock units and performance share units.
●	An executive agreement consistent with the executive agreements in place for other senior executive officers, to encourage retention in the event of a change in control.
●	Standard relocation benefits plus up to six months of temporary housing, plus a potential cash payment in the event a loss is incurred in connection with the sale of his current residence, in an amount not to exceed 10% of the original purchase price.
●	In order to compensate Mr. Wasserman for certain cash and equity payments and benefits which Mr. Wasserman forfeited as a result of accepting the opportunity with Huntington:
●	A cash signing bonus of $1,500,000 paid in January 2020;
●	An equity award in the form of restricted stock units with a grant value of $1,650,000 vesting over three years; and
●	A three-year cash payment of $50,000 per year commencing in May 2021.

2020 Proxy Statement     63

Compensation of Executive Officers

Recently Completed PSU Performance Cycles

2016 - 2018 Cycle. In April 2019, the Compensation Committee determined the final award values for the PSU awards granted in 2016, which had a three-year performance cycle that ended on December 31, 2018. These awards were paid in shares of stock reported on a Form 4 report filed for each participating executive officer. The metrics for this cycle were relative TSR targeted at the 50th percentile performance for the selected peer group and relative return on tangible common equity targeted at the 50th percentile averaged over the three years, all adjusted for significant items. During the period January 1, 2016 through December 31, 2018, relative ROTCE was above target performance, and relative TSR was below threshold performance.

2016 – 2018 Cycle (January 1, 2016 through December 31, 2018)

Metric	Target	Result
Relative TSR	50th percentile performance for the selected peer group	Below Threshold
Relative ROTCE	50th percentile averaged over the three years	Above Target
	Final Award	75% of Target

2017 - 2019 Cycle. December 31, 2019 marked the end of the three-year performance cycle for PSU awards granted in 2017. The Compensation Committee expects to certify the results and determine the final values for these PSU awards in April 2020. The metrics for this cycle were relative TSR targeted at the 50th percentile performance for the selected peer group and return on tangible common equity targeted at 14% (subject to scaling based on TCE ratio achievement) averaged over the three years, all adjusted for significant items. During the period January 1, 2017 through December 31, 2019, absolute adjusted ROTCE and relative TSR were both above target performance.

Other Policies & Practices

Stock Ownership & Holding Requirements

To reinforce the importance of stock ownership to the company’s compensation philosophy, the Compensation Committee has imposed ownership requirements since 2006. Executive officers subject to the policy are required to meet and maintain a dollar value of ownership based on a multiple of salary. Ownership levels are evaluated as of September 30 each year based on then current stock prices. The colleague’s current base salary is multiplied by his or her assigned multiple and compared to current holdings, valued based on a 30-day average closing stock price. After becoming subject to the guidelines, colleagues generally have five years to meet their ownership levels and thereafter must continue to meet the requirements on an on-going basis. Executive officers continue to be subject to a holding requirement equal to 50% of net shares received upon the exercises of a stock option or upon the release of full value awards. This amount of shares must be held until retirement or other departure from the company. The Compensation Committee may permit a discretionary hardship exemption from the ownership and / or holding requirements, on a case-by-case basis. Messrs. Steinour and Heller and Ms. Houston each exceeds his or her ownership guidelines. Mr. Wasserman is recently appointed, Mr. Harmening has been with the company for less than three years, and Mr. McCullough is retired and no longer subject to the ownership guidelines. In addition to the executive officers, stock ownership requirements extend to approximately 70 additional executive leaders and the shareholding requirements extend to approximately 1,200 additional senior leaders.

64    Huntington Bancshares Incorporated

Compensation of Executive Officers

NEO Ownership Compared to Guidelines

Executive	Multiple	Ownership Guideline	Market Value of Shares Owned(1)
Steinour	10X	$11,000,000	$92,608,662
Wasserman	3X	1,875,000	1,700,768
McCullough	N/A	N/A	N/A
Heller	3X	1,875,000	7,360,536
Harmening	3X	1,875,000	1,512,706
Houston	3X	1,875,000	7,463,555
(1)

Value of shares owned as reported in this column is based on the closing price of a share of Huntington common stock on December 31, 2019 ($15.08). Shares that count toward the share ownership requirement include unvested time-based RSUs and shares acquired and / or held: upon vesting or exercise of equity awards; pursuant to Huntington benefit plans; via open market purchase; and by an immediate family member sharing the same household.

Hedging & Pledging Prohibition

The Compensation Committee has a policy prohibiting hedging and pledging activity in equity securities of Huntington. The policy applies to Huntington’s directors, executive officers, other members of Huntington’s executive leadership team, and other officers subject to Section 16 of the Securities Exchange Act. The hedging and pledging prohibitions apply with respect to any shares of Huntington equity securities owned by the covered persons, directly or indirectly, whether granted by Huntington as compensation or otherwise acquired and held. Prohibited hedging activity includes purchasing financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to, or have the effect of, hedging or offsetting any decrease in the market value of Huntington securities. Huntington equity securities may not be pledged as collateral for a loan or held in a margin account.

Annual Long-Term Incentive Award Grant Practices

The 2018 Long-Term Incentive Plan permits the Compensation Committee to designate a grant date effective following the date of the committee action. The Committee has adopted a practice of granting equity awards on a pre-established date to avoid coinciding with quarterly trading blackouts. Since 2012 we have granted our annual long-term incentive awards effective May 1 each year. The exercise price for each stock option award is equal to the fair market value of a share of common stock on the grant date. Under the company’s stock plan, fair market value is generally defined as the closing price on the applicable date. We prohibit the repricing of stock options.

Recoupment / Clawback Policy

Our Recoupment / Clawback Policy (Recoupment Policy) is a tool for recovery of incentive compensation in appropriate situations to the extent permitted (or required) by law and by the company’s plans, policies, and agreements. In addition, we have included clawback provisions in incentive plans for executive officers and for all employees. Our NEOs are subject to recoupment and clawback as set forth below.

Incentive Compensation subject to possible clawback or recoupment includes:

(a)	any bonus or other cash incentive payment, including commissions, previously paid or payable, and
(b)	any equity compensation, vested or unvested (including without limitation, performance shares and performance share units, restricted stock and restricted stock units and stock options), and net proceeds of any exercised or vested equity awards.

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Compensation of Executive Officers

The policy is applicable to all colleagues, including the named executive officers. In general, situations that trigger a review under this policy involve behaviors or actions outside the bounds of the company’s overall risk appetite and governance structure. In determining whether to require reimbursement or forfeiture of an executive officer’s incentive compensation, the Compensation Committee shall take into account such considerations as it deems appropriate, such as the extent to which the employee’s actions or inactions were in violation of the code of conduct; whether the action or inaction could reasonably be expected to cause financial or reputational harm to the company; the egregiousness of the conduct; the tax consequences to the affected employee; and other factors as the Committee deems appropriate under the circumstances. For employees who are not executive officers, the decision to recoup or clawback incentive compensation is made by the CEO jointly with the Chief Human Resources Officer, and reported to the Committee.

Specific provisions apply in the event of a financial restatement. If it is determined by the board of directors that gross negligence, intentional misconduct or fraud by an employee or former employee caused or partially caused the company to have to restate all or a portion of its financial statements, the board, in its sole discretion, may, to the extent permitted by law and the company’s benefit plans, policies and agreements, and to the extent it determines in its sole judgment that it is in the best interests of the company to do so, require repayment of a portion or all of any incentive compensation if (1) the amount or vesting of the incentive compensation was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement; and (2) the amount or vesting of the Incentive Compensation would have been less had the financial statements been correct.

Further, pursuant to Section 954 of the Dodd-Frank Act, if the company is required to restate any of its financial statements because of a material financial reporting violation, the company shall recover the amount in excess of the incentive compensation payable under the company’s restated financial statements, or such other amount required under the Dodd-Frank Act or any other applicable law or policy. The company shall recover this amount from any current or former employee who received incentive compensation during the three-year period preceding the date on which the restatement is required, or from any other individual specified in the Dodd-Frank Act.

Stock Plans. We have forfeiture and recoupment provisions in the 2018 Long-Term Incentive Plan specific to awards under this plan. Except following a change in control event, should the Compensation Committee determine that a participant has committed a serious breach of conduct or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with us, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. If such conduct or activity occurs within three years following the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to us any gain realized or payment received upon exercise or payment of such award. A serious breach of conduct includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002. In addition, awards may be forfeited upon termination of employment for cause.

Annual Incentive Plan. The Management Incentive Plan (MIP) provides that if Huntington is required to restate any of its financial statements because of a material financial reporting violation, Huntington will recover the amount in excess of the award payable under Huntington’s restated financial statements, or such other amount required under the Dodd-Frank Act. In addition, if the Compensation Committee determines that a participant took unnecessary or excessive risk, manipulated earnings, or engaged in any misconduct described in our Recoupment Policy, the Committee may terminate the participant’s participation in the plan and require repayment of any amount previously paid in accordance with the Recoupment Policy, any other applicable policies and any other applicable laws and regulations.

66    Huntington Bancshares Incorporated

Compensation of Executive Officers

Benefits

Executive officers participate in the same broad-based benefit programs generally available to all colleagues. A limited number of additional benefits are offered to executive officers and certain other officers and are designed to represent a modest portion of total compensation. Following is a list of the additional benefits and compensation elements offered to executive officers during 2019.

Supplemental Savings: The NEOs were eligible to participate in a supplemental defined contribution plan that was frozen on December 31, 2019. This plan is further discussed following the Non-Qualified Deferred Compensation 2019 table below.

Deferred Compensation: Our Executive Deferred Compensation Plan, a non-qualified plan, provides a vehicle for participants to defer receipt of cash or stock to a time when taxes may be at a more personally beneficial rate and / or to save for long-term financial needs. This plan is discussed in more detail following the Non-Qualified Deferred Compensation 2019 table below.

Perquisites: A very limited number of perquisites are utilized at Huntington; they represent a small component of compensation. Through 2019 we offered an incurred expense reimbursement allowance for tax and financial planning to our NEOs, up to 2% of base salary per year. This practice has been discontinued beginning in 2020. For the chief executive officer, we provide security monitoring of his personal residence, and for security, personal safety, and efficiency, use of our cars and drivers and a corporate aircraft. Personal use of the corporate aircraft is in accordance with Huntington’s Aircraft Usage Policy. We also provide relocation benefits to senior level colleagues to facilitate transition when moving their residence to a new work location.

Employment Agreement: Only one executive officer, the CEO, has an employment agreement with us, which is described under “Mr. Steinour’s Employment Agreement” below.

Severance Arrangements: Huntington has change-in-control agreements, referred to as Executive Agreements, with our NEOs. The objectives of the Executive Agreements are to provide severance protections for the NEOs in the event of a qualifying termination of employment in connection with a change-in-control of Huntington and to encourage their continued employment in the event of any actual or threatened change-in-control of Huntington. The Executive Agreements are further described under “Potential Payments upon Termination or Change in Control” below.

(Frozen) Supplemental Pension: The CEO is a participant in the frozen pension plan and a frozen supplemental defined benefit plan (both were frozen on December 31, 2013). These plans are further discussed under the Pension Benefits 2019 table, below.

Tax & Accounting Considerations

Internal Revenue Code Section 162(m) generally places a $1 million limit on the amount of compensation a publicly-traded company can deduct in any one year for certain executive officers. Historically, including when we made compensation decisions with respect to taxable years that began before the taxable year beginning January 1, 2018, Code Section 162(m) contained an exception to the $1 million limit on deductibility for “performance-based” compensation. Regulations under Code Section 162(m) required several requirements to be satisfied in order for compensation to qualify as performance-based. Over the years we have worked to balance our compensation philosophy with the goal of achieving maximum deductibility under Code Section 162(m). Certain awards outstanding under the 2015 Long-Term Incentive Plan were structured so that awards for “covered officers” might qualify as performance-based compensation deductible for federal income tax purposes under Code Section 162(m). To maintain flexibility and the ability to pay competitive compensation, we did not require all compensation to be deductible.

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Compensation of Executive Officers

The “Tax Cuts and Jobs Act” eliminated the performance-based exception under Code Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers (including stock options) in excess of $1 million will not be deductible unless it qualifies for transition relief that applies to compensation paid under binding contracts that were in effect as of November 2, 2017. Because of the lack of regulatory and other guidance pertaining to the future interpretation of Code Section 162(m) and the transition rule, no assurance can be given that compensation intended to qualify for Code Section 162(m)’s performance-based exception in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Huntington’s business needs. Huntington will continue to evaluate the impact of the elimination of the performance-based exception and the impact of the transition rule on its compensation programs. In addition, the Compensation Committee may award compensation in the future that is not fully deductible under Code Section 162(m) if the Compensation Committee believes that such compensation packages will best attract, retain, and award successful executives and contribute to achievement of Huntington’s business objectives.

Huntington also takes into consideration Internal Revenue Code Section 409A with respect to non-qualified deferred compensation programs, and ASC 718, “Compensation - Stock Compensation” in administering its equity compensation program.

68     Huntington Bancshares Incorporated

Compensation of Executive Officers

Compensation Tables

Summary Compensation 2019

The following table sets forth the compensation paid by us and by our subsidiaries for each of the last three fiscal years ended December 31, 2019, to our principal executive officer, each person serving as principal financial officer during 2019, and the three other most highly compensated executive officers serving at the end of 2019.

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total(8)
Stephen D. Steinour Chairman, President and CEO	2019	1,100,000		3,374,985	1,125,000	1,425,000	196,578	267,122	7,488,685
	2018	1,100,000	—	3,749,981	1,250,000	2,025,000	0	431,934	8,556,915
	2017	1,100,000	—	4,076,187	749,998	2,000,000	155,293	598,492	8,679,970
Zachary J. Wasserman Chief Financial Officer and Senior Executive Vice President	2019	72,115		1,649,999				125,976	1,848,090
Howell D. McCullough III Former Chief Financial Officer and Senior Executive Vice President	2019	650,000		944,980	314,999	615,193	—	28,445	2,553,617
	2018	650,000	—	1,049,985	349,998	775,000	—	55,636	2,880,619
	2017	634,615	—	1,141,324	210,000	800,000	—	138,454	2,924,393

Paul G. Heller Chief Technology & Operations Officer, Senior Executive Vice President	2019	625,000	—	1,012,481	337,499	650,000	—	40,837	2,665,817
	2018	625,000	—	1,049,985	349,998	800,000	—	71,793	2,896,776
	2017	615,385	—	1,141,324	210,000	775,000	—	136,004	2,877,713

Andrew J. Harmening Consumer & Business Banking Director, Senior Executive Vice President	2019	625,000	600,000	944,980	314,999	625,000	—	40,745	3,150,724
	2018	615,385	650,000	899,989	300,000	720,000	—	56,537	3,241,911
	2017	383,077	250,000	611,415	112,498	720,000	—	48,486	2,125,476

Helga S. Houston Chief Risk Officer and Senior Executive Vice President	2019	615,385	—	1,012,453	337,499	510,000	—	27,860	2,503,197
	2018	600,000	—	899,989	300,000	735,000	—	64,360	2,599,349
	2017	580,769	—	978,275	179,997	700,000	—	106,647	2,545,688

(1)	Mr. Steinour also serves as Chairman, President and Chief Executive Officer of The Huntington National Bank. Mr. Wasserman replaced Mr. McCullough as Chief Financial Officer on November 4, 2019. Mr. Harmening joined The Huntington National Bank in May 2017 as Consumer and Business Banking Director and Senior Executive Vice President.

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Compensation of Executive Officers

(2)	In connection with Mr. Harmening joining Huntington in 2017, Mr. Harmening was offered a signing bonus in an aggregate amount of $1,500,000 to compensate him for lost opportunity with his previous employer. Mr. Harmening received $250,000 of his signing bonus in 2017, $650,000 in 2018, and $600,000 in 2019.
(3)	The amounts in this column are the grant date fair values of awards of restricted stock units and performance share units determined for accounting purposes in accordance with FASB ASC Topic 718. The performance share units are valued at target. The assumptions made in the valuation are discussed in Note 15 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for our financial statements for the year ended December 31, 2019. These awards were granted on May 1, 2019.

	Time-Vesting RSUs	Performance-Based PSUs (Target)	Total Stock Awards
Stephen D. Steinour	$899,993	$2,474,992	$3,374,985
Zachary J. Wasserman	1,649,999	—	1,649,999
Howell D. McCullough III	314,989	629,991	944,980
Paul G. Heller	337,489	674,992	1,012,481
Andrew J. Harmening	314,989	629,991	944,980
Helga S. Houston	337,475	674,978	1,012,453

The grant date value of the performance share units assuming the highest level of performance is set forth below.

Dollar Value of Performance Share Units at Maximum Performance
Stephen D. Steinour	$3,712,488
Zachary J. Wasserman	—
Howell D. McCullough III	944,987
Paul G. Heller	1,012,487
Andrew J. Harmening	944,987
Helga S. Houston	1,012,467
(4)	The amounts in this column are the grant date fair values of awards of stock options determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for the year ended December 31, 2019.

Risk-Free Interest Rate	2.41%
Expected Volatility	22.5%
Expected Term	6.5 years
Expected Dividend Yield	4.36%
(5)	The amounts in this column are the dollar value of annual incentive awards earned under the Management Incentive Plan for 2019. These awards are paid in cash up to the target award amount; any amount earned in excess of target would be paid in RSUs which vest in three equal annual increments from the date of grant.

	2019 MIP Award Value	Amount Paid in Cash	Amount Paid in RSUs
Stephen D. Steinour	1,425,000	1,425,000	—
Zachary J. Wasserman	—	—	—
Howell D. McCullough III	615,193	615,193	—
Paul G. Heller	650,000	650,000	—
Andrew J. Harmening	625,000	625,000	—
Helga S. Houston	510,000	510,000	—

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Compensation of Executive Officers

(6)	The amount in this column for the 2019 fiscal year represents the change in the actuarial present value of accumulated benefit from December 31, 2018 to December 31, 2019, under two defined benefit pension plans: the Retirement Plan and the Supplemental Retirement Income Plan, referred to as the SRIP. These plans were closed to new hires after December 31, 2009 and were frozen as of December 31, 2013. Benefits are based on levels of compensation and years of credited service as of December 31, 2013. The valuation method used to determine the present values, and all material assumptions applied, are discussed in Note 16 “Benefit Plans” of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2019. The change in present value for Mr. Steinour under each plan is detailed below. None of the other named executive officers are eligible to participate in these plans as they were employed after participation was closed to new hires. Additional detail about these plans is set forth in the discussion following the table of Pension Benefits 2019 below. There were no above-market or preferential earnings on non-qualified deferred compensation.

	Change in Present Value Retirement Plan	Change in Present Value SRIP	Total Change in Present Value
Stephen D. Steinour	$16,263	$180,315	$196,578
(7)

All other compensation as reported in this column includes: our contributions to the Huntington 401(k) Plan, a defined contribution plan, referred to as the 401(k) Plan, and our Supplemental 401(k) Plan; perquisites and personal benefits valued at incremental cost to us; and premiums for group term life insurance. These amounts are detailed below.

	Amounts Contributed to 401(k) Plan ($)	Amounts Contributed to Supplemental Plan ($)	Perquisites and Personal Benefits ($)	Group Term Life Insurance ($)	Total All Other Compensation ($)
Stephen D. Steinour	14,000	32,800	219,877	445	267,122
Zachary J. Wasserman	0	0	125,939	37	125,976
Howell D. McCullough III	13,200	14,800	0	445	28,445
Paul G. Heller	14,000	13,800	12,592	445	40,837
Andrew J. Harmening	14,000	13,800	12,500	445	40,745
Helga S. Houston	14,000	13,415	—	445	27,860

In the ordinary course of business, Huntington maintains a number of automobiles and has access to a corporate aircraft as needed to provide efficient and secure business transportation for senior management. When it is not otherwise needed for business travel, a corporate aircraft may be available to Mr. Steinour for personal usage for reasons of security, personal safety, and efficiency. The amount reported for Mr. Steinour includes the aggregate incremental cost to Huntington for personal use of a plane by Mr. Steinour during 2019. The incremental amount was based on an hourly rate and totaled $187,566 consisting of variable charges for crew, landing and parking, fuel and oil, radio maintenance and repairs, supplies and outside services. For efficiency and security Mr. Steinour is also permitted personal use of the automobiles, driven by Huntington security personnel, including for commuting, which permits him to work while traveling. The incremental cost of this usage to Huntington for 2019 was based on a rate per mile for fuel and maintenance and overtime costs for the drivers. Other perquisites and personal benefits for Mr. Steinour consisted of financial planning and security monitoring of his personal residence. Mr. Wasserman received standard relocation benefits plus a cash payment of $118,939 in connection with a loss incurred on the sale of his former residence. Perquisites and personal benefits for Mr. Heller consisted of financial planning and for Mr. Harmening consisted of financial planning and a gross-up for a non-cash award. Perquisites and personal benefits for Ms. Houston were less than $10,000 and are not included.

(8)	This column shows the total of all compensation for the fiscal year as reported in the other columns of this table.

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Compensation of Executive Officers

Grants of Plan-Based Awards 2019

The table below sets forth potential opportunities for annual cash incentive awards under the Management Incentive Plan and awards of RSUs, PSUs and stock options for 2019.

Name	Grant Date	Date of Board or Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen D. Steinour
Annual Incentive			962,500	1,925,000	3,850,000
PSUs	5/1/2019	4/17/2019				89,869	179,738	269,607				2,474,992
Options	5/1/2019	4/17/2019								589,005	13.77	1,125,000
RSUs	5/1/2019	4/17/2019							65,359			899,993
Zachary J. Wasserman
Annual Incentive			—	—	—
PSUs						—	—	—				—
Options										—	—	—
RSUs	11/4/2019	10/22/19							112,283			1,649,999
Howell D. McCullough III
Annual Incentive			373,750	747,500	1,495,000
PSUs	5/1/2019	4/17/2019				22,876	45,751	68,626				629,991
Options	5/1/2019	4/17/2019								164,921	13.77	314,999
RSUs	5/1/2019	4/17/2019							22,875			314,989
Paul G. Heller
Annual Incentive			359,375	718,750	1,437,500
PSUs	5/1/2019	4/17/2019				24,510	49,019	73,528				674,992
Options	5/1/2019	4/17/2019								176,701	13.77	337,499
RSUs	5/1/2019	4/17/2019							24,509			337,489
Andrew J. Harmening
Annual Incentive			359,375	718,750	1,437,500
PSUs	5/1/2019	4/17/2019				22,876	45,751	68,626				629,991
Options	5/1/2019	4/17/2019								164,921	13.77	314,999
RSUs	5/1/2019	4/17/2019							22,875			314,989
Helga S. Houston
Annual Incentive			307,692	615,385	1,230,769
PSUs	5/1/2019	4/17/2019				24,509	49,018	73,527				674,978
Options	5/1/2019	4/17/2019								176,701	13.77	337,499
RSUs	5/1/2019	4/17/2019							24,508			337,475
(1)	Each of the named executive officers, other than Mr. Wasserman, participated in the 2019 cycle of the Management Incentive Plan, our annual incentive plan. The award opportunities presented in the table are based on percentages of salary and threshold, target and maximum levels of corporate performance. Awards are subject to adjustment for individual and business unit performance. Actual awards earned for 2019 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation”.
(2)	Each of the named executive officers, other than Mr. Wasserman, is a participant in the PSU award cycle commencing in 2019. These columns reflect the potential number of PSUs to be vested upon satisfaction of the applicable performance conditions as of December 31, 2021, at threshold, target and maximum performance.
(3)	The Compensation Committee awarded RSUs to each of the named executive officers. These RSU awards vest over a period of four years, with 50% of the award vesting in year three and 50% of the award vesting in year four.
(4)	The Compensation Committee awarded stock options to each of the named executive officers, other than Mr. Wasserman. These stock options vest in four equal annual increments beginning one year from the date of grant.
(5)	Each stock option reported has a per share exercise price equal to the closing price of a share of Huntington common stock on the grant date, as reported on the Nasdaq Stock Market.
(6)	The amounts in this column are the grant date fair values, for accounting purposes, of the awards of PSUs (at target), RSUs and stock options determined in accordance with FASB ASC Topic 718.

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Compensation of Executive Officers

Outstanding Equity Awards at Fiscal Year-End 2019

The following table sets forth details about the unexercised stock options and unvested awards of RSUs and PSUs held by the named executive officers as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Yet Vested(#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested ($)(4)
Stephen D. Steinour	5/1/2013	558,552		7.0600	5/1/2020
	5/1/2014	311,097		9.0800	5/1/2021
	5/1/2015	277,237		10.8900	5/1/2025
	5/1/2016	251,439	83,814	10.0600	5/1/2026	94,469	1,424,585
	2/14/2017					27,774	418,827
	5/1/2017	133,451	133,452	13.0900	5/1/2027	145,702	2,197,180	208,146	3,138,841
	2/28/2018					15,893	239,663
	5/1/2018	121,124	363,372	14.8100	5/1/2028	71,667	1,080,731	197,085	2,972,047
	2/28/2019					26,853	404,943
	5/1/2019		589,005	13.7700	5/1/2029	66,733	1,006,327	183,515	2,767,410
Zachary J. Wasserman	11/4/2019					112,283	1,693,228
Howell D. McCullough III	4/9/2014	40,524		9.8700	4/9/2021
	5/1/2015	64,202		10.8900	5/1/2025
	5/1/2016	62,211	20,738	10.0600	5/1/2026	23,374	352,478
	2/14/2017					10,943	165,021
	5/1/2017	37,366	37,367	13.0900	5/1/2027	40,797	615,212	58,280	878,862
	2/28/2018					7,510	113,252
	5/1/2018	33,914	101,744	14.8100	5/1/2028	25,083	378,250	50,167	756,517
	2/28/2019					8,951	134,976
	5/1/2019		164,921	13.7700	5/1/2029	23,356	352,204	46,712	704,424
Paul G. Heller	5/1/2014	11,013		9.0800	5/1/2021
	5/1/2015	64,202		10.8900	5/1/2025
	5/1/2016	62,211	20,738	10.0600	5/1/2026	23,374	352,478
	2/14/2017					10,423	157,184
	5/1/2017	37,366	37,367	13.0900	5/1/2027	40,797	615,212	58,280	878,862
	2/28/2018					7,248	109,301
	5/1/2018	33,914	101,744	14.8100	5/1/2028	25,083	378,250	50,167	756,517
	2/28/2019					12,531	188,972
	5/1/2019		176,701	13.7700	5/1/2029	25,024	377,363	50,049	754,741
Andrew J. Harmening	5/1/2017	20,017	20,018	13.0900	5/1/2027	21,855	329,571	31,221	470,814
	2/28/2018					5,449	82,177
	5/1/2018	29,069	87,210	14.8100	5/1/2028	21,500	324,215	43,000	648,445
	2/28/2019					7,491	112,957
	5/1/2019		164,921	13.7700	5/1/2029	23,356	352,204	46,712	704,424

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Compensation of Executive Officers

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Yet Vested(#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested ($)(4)
Helga S. Houston	5/1/2014	17,001		9.0800	5/1/2021
	5/1/2015	58,365		10.8900	5/1/2025
	5/1/2016	54,435	18,145	10.0600	5/1/2026	20,451	308,408
	2/14/2017					10,771	162,425
	5/1/2017	32,028	32,028	13.0900	5/1/2027	34,968	527,317	49,955	753,315
	2/28/2018					5,414	81,645
	5/1/2018	29,069	87,210	14.8100	5/1/2028	21,500	324,214	43,000	648,445
	2/28/2019					9,667	145,775
	5/1/2019		176,701	13.7700	5/1/2029	25,023	377,347	50,048	754,726
(1)	Awards of stock options granted in 2014 through 2019 become exercisable in four equal annual increments from the date of grant and are fully vested on the fourth anniversary. The earlier awards of stock options reported in the table have all become exercisable and are fully vested.
(2)	The awards of RSUs granted on May 1st each year vest over a period of four years, with 50% of the award vesting in year three and 50% of the award vesting in year four. Each other award of RSUs reflected in this column, other than with respect to Mr. Wasserman, was granted in partial payment of annual incentive earned under the MIP and vests in 3 equal increments over a period of 3 years commencing on the first anniversary of the date of grant. Awards reflect the impact of dividend reinvestment.
(3)	The market value of the awards of RSUs that have not yet vested was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2019 ($15.08) by the number of units.
(4)	The PSUs reported in these columns will vest subject to achievement of the applicable performance goals as of the end of a three-year performance period. Each PSU is equal to one share of common stock. The number of PSUs and the market value reported were determined on the basis of achieving target performance goals. The market value of the PSUs was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2019 ($15.08) by the number of units. The PSUs granted on May 1, 2017 vested on December 31, 2019; awards will be released in April 2020 after final award values are determined and certified by the Compensation Committee. Awards reflect the impact of dividend reinvestment.

Option Exercises and Stock Vested 2019

The table below sets forth the number of shares that were acquired upon the exercise of options and the vesting of RSUs in 2019. Also included are shares acquired from the vesting of PSU awards for the cycle that ended December 31, 2018. These shares were released on April 17, 2019. Not reflected are shares to be received for the three-year PSU performance cycle that ended on December 31, 2019; the Compensation Committee expects to certify the results and determine the final award values in April 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen D. Steinour	469,055	3,294,410	427,877	5,929,913
Zachary J. Wasserman	—	—	—	—
Howell D. McCullough III	—	—	115,341	1,602,537
Paul G. Heller	67,725	385,355	112,835	1,567,165
Andrew J. Harmening	—	—	2,639	38,035
Helga S. Houston	—	—	100,756	1,399,953
(1)	The value realized upon exercise of options reflects the difference between the market value of the shares on the exercise date and the exercise price of the options. The value realized upon vesting of stock awards (RSUs and PSUs) was determined by multiplying the number of shares by the market value on the vesting date. Mr. Steinour deferred 338,926 shares, Mr. McCullough deferred 44,148 shares, and Ms. Houston deferred 20,494 shares, respectively, acquired upon vesting pursuant to the terms of the Executive Deferred Compensation Plan described below.

74       Huntington Bancshares Incorporated

Compensation of Executive Officers

Nonqualified Deferred Compensation 2019

During 2019 we maintained two plans under which executive officers may defer compensation on a non-qualified basis: the Supplemental 401(k) Plan (formerly the Supplemental Stock Purchase and Tax Savings Plan and Trust) referred to as the Supplemental Plan, and the Executive Deferred Compensation Plan, referred to as the EDCP. The Supplemental 401(k) Plan was frozen as of December 31, 2019. For each named executive officer, information about participation in the Supplemental Plan and the EDCP is contained in the table below.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Stephen D. Steinour
Supplemental Plan	44,000	32,800	260,343	0	1,134,353
EDCP	4,677,718	—	5,394,422	0	25,302,320
Zachary J. Wasserman(3)
Supplemental Plan	—	—	—	—	—
EDCP	—	—	—	—	—
Howell D. McCullough III
Supplemental Plan	26,000	14,800	72,141	0	337,437
EDCP	610,572	—	560,029	0	2,818,385
Paul G. Heller
Supplemental Plan	25,000	13,800	20,740	0	117,857
EDCP	187,500	—	36,575	0	252,518
Andrew J. Harmening
Supplemental Plan	25,000	13,800	11,934	0	87,296
EDCP	309,426	—	3,063	0	312,489
Helga S. Houston
Supplemental Plan	30,769	13,415	52,866	0	252,586
EDCP	282,976	—	309,050	0	1,481,167
(1)	The employer matching contributions were made after year-end. These amounts are also reported in the Summary Compensation Table under “All Other Compensation”.
(2)	The year-end balances in this column reflect the employer matching contributions under the Supplemental Plan for 2019 made after year-end, and reflect the impact of employer matching contributions made and reported as compensation for the named executive officers for 2017 and 2018 in the Summary Compensation Table under “All Other Compensation” as follows: $66,001 for Mr. Steinour, $35,877 for Mr. McCullough, $33,577 for Mr. Heller, $22,769 for Mr. Harmening, and $24,923 for Ms. Houston.
(3)	Mr. Wasserman was not eligible to participate in the Supplemental Plan in 2019 and did not defer any compensation into the EDCP in 2019.

The Supplemental 401(k) Plan

The purpose of the Supplemental Plan, which was frozen as of December 31, 2019, was to provide a supplemental savings program for eligible employees (as determined by the Compensation Committee) who may otherwise be limited by Internal Revenue Code limits to the Huntington 401(k) Plan, a tax qualified 401(k) plan referred to as the 401(k) Plan. Eligible individuals could elect to participate in the Supplemental Plan and

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Compensation of Executive Officers

designate the percentage of base pay to be contributed to the Supplemental Plan — between 1% and 75% of base pay — prior to the beginning of each Plan year. All contributions to the Supplemental Plan were made on a pre-tax basis. We then matched contributions up to 100% on the first 4% of base compensation over the 401(k) Plan eligible compensation. Under the Supplemental Plan, employee contributions could be invested in any of the available investment alternatives similar to the 401(k) Plan. Our matching contributions were invested in Huntington common stock but could be diversified at any time. A participant cannot receive a distribution of any part of their Supplemental Plan account until his or her employment terminates. Once employment terminates, shares of common stock in a participant’s account are to be distributed to the participant in-kind. Distributions from the Supplemental Plan are subject to federal and state income tax withholding.

The Executive Deferred Compensation Plan

The EDCP provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards. An election to defer can only be made on an annual basis and is generally irrevocable. Generally, contributions to this plan consist of compensation deferred by the participants. Deferrals of common stock are held as common stock until distribution. Cash amounts deferred will accrue interest, earnings, and losses based on the performance of the investment option selected by the participant and tracked by a book-keeping account. Contributions can be invested in investment options similar to those available under the 401(k) Plan.

At the time of each deferral election, a participant elects the method and timing of account distribution to be effective upon a separation of service. In addition, a participant may elect an in-service distribution. Accounts distributed upon a separation of service may be distributed in a single lump sum payment or in installments. A participant may request a hardship withdrawal prior to a separation of service. In addition, for amounts earned and vested on or before December 31, 2004, a participant may obtain an in-service withdrawal subject to a 10% penalty and suspension of future contributions for at least 12 months. Cash that is deferred is paid out in cash, except that any cash that is invested in our common stock at the time of distribution is distributed in shares. Common stock that is deferred is distributed in kind.

The table below sets forth the rate of return for the one-year period ending December 31, 2019 for each of the investment options under the Supplemental Plan and the EDCP.

AF EUROPAC GROWTH R6	27.40%	VANG INST TR 2020	17.69%
FID EXTD MKT IDX	28.00%	VANG INST TR 2025	19.67%
FID US BOND IDX	8.48%	VANG INST TR 2030	21.14%
FID 500 INDEX	31.47%	VANG INST TR 2035	22.56%
FID TOTAL INTL IDX	21.48%	VANG INST TR 2040	23.93%
HUNTINGTON STOCK	31.74%	VANG INST TR 2045	25.07%
PGIM TOTAL RTN BD R6	11.13%	VANG INST TR 2050	25.05%
PIM LOW DUR INST	4.47%	VANG INST TR 2055	25.06%
TRP INST SM CAP STK	33.96%	VANG INST TR 2060	25.13%
VANG EQUITY INC ADM	25.35%	VANG INST TR 2065	25.15%
VANG INFL PROT ADM	8.16%	VANG INST TR INCOME	13.20%
VANG GROWTH IDX ADM	37.23%	VANG TREASURY MM	2.14%
VANG INST TR 2015	14.88%	VANG WELLINGTON ADM	22.61%

76       Huntington Bancshares Incorporated

Compensation of Executive Officers

Pension Benefits 2019

Huntington’s Retirement Plan and Supplemental Retirement Income Plan, the SRIP, were frozen as of December 31, 2013. Only employees hired before January 1, 2010, are eligible to participate in these plans, as frozen. Mr. Steinour is the only named executive officer participating in both of these plans. The table below presents information for the named executive officers under the Retirement Plan and the SRIP.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Stephen D. Steinour
	Retirement Plan	5.0000	155,869	0
	SRIP	5.0000	1,143,277	0
Zachary J. Wasserman
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Howell D. McCullough III
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Paul G. Heller
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Andrew J. Harmening
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Helga S. Houston
	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
(1)	Years of credited service reported in the table are the final years of credited service, frozen as of December 31, 2013.
(2)	This column reflects the actuarial present value of the executive officer’s accumulated benefit under the Retirement Plan and the SRIP as of December 31, 2019. The valuation method used to determine the benefit figures shown, and all material assumptions applied, are discussed in Note 16 “Benefit Plans” of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2019.

The NEOs other than Mr. Steinour were hired after January 1, 2010 and are not eligible to participate in the Retirement Plan. Eligibility for participation in the SRIP is limited to employees eligible to participate in the Retirement Plan who (a) have been nominated by the Compensation Committee; and (b) earn compensation in excess of the limitation imposed by Internal Revenue Code Section 401(a)(17) or whose benefit exceeds the limitation of Code Section 415(b).

Benefits under both the Retirement Plan and the SRIP are based on levels of compensation and years of credited service. Benefits under the SRIP, however, are not limited by Code Sections 401(a)(17) and 415(b). Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2019, this limit was $280,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 2019, this amount was $225,000.

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The benefit formula under the Retirement Plan was previously revised for benefits earned beginning on January 1, 2010. While the change did not affect the benefit earned under the Retirement Plan through December 31, 2009, there was a reduction in future benefits. The benefit earned in the Retirement Plan prior to January 1, 2010 is based on compensation earned in the five consecutive highest years of service. For service on and after January 1, 2010 and through December 31, 2013, the benefit earned in the Retirement Plan is based on compensation earned each year. For executives who are eligible for retirement or early retirement, the benefit earned in the SRIP is based on compensation earned in the five consecutive highest years of service and the Retirement Plan formula in effect on December 31, 2009. For executives who are not eligible for retirement or early retirement, the accrued benefit under the SRIP is based on the Retirement Plan formula in effect on and after January 1, 2010. Compensation consists of base salary and 50% of overtime, bonuses, incentives and commissions paid pursuant to plans with a measurement period of one year or less. Bonuses are taken into account in the year paid rather than earned. A participant who is at least 55 years of age with at least 10 years of service may retire and receive an early retirement benefit, reduced to reflect the fact that he or she will be receiving payments over a longer period of time. Mr. Steinour is eligible for early retirement under the Retirement Plan and the SRIP.

The years of credited service have been capped for participants to the actual years of service with us through December 31, 2013, the date the plans were frozen. The maximum years of credited service recognized by the Retirement Plan and the SRIP is 40.

Benefit figures shown are computed on the assumption that participants retire at age 65, the normal retirement age specified in the plans. The normal form of benefit under the Retirement Plan is a life annuity. The Retirement Plan offers additional forms of distribution that are actuarially equivalent to the life annuity. Benefits with a present value greater than the applicable dollar limit under Code Section 402(g) ($19,000 for 2019) are paid from the SRIP in the form of a life annuity. The SRIP also offers additional forms of distribution that are actuarially equivalent to the life annuity. Benefits with a present value equal to or less than the applicable dollar limit under Code Section 402(g) are paid in the form of a lump sum distribution.

Payments upon Termination of Employment or Change in Control

Each of our named executive officers has a change in control agreement with us referred to as an Executive Agreement. The purposes of these agreements are to encourage retention of our key executives and to provide protection from termination related to a change in control of our company. These agreements do not include a “golden parachute” excise tax gross-up provision or a right to terminate employment as a result of a change-incontrol. In addition, these agreements contain restrictions relating to the disclosure of confidential information and competing with Huntington (three-year non-competition for the chief executive officer, and one-year non-competition for the other named executive officers, post termination).

Huntington has an employment agreement with Mr. Steinour pursuant to which Mr. Steinour will continue to serve as Huntington’s president and chief executive officer through December 31, 2022. The agreement was entered into as of December 1, 2012, for an initial term that ended on December 31, 2016, subject to three-year renewal periods upon expiration of the initial term and each renewal term, unless either party gives timely notice of nonrenewal. Mr. Steinour’s employment agreement provides for certain payments to him upon termination in certain situations other than a change in control.

In addition, each of the named executive officers has outstanding RSU awards and PSU awards which may be subject to accelerated vesting upon involuntary termination (not for cause), death, or disability.

78       Huntington Bancshares Incorporated

Compensation of Executive Officers

Executive Agreements

Under the Executive Agreements, change in control generally includes:

●	the acquisition by any person of beneficial ownership of 25% or more of our outstanding voting securities;
●	a change in the composition of the board of directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;
●	a merger involving our company where our shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;
●	the dissolution of our company; and
●	a disposition of assets, reorganization, or other corporate event involving our company which would have the same effect as any of the above-described events.

Under each Executive Agreement, we, or our successor, will provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer’s death or disability or for cause):

●	by us, at any time within 24 months after a change in control;
●	by us, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer’s termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer’s termination;
●	by the executive officer voluntarily with good reason at any time within 24 months after a change in control of our company; and
●	by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer’s termination.

Good reason generally means the assignment to the executive officer of duties which are materially different from such duties prior to the change in control, a reduction in such officer’s salary or benefits, or a demand to relocate to an unacceptable location, made by us or our successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer’s determination of good reason will be conclusive and binding upon the parties if made in good faith.

In addition to any accrued salary and annual cash incentive payable as of termination, severance payments and benefits under the Executive Agreements consist of:

●	a lump-sum cash payment equal to three times annual base salary for the chief executive officer and two and one-half times annual base salary for each of the other named executive officers;
●	a lump-sum cash payment equal to three times for the chief executive officer, and two and one-half times for the other named executive officers, of the greater of the executive’s target annual incentive award for the calendar year during which the change in control occurs or the immediately preceding calendar year, provided the executive was a participant in the Management Incentive Plan during the calendar year, or the immediately preceding calendar year;
●	a pro-rata annual incentive award paid upon a change in control under the Management Incentive Plan based on either the actual level of year-to-date performance, or the target award as a percent of base salary for the plan year preceding the change in control, whichever is greater, in accordance with the terms of the Management Incentive Plan;

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●	36 months of continued insurance benefits for the chief executive officer, and 30 months for the other named executive officers;
●	fees for outplacement services for the executive up to a maximum amount equal to 15% of the executive’s annual base salary plus reimbursement for job search travel expenses up to $5,000;
●	stock options, restricted stock, RSU, and PSU awards under our stock and incentive plans become vested according to the terms of the plans; and
●	other benefits to which the executive was otherwise entitled including perquisites, benefits, and service credit for benefits.

The Executive Agreements also provide for 36 months of additional service credited for purposes of retirement benefits for the chief executive officer and 30 months for the other named executive officers. Because the Retirement Plan and the SRIP were frozen as of December 31, 2013, this provision will not operate to increase accrued benefits under these plans. Additional service and compensation earned after the freeze date are not included in the calculation of benefits under the Executive Agreements. The additional service period will count for purposes of determining vesting or entitlement to early retirement benefits under these plans. The chief executive officer is the only NEO participating in the Retirement Plan and the SRIP.

The Executive Agreements have a best-net-benefit clause which replaced the excise tax gross-ups. If an executive triggers the excise tax, the individual will either be “cut-back” to an amount that is $1 less than such amount that would cause the excise tax, or the executive will have the opportunity to pay the excise tax himself, depending on the result that provides the better after-tax result.

For a period of five years after any termination of the executive officer’s employment, we will provide the executive officer with coverage under a standard directors’ and officers’ liability insurance policy at our expense, and will indemnify, hold harmless, and defend the officer to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the officer in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of our company or any subsidiary.

In the event an executive officer is required to enforce any of the rights granted under his Executive Agreement, we, or our successor, will pay the cost of counsel (legal and accounting). In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due in connection with any action taken to enforce such officer’s rights under the Executive Agreement.

As a condition to receiving the payments and benefits under the Executive Agreements, the executive officer will be required to execute a release. Severance benefits payable in a lump sum will be paid not later than 45 business days following the date the executive’s employment terminates, subject to applicable laws and regulations.

The Executive Agreements are extended annually and are subject to an extension for 24 months upon a change in control. An Executive Agreement will terminate if the executive officer’s employment terminates under circumstances that do not trigger benefits under the agreement. We may elect not to renew an agreement upon 30 days prior written notice.

The estimated payments and benefits that would be paid in the event each named executive officer terminated employment on December 31, 2019 and became entitled to benefits under his or her Executive Agreement are set forth below. For purposes of quantifying these benefits, we assumed that a change in control occurred on December 31, 2019 and that the executive officer’s employment was terminated on that date without cause. The closing price of a share of our common stock on December 31, 2019, the last business day of the year, was $15.08.

80       Huntington Bancshares Incorporated

Compensation of Executive Officers

Name	Cash Severance/ Retention(1)	Pro-Rata Bonus Value(2)	Total Out- placement Value(3)	Total Welfare Value(4)	Additional Retirement Value(5)	Performance Contingent Equity Value(6)	Time-Based Equity Accel. Value(7)	Scale Back Amount, if Applicable(8)	Final Benefit(9)
Steinour	$9,075,000	$1,650,000	$170,000	$57,075	$0	$11,831,423	$8,328,278	$0	$31,111,776
Wasserman	3,125,000	0	98,750	49,281	0	0	1,693,228	0	4,966,259
McCullough	3,493,750	650,000	102,500	49,668	0	3,131,446	2,533,375	(83,062)	9,877,677
Heller	3,359,375	650,000	98,750	62,226	0	3,206,922	2,616,174	(551,269)	9,442,178
Harmening	3,359,375	625,000	98,750	56,110	0	2,411,302	1,480,553	0	8,031,090
Houston	3,125,000	600,000	98,750	59,834	0	2,910,506	2,336,981	(1,009,545)	8,121,526
(1)	Multiple of base salary and target annual incentive, payable in a lump sum.
(2)	Reflects bonuses as payable under the terms of the Management Incentive Plan for a change-in-control.
(3)	Reflects 15% of base salary plus $5,000 for job search travel.
(4)	Reflects 36 and 30-months of benefits for the CEO and other named executive officers, respectively.
(5)	Value of additional 36 and 30 months of credited service under the SRIP for the CEO and other named executive officers, respectively. Mr. Steinour is the only named executive officer participating in that plan. He has ten years of vesting / eligibility service and has attained early retirement eligibility as of December 31, 2019. As a result, there is no additional benefit to him as a result of the change-in-control.
(6)	For performance share units (PSUs), prorated values of the 2017 and 2018 awards, and full values of the 2019 awards based on the estimated performance as of December 31, 2019; includes dividend equivalents.
(7)	In-the-money value of time-based unvested stock options and RSUs; includes dividend equivalents.
(8)	Mr. Steinour would not be subject to excise taxes if terminated following a change-in-control of Huntington on December 31, 2019; Messrs. McCullough and Heller and Ms.Houston would be in a better after-tax position by scaling their respective payments back to the Safe Harbor; and Messrs. Harmening and Wasserman would be in a better after-tax position when paying the excise tax liability themselves.
(9)	The total benefit to the executive under a change-in-control of the company and termination of employment.

Mr. Steinour’s Employment Agreement

Mr. Steinour’s employment agreement provides for certain payments upon a termination of his employment without “cause” or for “good reason” (each as defined in the agreement). The potential payments under these agreements are described and quantified below.

Upon termination without “cause” or for “good reason”, Mr. Steinour is entitled to payment of the following amounts:

●	accrued amounts consisting of unpaid base salary through termination, earned but unpaid annual incentive payments for the prior period, accrued and unused paid time off, and incurred but unreimbursed business expenses;
●	a pro-rata incentive payment in respect of the fiscal year of the company in which the date of termination occurs, with such amount to equal the amount determined by the Compensation Committee based on the company’s actual performance for the fiscal year in which the date of termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the company’s executive officers; and
●	a severance payment equal to two times his annual base salary and the higher of the target incentive payment for the year of termination or the incentive payment paid or payable with respect to the prior fiscal year; and

Mr. Steinour would also be entitled to payment and provision of any other amounts or benefits to which he was otherwise entitled.

If Mr. Steinour had terminated employment with us without “cause” or for “good reason” as of December 31, 2019, he would have been entitled to, in addition to accrued amounts and benefits, a pro rata annual incentive payment equal to $1,425,000 and a severance payment equal to $6,250,000.

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Compensation of Executive Officers

If Mr. Steinour had terminated employment as of December 31, 2019, due to death or disability, he or his estate would have been entitled to a pro rata annual incentive payment for the year of termination (based on the company’s actual performance for the fiscal year in which the date of termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the company’s executive officers) equal to $1,425,000 and accrued obligations and benefits.

If Mr. Steinour had terminated employment as of December 31, 2019 without “good reason” and due to his retirement, he would have been entitled to a pro rata annual incentive payment for the year of termination equal to $1,425,000.

Severance benefits and payments are subject to execution and non-revocation of a release of claims.

RSUs and PSUs — Potential Accelerated Vesting

Each of the named executive officers has outstanding RSU awards and PSU awards which are subject to full or partial accelerated vesting upon involuntary termination (not for cause), death, or disability. The table below sets forth the value of the shares and accumulated dividends that would have been payable under outstanding grants of RSUs and PSUs to the respective officers upon involuntary termination (not for cause), death or disability as of December 31, 2019.

Name	Award Type(1)	For Cause(2)	Involuntary Termination (Not for Cause)(3)	Death(4)	Disability(5)
Stephen D. Steinour	RSU	—	$6,772,255	6,772,255	6,772,255
	PSU	—	8,878,298	8,878,298	8,878,298
Howell D. McCullough III	RSU	—	2,111,393	2,111,393	2,111,393
	PSU	—	2,339,803	2,339,803	2,339,803
Zachary J. Wasserman	RSU	—	94,069	1,693,228	1,693,228
	PSU	—	0	0	0
Paul G. Heller	RSU	—	905,991	2,178,760	1,570,162
	PSU	—	1,634,807	2,390,120	1,634,807
Andrew J. Harmening	RSU	—	348,363	1,201,124	653,926
	PSU	—	1,137,923	1,823,683	1,137,923
Helga S. Houston	RSU	—	801,623	1,927,132	1,357,584
	PSU	—	1,437,193	2,156,486	1,437,199
(1)	In the event accelerated vesting applies to a prorated award rather than the full award, the proration is based on the number of months from the grant date to the month of termination. For PSUs awarded prior to 2018, proration is calculated on the target number of shares, subject to adjustment at the end of the performance cycle when the shares would be released along with all other PSU awards for the same cycle. Starting with 2018 PSU awards, PSUs are prorated at target and adjusted to reflect the lesser of target or the most recent performance result reported to the Compensation Committee. Dividends for awards granted on or after May 1, 2015 are reinvested and accumulated as additional award shares.
(2)	There is full forfeiture of any unvested awards in the event of termination for cause.
(3)	Involuntary termination (not for cause) results in accelerated vesting of a prorated number of shares unless the executive meets the “normal retirement” provisions which result in continued vesting post-termination.
(4)	Termination in the event of death results in acceleration in full for all awards granted on or after May 1, 2016. PSUs granted on and after May 1, 2016 that are subject to accelerated vesting due to termination in the event of death are not subject to adjustment at the end of the performance cycle.
(5)	Termination due to disability results in accelerated vesting of a prorated number of shares for all awards granted after May 1, 2017; awards granted between May 1, 2016 and April 30, 2017 provide for acceleration of vesting in full.

82       Huntington Bancshares Incorporated

Compensation of Executive Officers

Pay Ratio Disclosure

We are providing this disclosure pursuant to a rule adopted by the SEC implementing a mandate of the Dodd-Frank Act. The rule requires disclosure of the median annual total compensation of all employees, excluding the CEO, the annual total compensation of the CEO, and the ratio of these amounts. For purposes of this disclosure, annual total compensation for both the median employee and the CEO is determined in accordance with the definition of annual total compensation as disclosed in the Summary Compensation Table.

In accordance with the rule, we are using the same median employee identified in the proxy statement for last year’s, and the year before’s, annual meeting of shareholders because there has been no change in our employee population or our employee compensation arrangements that resulted in a significant change of the pay distribution to our employee population, or would significantly impact the pay ratio disclosure. The median employee was determined from among the company’s employees (excluding the CEO) using a consistently applied compensation measure. The consistently applied compensation measure was 2017 W-2 Box 1 data as reflected in the company’s payroll records for each colleague (full-time, part-time, seasonal or temporary, and on long-term leave, but excluding the CEO) employed as of December 29, 2017. The median employee provides customer service in the commercial banking division.

The median employee’s annual total compensation for 2019 was determined for purposes of this disclosure. This ratio is a reasonable estimate calculated in a manner consistent with SEC Regulation S-K Item 402(u).

Median Employee Annual Total Compensation	$61,717
CEO Annual Total Compensation	$7,488,685
Ratio	121.3:1

2020 Proxy Statement       83

Proposals by Shareholders for 2021 Annual Meeting

If a shareholder wishes to submit a proposal for possible inclusion in our annual meeting proxy statement and form of proxy for our 2021 annual meeting, the proposal must be submitted to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The Secretary must receive your proposal on or before the close of business on November 13, 2020.

In addition, our bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of our board of directors, and (2) the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who wishes to nominate a candidate for election as a director should request a copy of these bylaw provisions by sending a written request addressed to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. To be timely, such advance notice must set forth all information required under the bylaws and must be delivered to the Secretary at this address not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2021 annual meeting, unless the date of the meeting is before March 24, 2021 or after May 21, 2021, such notice must be received between October 14, 2020, and November 13, 2020.

84       Huntington Bancshares Incorporated

General Information About the Meeting

Proxy Statement

We are providing this proxy statement in connection with the solicitation by the board of directors of Huntington Bancshares Incorporated, a Maryland corporation, of proxies to be voted at our 2020 annual meeting of shareholders to be held on April 22, 2020, and at any adjournment. We are sending or making this proxy statement available to our shareholders on or about March 12, 2020.

Voting Procedures

Holders of common stock at the close of business on February 18, 2020, are entitled to vote at the annual meeting. As of that date, there were 1,022,976,353 shares of common stock outstanding and entitled to vote. Holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock are not entitled to vote.

Each holder of common stock is entitled to cast one vote on each matter submitted at the annual meeting for each share of stock held of record at the close of business on February 18, 2020. The shares represented by a properly submitted proxy will be voted as directed provided we receive the proxy prior to or at the meeting. A properly executed proxy without specific voting instructions will be voted FOR Proposal 1 — Election of Directors, FOR Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm and FOR Proposal 3 — Advisory Approval of Executive Compensation. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

You may vote by executing and returning your proxy card in the envelope provided, or by voting electronically over the internet or by telephone. Please refer to the proxy card for information on voting electronically. If you attend the meeting, you may vote in person and the proxy will not be used.

We are not currently aware of any matters that may properly be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

2020 Proxy Statement     85

General Information About the Meeting

Revoking Your Proxy

If your common stock is held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our secretary in writing before the proxies vote your common stock at the meeting, deliver later dated proxy instructions, or attend the meeting and vote your shares in person.

Expenses of Solicitation

We will pay the expenses of this proxy solicitation, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to their customers who are beneficial owners. In addition to soliciting proxies by mail and via the Internet, our employees may also solicit proxies by telephone and in person. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of expenses.

Vote Required

A quorum is required to conduct business at the annual meeting. Shareholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting, present in person or by proxy, will constitute a quorum. Proposal 1: a nominee for election to the board of directors at a meeting of shareholders at which a quorum is present will be elected only if the number of votes cast “for” such nominee’s election exceeds the total number of votes cast “against” or affirmatively “withheld” as to such nominee’s election; provided, however, that if, on either the date of the company’s proxy statement for the meeting or on the date of the meeting, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting. Each of Proposals 2 and 3 requires the affirmative vote of a majority of all votes cast on the matter by the holders of common stock at a meeting at which a quorum is present.

Broker Voting

Under the laws of Maryland, our state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Brokers are no longer permitted to vote on the election of directors or on matters related to executive compensation without instructions from their customers. Broker non-votes and abstentions will have no effect on the election of any director or the approval of the other matters described above since they are not counted as votes cast at the meeting, but votes affirmatively “withheld” from the election of any nominee will have the effect of a vote against that nominee’s election as a director.

86     Huntington Bancshares Incorporated

Other Matters

As of the date of this proxy statement, we know of no other business that may properly be brought before the meeting other than procedural matters relating to the proposals described in this proxy statement. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in the discretion of such persons.

Huntington’s 2019 Annual Report was furnished to shareholders concurrently with this proxy material. Huntington’s Form 10-K for 2019 will be furnished, without charge, to Huntington shareholders upon written request to Investor Relations, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. In addition, Huntington’s Form 10-K for 2019 and certain other reports filed with the Securities and Exchange Commission can be found on the Investor Relations pages of Huntington’s website at www.huntington.com.

If you are an employee of Huntington or its affiliated entities and are receiving this proxy statement as a result of your participation in the Huntington 401(k) Plan you must provide voting instructions to the plan trustee. A proxy and instruction card, has been provided so that you may instruct the trustee how to vote your shares held under this plan.

The Securities and Exchange Commission has adopted “householding” rules which permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, notices of internet availability of proxy materials, and annual reports (annual meeting materials) with respect to two or more shareholders sharing the same address by delivering one copy of annual meeting materials to these shareholders. Unless we have received contrary instructions, we will deliver only one copy of the annual meeting materials to multiple security holders sharing an address. If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will deliver promptly upon request additional copies of the annual meeting materials. Please contact our transfer agent, Computershare, to receive additional copies of the annual meeting materials. Also please contact Computershare if you would like to request separate copies of future annual meeting materials, or if you are receiving multiple copies of annual meeting materials and you would like to request delivery of just one copy. You may contact Computershare by telephone at (877) 282-1168 or by mail at Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

®, Huntington®, Huntington®, Huntington.Welcome.® and Huntington Financial Advisors® are federally registered service marks of Huntington Bancshares Incorporated. Third-party product, service and business names are trademarks and/or service marks of their respective owners.

2020 Proxy Statement     87

Appendix A: Non-GAAP Reconciliation

Operating Leverage Reconciliation

The following table reconciles our adjusted operating leverage. The adjusted operating leverage measure excludes the effect of certain items, as specified in the table. We believe that this measure is useful to investors because it provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

(in millions)	2019 Actual	2018 Actual	Y/Y Change
Net interest income	$3,213	$3,189
FTE adjustment	26	30
FTE net interest income	$3,239	$3,219	$20	0.6%
Noninterest income	$1,454	$1,321
Less: Securities gains (losses)	(24)	(21)
Less: Net gain (loss) MSR hedging	14	(1)
Adjust noninterest income	$1,464	$1,343	$121	9.0%
Adjusted total revenue	$4,703	$4,562	$141	3.1%
Noninterest expense	$2,721	$2,647	$74	2.8%

88     Huntington Bancshares Incorporated

Awards and Recognitions

●	One of America’s Most Responsible Companies 2020 by Newsweek.
●	Received a 100 percent score on the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ-inclusive workplace policies, benefits, and practices - 2020, 2019, 2018, 2017, 2016, 2015, and 2014.
●	Ranked highest in Customer Satisfaction with Mobile Banking Apps in the 2019 U.S. Banking Mobile Apps Satisfaction Study by J.D. Power.*
●	Ranked highest in Customer Satisfaction with Online Banking in the 2019 U.S. Online Banking Satisfaction Study by J.D. Power.*
●	Ranked highest in Customer Satisfaction with Small Business Banking in the Midwest, 3 out of 4 Years (2016, 2018, & 2019) in the U.S. Small Business Satisfaction Study by J.D. Power.*
●	One of the Best Employers for New Grads 2019 by Forbes.
●	One of the Global 2000 - World’s Best Employers 2019 (second consecutive year) by Forbes.
●	One of the Best Employers for Women 2019 (second consecutive year) by Forbes.
●	One the Best Employers for Diversity 2020 (third consecutive year) by Forbes.
●	Great Place to Work Certified 2019.
●	One of the Best Places to Work for Disability Inclusion with a 100 percent score on the Disability Equality Index (DEI) - 2019, 2018, and 2017.
●	Recognized as one of the Best Employers: Excellence in Health & Well-Being by The National Business Group on Health.
●	Top 100 Equipment Finance Firm by Monitor.
●	#1 Nationally for SBA 7(a) Loan Origination by Volume (2nd year in a row).
●	#1 SBA 7(a) originator by volume within footprint states (11th consecutive year).
●	A FORTUNE® 2019 Best Workplaces for Diversity**

*	For J.D. Power 2019 award information, visit jdpower.com/awards
**

From FORTUNE. © 2020 FORTUNE Media IP Limited All rights reserved. Used under license. FORTUNE® is a registered trademark of FORTUNE Media IP Limited and is used under license. FORTUNE and FORTUNE Media IP Limited are not affiliated with, and do not endorse products or services of, The Huntington National Bank.

Online
Go to www.envisionreports.com/HBAN or scan the QR code — login details are located in the shaded bar below.

Annual Meeting Proxy and Instruction Notice

Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 22, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/HBAN

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/HBAN.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 13, 2020 to facilitate timely delivery.

2 N O T	C O Y

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Annual Meeting Proxy and Instruction Notice

The 2020 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Wednesday, April 22, 2020, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, or such other place or by means as the Board may determine, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:

01 - Lizabeth Ardisana	02 - Alanna Y. Cotton	03 - Ann B. Crane	04 - Robert S. Cubbin
05 - Steven G. Elliott	06 - Gina D. France	07 - J. Michael Hochschwender	08 - John C. Inglis
09 - Katherine M. A. Kline	10 - Richard W. Neu	11 - Kenneth J. Phelan	12 - David L. Porteous
13 - Stephen D. Steinour

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2020.

3.	Advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the proxy statement.

4.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 and 3.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy and instruction card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/HBAN. Click Cast Your Vote or Request Materials.

—	Phone – Call us free of charge at 1-866-641-4276.

—	Email – Send an email to investorvote@computershare.com with “Proxy Materials Huntington Bancshares” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 13, 2020.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/HBAN or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Annual Meeting Proxy and Instruction Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:
01 - Lizabeth Ardisana	02 - Alanna Y. Cotton	03 - Ann B. Crane	04 - Robert S. Cubbin	05 - Steven G. Elliott
06 - Gina D. France	07 - J. Michael Hochschwender	08 - John C. Inglis	09 - Katherine M. A. Kline	10 - Richard W. Neu
11 - Kenneth J. Phelan	12 - David L. Porteous	13 - Stephen D. Steinour

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10	11	12	13
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2020.	☐	☐	☐	3.	Advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐

4.	Any other business that properly comes before the meeting.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Huntington Bancshares Incorporated

Proxy Solicited by the Board of Directors for Annual Meeting — April 22, 2020
Instruction Card to Plan Trustee

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), hereby appoints Kenneth K. Bellaire, Elizabeth B. Moore, and Erin F. Siegfried, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, or such other place or by means as the Board may determine, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 and 3.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020; AND FOR THE ADVISORY RESOLUTION TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF EXECUTIVES AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Participants in the Huntington 401(K) Plan: This card also constitutes voting instructions to the Trustee of the Huntington 401(K) Plan (the “Plan”), Fidelity Management Trust Company. IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE THE PARTICIPANT’S SHARES IN THE SAME PROPORTION ON EACH PROPOSAL AS IT VOTES THE SHARES CREDITED TO PARTICIPANTS’ ACCOUNTS FOR WHICH IT HAS RECEIVED VOTING INSTRUCTIONS.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address — Please print new address below.